Exhibit 10.14

CREDIT AGREEMENT
dated as of September 9, 2025
among
RIO GRANDE LNG PHASE 1 FINCO, LLC,
as the P1 FinCo Borrower,
RIO GRANDE LNG PHASE 2 FINCO, LLC,
as the P2 FinCo Borrower,
MUFG BANK, LTD.,
as the FinCo Administrative Agent,
HSBC BANK USA, N.A.,
as the FinCo Collateral Agent,
THE T4 FINCO LC ISSUING BANKS AND T4 FINCO LENDERS
PARTY TO THIS AGREEMENT FROM TIME TO TIME,
and for the benefit of
BANCO SANTANDER, S.A., NEW YORK BRANCH, BARCLAYS BANK PLC, DEUTSCHE BANK AG, NEW YORK BRANCH, HSBC BANK USA, N.A., INTESA SANPAOLO S.P.A., NEW YORK BRANCH, MIZUHO BANK, LTD., MUFG BANK, LTD., NATIONAL BANK OF CANADA, ROYAL BANK OF CANADA, AND THE BANK OF NOVA SCOTIA, HOUSTON BRANCH
as the Coordinating Lead Arrangers

TABLE OF CONTENTS
Page
1.1.    Defined Terms    2
1.2.    Principles of Interpretation    2
1.3.    UCC Terms    3
1.4.    Accounting and Financial Determinations    3
1.5.    Divisions    4
1.6.    Rates    4
2.    COMMITMENTS    5
2.1.    T4 FinCo Commitments    5
3.    T4 FINCO CASH LOAN BORROWING    5
3.1.    Amount of T4 FinCo Cash Borrowings    5
3.2.    Notice of T4 FinCo Cash Loan Borrowings    5
3.3.    Borrowing of T4 FinCo Cash Loans    7
3.4.    Termination or Reduction of T4 FinCo Commitments    7
3.5.    Funding of T4 FinCo Cash Loans    8
4.    LETTERS OF CREDIT    10
4.1.    T4 FinCo LCs    10
4.2.    T4 FinCo LC Disbursement Notice    12
4.3.    T4 FinCo LC Payment Obligations    13
4.4.    Liability of T4 FinCo LC Issuing Banks and the T4 FinCo Lenders    14
4.5.    Disbursement Procedures    14
4.6.    Replacement of T4 FinCo LC Issuing Banks    14
4.7.    Cash Collateralization    15
5.    REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES    16
5.1.    Repayment of T4 FinCo Loans    16
5.2.    Interest Payment Dates    16
5.3.    Interest Rates    17
5.4.    Conversion Options    18
5.5.    Post-Maturity Interest Rates; Default Interest Rates    19
5.6.    Interest Rate Determination    19
5.7.    Computation of Interest and Fees    19
5.8.    Optional Prepayment    20

5.9.    Mandatory Prepayment    22
5.10.    Time and Place of Payments    24
5.11.    Borrowings and Payments Generally    25
5.12.    Fees    26
5.13.    Pro Rata Treatment    27
5.14.    Sharing of Payments    27
5.15.    Defaulting Lender and Defaulting Issuing Bank Waterfall    28
5.16.    Defaulting Lender and Defaulting Issuing Bank Cure    29
5.17.    Termination of FinCo Secured IR Hedge Transactions in Connection with Mandatory Prepayments    30
5.18.    Termination of FinCo Secured IR Hedge Transactions in Connection with Voluntary Prepayments    30
5.19.    T5 Incremental Debt Commitments    31
5.20.    Extension of Maturity Date    32
6.    SOFR, BENCHMARK, AND TAX PROVISIONS    32
6.1.    Illegality    32
6.2.    Inability to Determine Rates    33
6.3.    Increased Costs    34
6.4.    Obligation to Mitigate; Replacement of Lenders    36
6.5.    Funding Losses    38
6.6.    Taxes    38
6.7.    Benchmark Replacement Setting    43
7.    REPRESENTATIONS AND WARRANTIES    45
7.1.    General    45
7.2.    Existence    45
7.3.    Financial Condition    45
7.4.    Action    45
7.5.    No Breach    46
7.6.    Material Government Approvals    46
7.7.    Proceedings    46
7.8.    Environmental Matters    46
7.9.    Taxes    47
7.10.    Tax Status    47
7.11.    ERISA; ERISA Event    47

7.12.    Nature of Business    47
7.13.    FinCo Security Documents    48
7.14.    Ownership    48
7.15.    Investment Company Act of 1940    48
7.16.    Regulations T, U and X    49
7.17.    Disclosure    49
7.18.    Absence of Default    50
7.19.    Solvency    50
7.20.    Legal Name and Place of Business    50
7.21.    Ranking    50
7.22.    Anti-Corruption Laws, Anti-Terrorism, and Money Laundering Laws    50
7.23.    Sanctions    51
7.24.    Accounts    51
7.25.    No Material Adverse Effect    51
7.26.    Compliance with Government Rules    51
8.    CONDITIONS PRECEDENT    51
8.1.    Conditions to Closing Date    51
8.2.    Conditions to T4 FinCo Cash Loans and T4 FinCo LCs    54
9.    AFFIRMATIVE COVENANTS    55
9.1.    Maintenance of Existence, Etc.    55
9.2.    Taxes    55
9.3.    Books, Records and Inspections; Accounting and Audit Matters    55
9.4.    Compliance with Government Rules, Etc.    56
9.5.    Tax Status    56
9.6.    Interest Rate Hedging    56
9.7.    Separateness    57
9.8.    Closing Date Equity Contributions    57
10.    NEGATIVE COVENANTS    57
10.1.    Nature of Business    58
10.2.    Fundamental Changes    58
10.3.    Asset Sales    58
10.4.    Restrictions on FinCo Borrower Indebtedness    58
10.5.    Interest Rate Hedging Agreements    60
10.6.    Transactions with Affiliates; Settlements    60

10.7.    Subject JVCo and Lower-Tier Intermediate Entity Covenants    61
10.8.    Use of Proceeds    62
10.9.    Distributions    62
10.10.    Historical DSCR    63
10.11.    Accounts    64
10.12.    GAAP    64
10.13.    Margin Stock    64
10.14.    Sanctions    65
10.15.    Liens    65
11.    REPORTING COVENANTS    65
11.1.    Financial Statements    65
11.2.    Notice of Defaults, Events of Default and Other Events    66
11.3.    DSCR Certificates    67
11.4.    Commodity Forecasts    67
11.5.    Other Information    67
12.    EVENTS OF DEFAULT    68
12.1.    Non-Payment of FinCo Secured Obligations    68
12.2.    Cross-Acceleration    68
12.3.    Breaches of Covenant    69
12.4.    Breach of Representation or Warranty    69
12.5.    Bankruptcy    70
12.6.    Litigation    70
12.7.    Illegality or Unenforceability    70
12.8.    Project Events of Default    70
12.9.    Designated Offtake Agreements; Major Project Documents    71
12.10.    Required Export Authorizations; Major Government Approvals    71
12.11.    Change of Control    71
12.12.    ERISA Events    71
12.13.    Liens    72
12.14.    FERC Remand Satisfaction Date    72
12.15.    Term Conversion    72
13.    REMEDIES    72
13.1.    Acceleration Upon Bankruptcy    72
13.2.    Acceleration Upon Other Event of Default    72

13.3.    Action Upon Event of Default    73
13.4.    Application of Proceeds    74
14.    THE FINCO ADMINISTRATIVE AGENT    75
14.1.    Appointment and Authority    75
14.2.    Rights as a T4 FinCo Lender or T4 FinCo LC Issuing Bank    76
14.3.    Exculpatory Provisions    76
14.4.    Reliance by FinCo Administrative Agent    77
14.5.    Delegation of Duties    78
14.6.    Request for Indemnification by the T4 FinCo Lenders    78
14.7.    Resignation or Removal of FinCo Administrative Agent    78
14.8.    No Amendment to Duties of FinCo Administrative Agent Without Consent    80
14.9.    Non-Reliance on FinCo Administrative Agent and T4 FinCo Lenders    80
14.10.    Coordinating Lead Arrangers’ Duties    80
14.11.    Copies    80
14.12.    Erroneous Payments.    81
15.    MISCELLANEOUS PROVISIONS    85
15.1.    Amendments, Etc.    85
15.2.    Entire Agreement    87
15.3.    Governing Law; Jurisdiction; Etc.    88
15.4.    Assignments    89
15.5.    Benefits of Agreement    97
15.6.    Costs and Expenses    97
15.7.    Counterparts; Effectiveness    99
15.8.    Indemnification    99
15.9.    Interest Rate Limitation    102
15.10.    No Waiver; Cumulative Remedies    102
15.11.    Notices and Other Communications.    103
15.12.    Patriot Act Notice    105
15.13.    Payments Set Aside    105
15.14.    Right of Setoff    106
15.15.    Severability    107
15.16.    Survival    107
15.17.    Treatment of Certain Information; Confidentiality    107
15.18.    Waiver of Consequential Damages, Etc.    109
v

15.19.    Waiver of Litigation Payments    110
15.20.    Reinstatement    110
15.21.    No Recourse    110
15.22.    Collateral and Intercreditor Agreement    111
15.23.    Termination    111
15.24.    No Fiduciary Duty    111
15.25.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    112
15.26.    Cashless Settlement.    112
15.27.    Restricted Lenders    113
15.28.    Co-Borrower Relationship    113
15.29.    Acknowledgment Regarding Any Supported QFCs    116

APPENDICES

Appendix I	-	Definitions

SCHEDULES

Schedule 1	-	Knowledge Parties
Schedule 2	-	Lenders, Commitments and T4 FinCo LC Sublimit
Schedule 5.1(a)	-	Amortization Schedule
Schedule 7.7	-	Proceedings
Schedule 7.8	-	Environmental Matters
Schedule 9.7	-	Separateness
Schedule 15.4(j)	-	Disqualified Institutions
Schedule 15.11	-	Notice Information
EXHIBITS

Exhibit A	-	Form of T4 FinCo Note
Exhibit B-1	-	Form of T4 FinCo LC Request for Issuance
Exhibit B-2	-	Form of T4 FinCo LC
Exhibit C	-	Form of T4 FinCo Cash Loan Borrowing Notice
Exhibit D-1	-	Form of Lender Assignment Agreement
Exhibit D-2	-	Form of Affiliated Lender Assignment Agreement
Exhibit E-1	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F	-	Dutch Auction Procedures
Exhibit G	-	Base Case Forecast
Exhibit H	-	T4 FinCo LC Disbursement Notice

This CREDIT AGREEMENT (this “Agreement”), dated as of September 9, 2025, is by and among:
(1)    RIO GRANDE LNG PHASE 1 FINCO, LLC, a Delaware limited liability company (the “P1 FinCo Borrower”);
(2)    RIO GRANDE LNG PHASE 2 FINCO, LLC, a Delaware limited liability company (the “P2 FinCo Borrower”, together with the P1 FinCo Borrower, the “FinCo Borrowers”);
(3)    MUFG BANK, LTD., as the FinCo Administrative Agent;
(4)    HSBC BANK USA, N.A., as the FinCo Collateral Agent;
(5)    each of the T4 FinCo LC Issuing Banks and T4 FinCo Lenders from time to time party hereto;
each a “Party” and together the “Parties”;
and for the benefit of BANCO SANTANDER, S.A., NEW YORK BRANCH, BARCLAYS BANK PLC, DEUTSCHE BANK AG, NEW YORK BRANCH, HSBC BANK USA, N.A., INTESA SANPAOLO S.P.A., NEW YORK BRANCH, MIZUHO BANK, LTD., MUFG BANK, LTD., NATIONAL BANK OF CANADA, ROYAL BANK OF CANADA, AND THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as the Coordinating Lead Arrangers.
WHEREAS:
(A)    (i) the P1 FinCo Borrower indirectly owns, through the P1 Intermediate Entities, an interest in the P1 Project, (ii) the P2 FinCo Borrower indirectly owns, through the P2 Member and the T4 Lower-Tier Intermediate Entities, an interest in the T4 Project, and (iii) as of the Closing Date, the P2 FinCo Borrower indirectly owns, through the P2 Member and the T5 Lower-Tier Intermediate Entities, the T5 Project;
(B)    the FinCo Borrowers have requested that the T4 FinCo Lenders establish a credit facility upon the terms and conditions set forth herein, pursuant to which (i) the T4 FinCo LC Issuing Banks will issue T4 FinCo LCs which, upon the drawing thereof, shall result in T4 FinCo LC Loans and (ii) the T4 FinCo Lenders will provide the T4 FinCo Cash Loans to finance T4 Permitted Uses;
(C)    after the Closing Date, the FinCo Borrowers may incur T5 Incremental Debt to fund T5 Permitted Uses;
(D)    the FinCo Borrowers have granted certain security in the Collateral for the benefit of the FinCo Secured Parties pursuant to the FinCo Collateral Documents; and
(E)    the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks are willing to make the credit facility described herein available upon and subject to the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:
[Signature Page to FinCo Credit Agreement]

1.    DEFINITIONS AND INTERPRETATION
1.1.    Defined Terms
Unless otherwise defined herein in Appendix I, capitalized terms used herein shall have the meanings provided in the Collateral and Intercreditor Agreement.
1.2.    Principles of Interpretation
(a)    In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)    the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;
(ii)    references to “Articles”, “Sections”, “Schedules”, “Exhibits”, and “Appendices” are references to sections of, and schedules, exhibits and appendices to, this Agreement;
(iii)    references to “assets” includes property, revenues, and rights of every description (whether real, personal, or mixed and whether tangible or intangible);
(iv)    references to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)    references to any Government Rule includes any amendment or modification to such Government Rule, and all regulations, rulings, and other Government Rules promulgated under such Government Rule;
(vi)    except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth herein;
(vii)    references to any Party or party to any other document or agreement shall include its successors and permitted assigns;
(viii)    words importing the singular include the plural and vice versa;
(ix)    words importing the masculine include the feminine and vice versa;
(x)    the words “include”, “includes”, and “including” are not limiting;
(xi)    references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xii)    references to “months” shall mean calendar months and references to “years” shall mean calendar years; and

(xiii)    unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York.
(b)    This Agreement is the result of negotiations among, and has been reviewed by all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any Party hereto.
(c)    Unless a contrary intention appears, a term used in any notice given under or in connection herewith has the same meaning as in this Agreement.
(d)    If any term is defined herein and has a different definition in any other FinCo Financing Document, then such term shall have the definition set forth herein until the Credit Agreement Discharge Date for purposes of this Agreement and all other FinCo Financing Documents (it being understood that the term herein shall benefit solely the parties hereto and shall not benefit the FinCo Secured Parties to any other FinCo Financing Document). For the avoidance of any doubt, if this Section 1.2(d) applies, the compliance by the FinCo Borrowers with the provisions of all other FinCo Financing Documents shall be determined using the defined term set forth herein and not in such other FinCo Financing Documents and the FinCo Borrowers shall not be permitted to take any action or permit any circumstance to subsist if such action or circumstance would not be permitted by any other FinCo Financing Document, as interpreted using the defined term set forth herein. This Section 1.2(d) shall cease to apply on the Credit Agreement Discharge Date.
1.3.    UCC Terms
Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.
1.4.    Accounting and Financial Determinations
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any FinCo Financing Document, then such ratio or requirement shall be modified in a manner determined as soon as reasonably practicable and in good faith by the FinCo Borrowers and set forth in a written notice to the FinCo Administrative Agent that preserves the original intent thereof in light of such change in GAAP; provided, that (a) such modification shall not take effect until agreed to by the FinCo Administrative Agent, (b) until so modified, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the FinCo Borrowers shall provide to the FinCo Administrative Agent financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, and (c) upon the agreement between the FinCo Administrative Agent and the FinCo Borrowers as to such modification, this Agreement shall be deemed amended to the extent necessary to give effect to such modification without the consent of any Party hereto.

1.5.    Divisions
For all purposes under the FinCo Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.6.    Rates
The FinCo Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor, or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor, or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Benchmark, or any other Benchmark prior to its discontinuance or unavailability or (b) the effect, implementation, or composition of any Conforming Changes. The FinCo Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Benchmark, any alternative, successor, or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the FinCo Borrowers. The FinCo Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate or the Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the FinCo Borrowers, any T4 FinCo Lender, or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental, or consequential damages, costs, losses, or expenses (whether in tort, contract, or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.    COMMITMENTS
2.1.    T4 FinCo Commitments
(a)    T4 FinCo LCs. Subject to the terms and conditions set forth herein, each T4 FinCo LC Issuing Bank agrees to issue T4 FinCo LCs during the T4 FinCo Availability Period in accordance with Article 4 to support the obligations of the T4 Senior Pledgor to make T4 Equity Contributions in accordance with the T4 Financing Documents.
(b)    T4 FinCo Cash Loans. Subject to the terms and conditions set forth herein, each T4 FinCo Lender, severally and not jointly, shall make T4 FinCo Cash Loans to the FinCo Borrowers during the T4 FinCo Availability Period, in an aggregate outstanding principal amount not in excess of such T4 FinCo Lender’s Available T4 FinCo Drawable Commitment.

3.    T4 FINCO CASH LOAN BORROWING
3.1.    Amount of T4 FinCo Cash Borrowings
(a)    After giving effect to the making of any T4 FinCo Cash Loans, the aggregate outstanding principal amount of all T4 FinCo Loans shall not exceed the Available Aggregate T4 FinCo Drawable Commitment at such time.
(b)    Each T4 FinCo Cash Loan Borrowing shall be in an amount specified in a T4 FinCo Cash Loan Borrowing Notice delivered pursuant to Section 3.2.
(c)    Proceeds of the T4 FinCo Cash Loans shall be used solely for (i) the payment of transaction fees and expenses, (ii) the payment of interest in respect of the T4 FinCo Loans, (iii) capital contributions by the P2 FinCo Borrower through the P2 Member to make equity contributions by the P2 Member to the T4 JVCo for further contributions to the T4 Liquefaction Owner (the “T4 Equity Contributions”), (iv) the funding, in cash, of the T4 FinCo Loan DSRA, and (v) the payment of other costs and expenses of the FinCo Borrowers and their subsidiaries in an amount not to exceed, together with the proceeds of any T5 Incremental Debt for such purpose, $1,000,000 per annum; provided, that, on and after the T4 Term Conversion Date, proceeds of the T4 FinCo Cash Loans shall be used solely for the purposes in clauses (i) and (ii) of this Section 3.1(c) (collectively, the “T4 Permitted Uses”).
3.2.    Notice of T4 FinCo Cash Loan Borrowings
(a)    From time to time, subject to the limitations set forth in Section 2.1, the FinCo Borrowers may request a T4 FinCo Cash Loan Borrowing by delivering to the FinCo Administrative Agent and the FinCo Collateral Agent a properly completed T4 FinCo Cash Loan Borrowing Notice, no later than 11:00 a.m., New York City time, on or before the third U.S. Government Securities Business Day prior to the proposed Borrowing Date in the case of T4 FinCo Cash Loans that are SOFR Loans and on or before the first Business Day prior to the proposed Borrowing Date in the case of T4 FinCo Cash Loans that are Base Rate Loans.
(b)    Each T4 FinCo Cash Loan Borrowing Notice delivered pursuant to this Section 3.2 shall refer to this Agreement and specify:
(i)    the amount of such requested T4 FinCo Cash Loan Borrowing;
(ii)    the requested date of such T4 FinCo Cash Loan Borrowing (which shall be a Business Day);
(iii)     whether the requested T4 FinCo Cash Loan Borrowing shall be deposited into the T4 Construction Account, the T4 FinCo Loan DSRA, or the FinCo Revenue Collection Account (and, if deposited in the FinCo Revenue Collection Account, include a certification that such T4 FinCo Cash Loan Borrowing is required for T4 Permitted Uses (other than T4 Equity Contributions));
(iv)    Whether the requested T4 FinCo Cash Loan Borrowing is of SOFR Loans or Base Rate Loans; and

(v)    that each of the conditions precedent to such T4 FinCo Cash Loan Borrowing has been satisfied or waived as required hereunder.
(c)    The currency specified in a T4 FinCo Cash Loan Borrowing Notice must be Dollars.
(d)    The amount of the proposed T4 FinCo Cash Loan Borrowing must be an amount that is no more than the undisbursed Available Aggregate T4 FinCo Drawable Commitment and (i) not less than $500,000 and an integral multiple of $100,000 or (ii) if the undisbursed Available Aggregate T4 FinCo Drawable Commitment is less than $500,000, equal to the undisbursed Available T4 FinCo Drawable Commitment.
(e)    The FinCo Administrative Agent shall promptly (and in any event on the same Business Day, or, if such T4 FinCo Cash Loan Borrowing Notice is delivered to the FinCo Administrative Agent later than 1:00 p.m., New York City time, on the following Business Day) advise each T4 FinCo Lender that has a T4 FinCo Commitment of any T4 FinCo Cash Loan Borrowing Notice delivered pursuant to this Section 3.2, together with each such T4 FinCo Lender’s share of the requested T4 FinCo Cash Loan Borrowing (based on such T4 FinCo Lender’s T4 FinCo Commitment Percentage).
(f)    If no election as to whether the requested T4 FinCo Cash Loan Borrowing is of SOFR Loans or Base Rate Loans, then the requested T4 FinCo Cash Loan Borrowing shall be Base Rate Loans.
3.3.    Borrowing of T4 FinCo Cash Loans
Subject to Section 3.1 and Section 3.2, on the proposed date of each T4 FinCo Cash Loan Borrowing, each T4 FinCo Lender shall make a T4 FinCo Cash Loan in the amount of its T4 FinCo Commitment Percentage of such T4 FinCo Cash Loan Borrowing by wire transfer of immediately available funds to the FinCo Administrative Agent, not later than 1:00 p.m., New York City time, and the FinCo Administrative Agent shall transfer and deposit the amounts so received as set forth in Section 3.1(c); provided, that if a T4 FinCo Cash Loan Borrowing does not occur on the proposed Borrowing Date because any condition precedent to such requested T4 FinCo Cash Loan Borrowing herein specified has not been met, the FinCo Administrative Agent shall return the amounts so received to each T4 FinCo Lender without interest as soon as possible.
3.4.    Termination or Reduction of T4 FinCo Commitments
(a)    All unused T4 FinCo Commitments, if any, shall be automatically and permanently terminated on the earlier of (i) the last day of the T4 FinCo Availability Period and (ii) the FERC Remand Longstop Date if the FERC Remand Satisfaction Date has not occurred by such date.
(b)    Subject to Section 3.4(c), the FinCo Borrowers may, upon at least three Business Days’ notice to the FinCo Administrative Agent (which shall promptly notify each T4 FinCo Lender and each T4 FinCo LC Issuing Bank), terminate in whole or reduce ratably in part, without premium or penalty, such portions of the T4 FinCo Commitments; provided, that any such partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, further, that any such cancelation prior to the T4 Term Conversion Date shall only be permitted if either (i) the

FinCo Borrowers have not borrowed any T4 FinCo Cash Loans, the T4 FinCo LC Issuing Banks have not issued any T4 FinCo LCs, and the FinCo Borrowers terminate the T4 FinCo Commitments in whole or (ii) the FinCo Borrowers certify to the FinCo Administrative Agent that the funds under the cancelled T4 FinCo Commitments are not reasonably expected to be necessary to (A) fund (x) the portion attributable to the P2 Member of the obligation to fund T4 Equity Contributions in accordance with the T4 Financing Documents and (y) the FinCo Borrowers’ obligations to pay Debt Service hereunder and (B) provide credit support on behalf of the T4 Senior Pledgor to satisfy the T4 Senior Pledgor’s share of the obligations to maintain credit support pursuant to the T4 Financing Documents.
(c)    The T4 FinCo Commitments may not be terminated or reduced if, after giving effect to any concurrent prepayment of the T4 FinCo Loans, the total T4 FinCo LC Exposure would exceed the unfunded T4 FinCo Commitment.
(d)    All T4 FinCo Commitments, if any, shall be terminated upon the occurrence of an Event of Default if required pursuant to Section 13.1 or Section 13.2 in accordance with the terms thereof.
(e)    Any termination or reduction of the T4 FinCo Commitments pursuant to this Section 3.4 shall be permanent. Each reduction of the T4 FinCo Commitments shall be made ratably among the T4 FinCo Lenders in accordance with their T4 FinCo Commitment Percentage.
3.5.    Funding of T4 FinCo Cash Loans
(a)    Subject to Section 6.4, each T4 FinCo Lender may (without relieving the FinCo Borrowers of their obligation to repay a T4 FinCo Loan in accordance with the terms of this Agreement and the T4 FinCo Notes) at its option fulfill its T4 FinCo Commitments with respect to any such T4 FinCo Cash Loan by causing any domestic or foreign branch or Affiliate of such T4 FinCo Lender to make such T4 FinCo Cash Loan.
(b)    Unless the FinCo Administrative Agent has been notified in writing by any T4 FinCo Lender prior to a proposed Borrowing Date that such T4 FinCo Lender will not make available to the FinCo Administrative Agent its portion of the T4 FinCo Cash Loan Borrowing proposed to be made on such date, the FinCo Administrative Agent may assume that such T4 FinCo Lender has made such amounts available to the FinCo Administrative Agent on such date and the FinCo Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the FinCo Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the FinCo Administrative Agent by such T4 FinCo Lender and the FinCo Administrative Agent has made such amount available to the FinCo Borrowers, the FinCo Administrative Agent shall be entitled to recover on demand from such T4 FinCo Lender such corresponding amount plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the FinCo Administrative Agent to the FinCo Borrowers to the date such corresponding amount is recovered by the FinCo Administrative Agent at an interest rate per annum equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the FinCo Administrative Agent in accordance with banking industry rules on interbank compensation. If such T4 FinCo Lender pays such corresponding amount (together with such interest), then such corresponding amount so paid shall constitute such T4 FinCo Lender’s T4 FinCo Cash Loan included in such T4 FinCo Cash Loan Borrowing. If such T4 FinCo Lender does not pay such corresponding amount forthwith upon the FinCo Administrative Agent’s demand, the FinCo Administrative Agent shall promptly notify the FinCo Borrowers and the FinCo Borrowers shall promptly repay such corresponding amount to the FinCo Administrative Agent plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the FinCo Administrative Agent to the FinCo Borrowers to the date such corresponding amount is recovered by the FinCo Administrative Agent at an interest rate per annum equal to the Base Rate plus the Applicable Margin. If the FinCo Administrative Agent receives payment of the corresponding amount from the FinCo Borrowers and such T4 FinCo Lender, the FinCo Administrative Agent shall promptly remit to the FinCo Borrowers such corresponding amount. If the FinCo Administrative Agent receives payment of interest on such corresponding amount from the FinCo Borrowers and such T4 FinCo Lender for an overlapping period, the FinCo Administrative Agent shall promptly remit to the FinCo Borrowers the amount of such interest paid by the FinCo Borrowers for such period. Nothing herein shall be deemed to relieve any T4 FinCo Lender from its obligation to fulfill its T4 FinCo Commitments hereunder and any payment by either FinCo Borrower pursuant to this Section 3.5(b) shall be without prejudice to any claim either FinCo Borrower may have against a T4 FinCo Lender that shall have failed to make such payment to the FinCo Administrative Agent. The failure of any T4 FinCo Lender to make available to the FinCo Administrative Agent its portion of the T4 FinCo Cash Loan Borrowing shall not relieve any other T4 FinCo Lender of its obligations, if any, hereunder to make available to the FinCo Administrative Agent its portion of the T4 FinCo Cash Loan Borrowing on the date of such T4 FinCo Cash Loan Borrowing, but no T4 FinCo Lender shall be responsible for the failure of any other T4 FinCo Lender to make available to the FinCo Administrative Agent such other T4 FinCo Lender’s portion of the T4 FinCo Cash Loan Borrowing on the date of any T4 FinCo Cash Loan Borrowing. A notice of the FinCo Administrative Agent to any T4 FinCo Lender or the FinCo Borrowers with respect to any amounts owing under this Section 3.5(b) shall be conclusive, absent manifest error.
(c)    Each of the T4 FinCo Lenders shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the FinCo Borrowers to such T4 FinCo Lender resulting from each T4 FinCo Loan made by such T4 FinCo Lender, including the amounts of principal and interest payable and paid to such T4 FinCo Lender from time to time hereunder.
(d)    The FinCo Administrative Agent shall maintain at the FinCo Administrative Agent’s office (i) a copy of any Lender Assignment Agreement or Affiliated Lender Assignment Agreement delivered to it pursuant to Section 15.4 and (ii) a register for the recordation of the names and addresses of the T4 FinCo Lenders, and all the T4 FinCo Commitments of, and principal amount of and interest on the T4 FinCo Loans owing and paid to, each T4 FinCo Lender pursuant to the terms hereof from time to time and of amounts received by the FinCo Administrative Agent from the FinCo Borrowers and whether such amounts constitute principal, interest, fees, or other amounts and each T4 FinCo Lender’s share thereof (the “Register”). The Register shall be available for inspection by the FinCo

Borrowers, any T4 FinCo Lender, and any T4 FinCo LC Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.
(e)    The entries made by the FinCo Administrative Agent in the Register or the accounts maintained by any T4 FinCo Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided, that the failure of any T4 FinCo Lender or the FinCo Administrative Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of either FinCo Borrower to repay the T4 FinCo Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any T4 FinCo Lender and the accounts and records of the FinCo Administrative Agent in respect of such matters, the accounts and records of the FinCo Administrative Agent shall control in the absence of manifest error.
(f)    Each FinCo Borrower agrees that in addition to such accounts or records described in Section 3.5(d) and Section 3.5(e), the T4 FinCo Loans made by each T4 FinCo Lender shall, upon the request of any T4 FinCo Lender, be evidenced by one or more T4 FinCo Notes duly executed on behalf of each FinCo Borrower and shall be dated the Closing Date (or, if later, the date of any request therefor by a T4 FinCo Lender). Each such T4 FinCo Note shall have all blanks appropriately filled in, and shall be payable to such T4 FinCo Lender and its registered assigns in a principal amount equal to the T4 FinCo Commitment of such T4 FinCo Lender; provided, that each T4 FinCo Lender may attach schedules to its respective T4 FinCo Notes and endorse thereon the date, amount, and maturity of its respective T4 FinCo Loans and payments with respect thereto.
4.    LETTERS OF CREDIT
4.1.    T4 FinCo LCs
(a)    Subject to the terms and conditions set forth herein, the FinCo Borrowers shall, on the FERC Remand Satisfaction Date, simultaneously deliver to each T4 FinCo LC Issuing Bank a Request for Issuance of a T4 FinCo LC. Upon receipt of such Request for Issuance and subject to the satisfaction (or waiver) of the applicable conditions precedent in Section 8.2, each T4 FinCo LC Issuing Bank shall issue, extend, modify, or amend a T4 FinCo LC in an amount not to exceed the amount such that after giving effect to such issuance, extension, modification, or amendment, (i) the aggregate of the T4 FinCo LC Exposure and the principal amount of all T4 FinCo Loans outstanding does not exceed the Aggregate T4 FinCo Commitment, (ii) the aggregate T4 FinCo LC Exposure of each T4 FinCo Lender and the aggregate principal amount of such T4 FinCo Lender’s T4 FinCo Loans outstanding at such time does not exceed such T4 FinCo Lender’s T4 FinCo Commitment, and (iii) the T4 FinCo LC Exposure of each T4 FinCo Lender and the principal amount of all outstanding T4 FinCo LC Loans made by such T4 FinCo Lender does not exceed such T4 FinCo Lender’s T4 FinCo LC Sublimit. Any T4 FinCo LC shall expire no later than five Business Days prior to the Maturity Date.
(b)    Subject only to satisfaction of the applicable conditions set forth in Section 4.1(a), the T4 FinCo LCs shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days’ prior written notice thereof to the FinCo Administrative Agent and each T4 FinCo LC Issuing Bank. Such notice shall be substantially in the form attached as Exhibit B-1 or otherwise reasonably satisfactory to the relevant T4 FinCo LC Issuing Bank (each, a “Request for Issuance”). Each Request for Issuance shall include (i) the date (which shall be a Business Day, but in no event later than the date that occurs five Business Days prior to the end of the T4 FinCo Availability Period) of issuance of the T4 FinCo LCs (or the date of effectiveness of such extension, modification or amendment), (ii) the stated expiry date thereof, which shall be no later than the earlier of (A) the date that is twelve months after the date of the issuance of such T4 FinCo LC and (B) the date that is five Business Days prior to the end of the T4 FinCo Availability Period, except, in the case of this clause (B), to the extent the applicable T4 FinCo LC Issuing Bank has so agreed in its sole discretion and the T4 FinCo LC is cash collateralized or backstopped in a manner acceptable to the applicable T4 FinCo LC Issuing Bank in its sole discretion, (iii) the proposed stated amount of the T4 FinCo LC, and (iv) the T4 Senior Pledgor and the T4 Collateral Agent as beneficiaries of the T4 FinCo LC. Not later than 1:00 p.m., New York City time, on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the applicable T4 FinCo LC Issuing Bank shall issue (or extend, amend, or modify) the T4 FinCo LCs and provide notice thereof to the FinCo Administrative Agent, which shall promptly furnish notice thereof to the T4 FinCo Lenders.
(c)    Any request by the FinCo Borrowers to one T4 FinCo LC Issuing Bank to issue, extend, amend, or modify any T4 FinCo LC shall be made to all T4 FinCo LC Issuing Banks with respect to all outstanding T4 FinCo LCs issued by such T4 FinCo LC Issuing Bank.
(d)    In addition to the date of issuance, stated expiry date, stated amount, and beneficiaries specified in the applicable Request for Issuance, the T4 FinCo LCs shall have the following additional terms and conditions:
(i)    payable in immediately available funds in Dollars on a Business Day to the T4 Construction Account;
(ii)    allow for multiple drawings and partial drawings;
(iii)    include a requirement that the beneficiary draw on such T4 FinCo LC in accordance with the T4 Equity Contribution Agreement;
(iv)    allow the T4 Collateral Agent to draw the full available amount thereof if either (A) the applicable T4 FinCo LC Issuing Bank ceases to be an Acceptable Bank or (B) such T4 FinCo LC is not extended by the applicable T4 FinCo LC Issuing Bank at least thirty days prior to then-scheduled expiration date; and
(v)    provide for the automatic extensions of the expiry date thereof unless the applicable T4 FinCo LC Issuing Bank gives notice in accordance with the applicable T4 FinCo LC that such expiry date shall not be extended; provided, that if any T4 FinCo LC would be outstanding on the date that is five Business Days prior to the Maturity Date, the applicable T4 FinCo LC Issuing Bank shall be deemed to have given such non-extension notice.
(e)    In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the FinCo Borrowers to, or entered into by the FinCo Borrowers with any T4 FinCo LC Issuing Bank relating to any T4 FinCo LC, the terms and conditions of this Agreement shall control.
(f)    All obligations in respect of the T4 FinCo LCs and all amounts owing in respect thereof shall be the joint and several obligations of each FinCo Borrower.
(g)    If, at any time, the remaining stated amounts of the T4 FinCo LCs issued by the T4 FinCo LC Issuing Banks (other than a Defaulting Issuing Bank) are not pro rata, then the FinCo Borrowers will cause the T4 Senior Pledgor to issue an ECS Allocation Schedule in accordance with the T4 Equity Contribution Agreement and otherwise cause the T4 FinCo LCs issued by the T4 FinCo LC Issuing Banks (other than a Defaulting Issuing Bank) to be pro rata.
4.2.    T4 FinCo LC Disbursement Notice
(a)    Each of the T4 Senior Pledgor and the T4 Collateral Agent shall have the right to draw on each T4 FinCo LC by delivery of a draw certificate delivered in accordance with such T4 FinCo LC.
(b)    The FinCo Borrowers will cause the T4 Senior Pledgor to make, and cause the T4 Senior Pledgor to direct the T4 Collateral Agent to make, drawings of the T4 FinCo LCs pro rata among the stated amounts of the T4 FinCo LCs as among the T4 FinCo LCs issued by the T4 FinCo LC Issuing Banks (other than, to the extent specified in Section 2.2(c) of the Equity Contribution Agreement, the T4 FinCo LCs issued by a Defaulting Issuing Bank)) in accordance with the T4 FinCo LC Disbursement Notice.
(c)    Each T4 FinCo LC Issuing Bank shall give the FinCo Administrative Agent, the FinCo Collateral Agent, each of the FinCo Borrowers and each of the T4 FinCo Lenders prompt notice of any T4 FinCo LC Disbursement (a “T4 FinCo LC Payment Notice”) no later than 10:00 a.m., New York City time, on the Business Day immediately succeeding the date of such T4 FinCo LC Disbursement by such T4 FinCo LC Issuing Bank.
(d)    Each T4 FinCo LC Disbursement shall automatically convert into a T4 FinCo LC Loan and shall be deemed made by the T4 FinCo LC Issuing Bank on the date on which the applicable T4 FinCo LC Disbursement was made. Each T4 FinCo LC Issuing Bank’s obligation to make T4 FinCo LC Loans in respect of any draws on its T4 FinCo LCs shall be several and not joint and shall not be affected by (i) the occurrence or continuance of any Event of Default, (ii) the failure of any other T4 FinCo Lender or T4 FinCo LC Issuing Bank to make any T4 FinCo Loan under this Agreement, or (iii) the date of the drawing under the applicable T4 FinCo LC issued by the T4 FinCo LC Issuing Bank; provided, that such drawing occurs prior to the earlier of (A) five Business Days prior to the Maturity Date or (B) the termination date of the applicable T4 FinCo LC.
(e)    Each T4 FinCo LC Loan initially shall be a Base Rate Loan; provided, that, if the FinCo Borrowers have delivered a T4 FinCo LC Disbursement Notice to the FinCo Administrative Agent and each T4 FinCo LC Issuing Bank on or before the third U.S. Government Securities Business Day prior to the proposed draw by the T4 Senior Pledgor or T4 Collateral Agent on each T4 FinCo LC, then such T4 FinCo LC Loan shall be a SOFR Loan.

4.3.    T4 FinCo LC Payment Obligations
The payment obligations of the FinCo Borrowers under this Agreement in respect of any payment under any T4 FinCo LC and any T4 FinCo Loan are joint and several and shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:
(a)    any lack of validity or enforceability of any FinCo Financing Document or any other agreement or instrument relating thereto or to such T4 FinCo LC;
(b)    any amendment or waiver of, or any consent to departure from, all or any of the FinCo Financing Documents;
(c)    the existence of any claim, set-off, defense, or other right which either FinCo Borrower may have at any time against any beneficiary, or any transferee, of a T4 FinCo LC (or any Persons for whom any such beneficiary or any such transferee may be acting), the applicable T4 FinCo LC Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by a T4 FinCo LC, or any unrelated transaction;
(d)    any statement or any other document presented under a T4 FinCo LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(e)    payment in good faith by the applicable T4 FinCo LC Issuing Bank under a T4 FinCo LC issued by the applicable T4 FinCo LC Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such T4 FinCo LC; or
(f)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
4.4.    Liability of T4 FinCo LC Issuing Banks and the T4 FinCo Lenders
The FinCo Borrowers, jointly and severally, assume all risks of the acts and omissions of any beneficiary or transferee of a T4 FinCo LC, and neither the FinCo Administrative Agent, nor any T4 FinCo LC Issuing Bank, nor any T4 FinCo Lender, nor any of their respective Related Parties shall be liable or responsible for (a) the use that may be made of such T4 FinCo LC or any acts or omissions of any beneficiary or transferee thereof in connection therewith, (b) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged, (c) payment by the applicable T4 FinCo LC Issuing Bank against presentation of documents that do not comply with the terms of such T4 FinCo LC, including failure of any documents to bear any reference or adequate reference to such T4 FinCo LC, or (d) any other circumstances whatsoever in making or failing to make payment under such T4 FinCo LC; provided, that with respect to the liability of the applicable T4 FinCo LC Issuing Bank in each such case, payment by the applicable T4 FinCo LC Issuing Bank shall not have constituted gross negligence or willful misconduct as determined by a final and Non-Appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the applicable T4 FinCo LC Issuing Bank may accept sight drafts and accompanying certificates presented under any T4

FinCo LC issued by the applicable T4 FinCo LC Issuing Bank that appear on their face to be in order, without responsibility for further investigation.
4.5.    Disbursement Procedures
Each T4 FinCo LC Issuing Bank for any applicable T4 FinCo LC shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for an applicable T4 FinCo LC Disbursement under such T4 FinCo LC. Such T4 FinCo LC Issuing Bank shall promptly after such examination notify the FinCo Administrative Agent and the FinCo Borrowers by telephone (confirmed by electronic mail) of such demand for such T4 FinCo LC Disbursement and whether the applicable T4 FinCo LC Issuing Bank has made or will make such T4 FinCo LC Disbursement thereunder and the date such T4 FinCo LC Disbursement shall be (or was) made; provided, that any failure to give or delay in giving such notice shall not relieve the FinCo Borrowers of their obligation to reimburse such T4 FinCo LC Issuing Bank with respect to any such T4 FinCo LC Disbursement.
4.6.    Replacement of T4 FinCo LC Issuing Banks
(a)    Any T4 FinCo LC Issuing Bank, including any Defaulting Issuing Bank, may be replaced at any time by written agreement among the FinCo Borrowers, the FinCo Administrative Agent and such replacement T4 FinCo LC Issuing Bank; provided, that such replacement T4 FinCo LC Issuing Bank (a) is a T4 FinCo Lender, (b) is an Acceptable Bank, and (c) has agreed in writing to accept such designation as a T4 FinCo LC Issuing Bank and to be bound by all of the terms contained in this Agreement and the other FinCo Financing Documents binding on the T4 FinCo LC Issuing Banks, as applicable, in such capacity. At the time any such replacement shall become effective, the FinCo Borrowers shall, jointly and severally, pay all unpaid fees and expenses accrued for account of the replaced T4 FinCo LC Issuing Bank pursuant to Section 5.12 and Section 15.6 (other than any fees and expenses accrued during the period when any T4 FinCo LC Issuing Bank is a Defaulting Issuing Bank). From and after the effective date of any such replacement, (i) the successor T4 FinCo LC Issuing Bank shall have all the rights and obligations of the replaced T4 FinCo LC Issuing Bank under this Agreement with respect to T4 FinCo LCs to be issued by it thereafter and (ii) references herein to the term “T4 FinCo LC Issuing Bank” shall be deemed to include such successor. After the replacement of a T4 FinCo LC Issuing Bank hereunder, other than with respect to Defaulting Issuing Banks, the replaced T4 FinCo LC Issuing Bank shall remain a Party hereto and shall continue to have all the rights and obligations of a T4 FinCo LC Issuing Bank under this Agreement with respect to T4 FinCo LCs issued by it prior to such replacement, but shall not be required to issue additional (or extend, amend or modify existing) T4 FinCo LCs.
(b)    With respect to any Defaulting Issuing Bank, (i) the Defaulting Issuing Bank shall be deemed to have assigned any outstanding T4 FinCo LC Loans to the replacement T4 FinCo LC Issuing Bank and (ii) the replacement T4 FinCo LC Issuing Bank shall issue replacements for all T4 FinCo LCs issued by such Defaulting Issuing Bank.

4.7.    Cash Collateralization
In the event that (a) the maturity of the T4 FinCo Loans has been accelerated upon the occurrence of an Event of Default pursuant to Section 13.1 or Section 13.2 or (b) any T4 FinCo LCs are required to be cash collateralized pursuant to Section 5.9, the FinCo Borrowers shall immediately deposit into the LC Cash Collateral Account an amount in cash equal to 102% of the aggregate amount of all T4 FinCo LC Exposures as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either FinCo Borrower described in Section 13.1. Any deposit made pursuant to this Section 4.7 shall be held by the FinCo Collateral Agent as collateral for the applicable T4 FinCo LC Exposure and Fees of the applicable T4 FinCo LC Issuing Bank under this Agreement and shall, in the case of a T4 FinCo LC Disbursement in respect of any T4 FinCo LC, be applied to the repayment of the T4 FinCo LC Loan resulting from such T4 FinCo LC Disbursement and any associated Fees owed to such T4 FinCo LC Issuing Bank; provided, that any failure or inability of the FinCo Collateral Agent or FinCo Administrative Agent for any reason to apply such amounts shall not in any manner relieve any T4 FinCo Lender of its obligations under Section 4.2 and Section 4.3. If funds are reserved in any account of either FinCo Borrower other than the LC Cash Collateral Account for purposes of this Section 4.7, the FinCo Borrowers hereby grant a security interest to the FinCo Collateral Agent for the benefit of the applicable T4 FinCo LC Issuing Bank in such account and any financial assets (as defined in the UCC) or other property held therein. If the FinCo Borrowers are required to provide an amount of cash collateral hereunder as a result of the acceleration of the maturity of the T4 FinCo Loans upon the occurrence of an Event of Default (or in the circumstances contemplated by Section 5.9(c)(iii)), upon the expiration or termination of all T4 FinCo LCs, the amount (to the extent not applied as aforesaid) by which the cash collateral exceeds the aggregate amount of T4 FinCo LC Exposure as of such date plus any accrued and unpaid interest, Fees and expenses to the applicable T4 FinCo LC Issuing Bank thereon shall be (i) first, applied to repay any Obligations due and payable as of such date and (ii) second, returned to the FinCo Borrowers.
5.    REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES
5.1.    Repayment of T4 FinCo Loans
(a)    The FinCo Borrowers unconditionally and irrevocably promise to pay to the FinCo Administrative Agent for the ratable account of each T4 FinCo Lender the aggregate outstanding principal amount of the T4 FinCo Loans on each Principal Payment Date, in accordance with the Amortization Schedule.
(b)    Notwithstanding anything to the contrary set forth in Section 5.1(a), (i) the final principal repayment installment on the Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all T4 FinCo Loans outstanding on such date and (ii) the FinCo Borrowers unconditionally and irrevocably promise to pay to the FinCo Administrative Agent for the ratable account of each T4 FinCo Lender, on the Maturity Date, an amount equal to the aggregate principal amount of all T4 FinCo Loans plus any unreimbursed T4 FinCo LC Disbursements, outstanding on such date.
(b)    T4 FinCo Loans repaid or prepaid may not be re-borrowed.

(c)    All obligations in respect of the T4 FinCo Loans and all amounts owing in respect thereof shall be the joint and several obligations of each FinCo Borrower.
5.2.    Interest Payment Dates
(a)    Interest accrued on each T4 FinCo Loan shall be payable in arrears, without duplication, on the following dates (each, an “Interest Payment Date”):
(i)    with respect to any repayment or prepayment of any Base Rate Loans or of all of the aggregate principal on any SOFR Loans, on the date of each such repayment or prepayment;
(ii)    with respect to any partial repayment or prepayment of principal on any SOFR Loans, on the next Monthly Transfer Date;
(iii)    on the Maturity Date;
(iv)    with respect to SOFR Loans, (x) on each Monthly Transfer Date or (y) if applicable, any date on which such SOFR Loan is converted to a Base Rate Loan; and
(v)    with respect to Base Rate Loans, on each Quarterly Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a SOFR Loan.
(b)    Interest accrued on the T4 FinCo Loans or other Obligations after the date such amount is due and payable (as provided in clause (a) above, upon acceleration or otherwise) shall be payable upon demand.
(c)    Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event described in Section 13.1.
5.3.    Interest Rates
(a)    The SOFR Loans shall accrue interest at a rate per annum equal to the sum of Daily Compounded SOFR plus the Applicable Margin for such T4 FinCo Loans.
(b)    Notwithstanding anything to the contrary, the FinCo Borrowers shall have, in the aggregate, no more than five separate SOFR Loans outstanding at any one time.
(c)    Each Base Rate Loan shall accrue interest at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for such T4 FinCo Loans.
(d)    All Base Rate Loans shall bear interest from and including the date such T4 FinCo Loan is made (or the day on which SOFR Loans are converted to Base Rate Loans as required under Article 6) to (but excluding) the date such T4 FinCo Loan or portion thereof is paid at the interest rate determined as applicable to such Base Rate Loan.
(e)    In connection with the use or administration of Daily Compounded SOFR, the FinCo Administrative Agent will have the right to make Conforming Changes from time to time

(in consultation with the FinCo Borrowers) and, notwithstanding anything to the contrary herein or in any other FinCo Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other FinCo Financing Document. The FinCo Administrative Agent will promptly notify the FinCo Borrowers and the T4 FinCo Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Compounded SOFR.
5.4.    Conversion Options
(a)    Elections by FinCo Borrowers for T4 FinCo Loans. Subject to Section 3.2 (with respect to T4 FinCo Cash Loan Borrowings), Section 5.3(b), Section 6.1, and Section 6.2, the T4 FinCo Loans comprising each T4 FinCo Cash Loan Borrowing initially shall be of the Type specified in the applicable T4 FinCo Cash Loan Borrowing Notice. The FinCo Borrowers may elect to convert any T4 FinCo Loan to a T4 FinCo Loan of a different Type or to continue such T4 FinCo Loan as a T4 FinCo Loan of the same Type, all as provided in this Section 5.4; provided, that no SOFR Loan may be converted into a Base Rate Loan on any date other than a Monthly Transfer Date. The FinCo Borrowers may elect different options with respect to different portions of the affected T4 FinCo Cash Loan Borrowing, in which case each such portion shall be allocated ratably among the T4 FinCo Lenders holding the T4 FinCo Loans comprising such T4 FinCo Cash Loan Borrowing, and the T4 FinCo Loans comprising each such portion shall be considered a separate T4 FinCo Cash Loan Borrowing.
(b)    Notice of Elections. Each such election pursuant to this Section 5.4 shall be made upon the FinCo Borrowers’ irrevocable notice to the FinCo Administrative Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by an Authorized Officer of each FinCo Borrower, or may be given by telephone to the FinCo Administrative Agent (if promptly confirmed in writing by delivery of such a written Interest Election Request consistent with such telephonic notice) and must be received by the FinCo Administrative Agent not later than the time that a T4 FinCo Cash Loan Borrowing Notice would be required under Section 3.2 if the FinCo Borrowers were requesting a T4 FinCo Cash Loan Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)    Content of Interest Election Requests. Each Interest Election Request pursuant to this Section 5.4 shall specify the following information in compliance with Section 3.2:
(i)    the T4 FinCo LC Loans or the T4 FinCo Cash Loan Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions of a T4 FinCo Borrowing, the portions thereof to be allocated to each resulting T4 FinCo Cash Loan Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting T4 FinCo Cash Loan Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)    whether the resulting T4 FinCo Loans are to be comprised of Base Rate Loans or SOFR Loans.
(d)    Notice by FinCo Administrative Agent to T4 FinCo Lenders. The FinCo Administrative Agent shall advise each applicable T4 FinCo Lender of the details of an Interest Election Request and, in the case of an Interest Election Request with respect to a T4 FinCo Cash Loan Borrowing, such T4 FinCo Lender’s portion of such resulting T4 FinCo Cash Loan Borrowing no less than one Business Day before the effective date of the election made pursuant to such Interest Election Request.
(e)    Failure to Make an Interest Election Request; Events of Default. If the FinCo Borrowers fail to deliver a timely and complete Interest Election Request with respect to a T4 FinCo Loan comprising SOFR Loan prior to the Monthly Transfer Date therefor, then, unless such T4 FinCo Loan that is a SOFR Loan is repaid as provided herein, the FinCo Borrowers shall be deemed to have selected that such T4 FinCo Loan shall automatically be continued as a T4 FinCo Loan that is a SOFR Loan bearing interest at a rate based upon Daily Compounded SOFR as of such Monthly Transfer Date. Notwithstanding any contrary provision hereof, if a Default or Event of Default has occurred and is continuing, then, so long as such Default or Event of Default is continuing, no outstanding T4 FinCo Loans that is a Base Rate Loan may be converted to a T4 FinCo Loan that is a SOFR Loan.
5.5.    Post-Maturity Interest Rates; Default Interest Rates
If all or a portion of the principal amount of any T4 FinCo Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise) or any Obligation under this Agreement (other than principal on the T4 FinCo Loans) is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such amount shall bear interest at a rate per annum equal to the applicable Default Rate from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).
5.6.    Interest Rate Determination
The FinCo Administrative Agent shall determine the interest rate applicable to the T4 FinCo Loans and shall give prompt notice of such determination to the FinCo Borrowers and the T4 FinCo Lenders. In each such case, the FinCo Administrative Agent’s determination of the applicable interest rate shall be conclusive in the absence of manifest error.
5.7.    Computation of Interest and Fees
(a)    All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for SOFR Loans, and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate, shall be made on the basis of a 360-day year and actual days elapsed.
(b)    Interest shall accrue on each T4 FinCo Loan (and T4 FinCo LC Disbursement) for the day on which the T4 FinCo Loan (or T4 FinCo LC Disbursement) is made, and shall not accrue on a T4 FinCo Loan (or T4 FinCo LC Disbursement), or any portion thereof, for the day on which the T4 FinCo Loan (or T4 FinCo LC Disbursement) or such portion is paid; provided, that any T4 FinCo Loan (or T4 FinCo LC Disbursement) that is repaid on the same day on which it is made shall bear interest for one day.
(c)    All interest hereunder on any T4 FinCo Loan other than a T4 FinCo Loan computed by reference to Daily Compounded SOFR shall be computed on a daily basis based upon the outstanding principal amount of such T4 FinCo Loan as of the applicable date of determination. All interest hereunder on any T4 FinCo Loan computed by reference to Daily Compounded SOFR shall be computed as of any applicable date of determination on a daily basis based upon (x) the outstanding principal amount of such T4 FinCo Loan as of such date of determination plus (y) the accrued, unpaid interest on such T4 FinCo Loan attributable to Daily Compounded SOFR (and not, for the avoidance of doubt, attributable to the Applicable Margin) as of the immediately preceding U.S. Government Securities Business Day. Each determination by the FinCo Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
5.8.    Optional Prepayment
(a)    The FinCo Borrowers shall have the right to prepay the T4 FinCo Loans (in whole or part) without premium or penalty by providing notice to the FinCo Administrative Agent prior to 11:00 a.m., New York City time, on the date that is (i) with respect to any prepayment of SOFR Loans, three U.S. Government Securities Business Days and (ii) with respect to any prepayment of Base Rate Loans, one Business Day, prior to the proposed prepayment date. Any prepayment notice may be revoked; provided, that the FinCo Borrowers shall be responsible for any additional amounts required to be paid to any T4 FinCo Lender pursuant to Section 6.5 as a result of such revocation.
(b)    Any partial voluntary prepayment of the T4 FinCo Loans under this Section 5.8 shall be in minimum amounts of $10,000,000.
(c)    All voluntary prepayments under this Section 5.8 shall be made by the FinCo Borrowers to the FinCo Administrative Agent for the account of the T4 FinCo Lenders in accordance with Section 5.8(d).
(d)    With respect to each prepayment to be made pursuant to this Section 5.8, on the date specified in the notice of prepayment delivered pursuant to Section 5.8(a), the FinCo Borrowers shall pay to the FinCo Administrative Agent the sum of the following amounts:
(i)    the principal of, and (other than for partial repayments of T4 FinCo Loans that are SOFR Loans in which case, Section 5.2(a)(i) shall apply) accrued but unpaid interest on, the T4 FinCo Loans to be prepaid;
(ii)    any additional amounts required to be paid under Section 6.5; and
(iii)    any other Obligations due to the Credit Agreement FinCo Secured Parties in connection with any prepayment under the FinCo Financing Documents.
(e)    The FinCo Borrowers (i) shall either (A) concurrently with such prepayment under this Section 5.8, pay to the FinCo Secured IR Hedge Counterparties to the FinCo Secured IR

Hedge Agreements the FinCo IR Hedge Termination Amounts payable in respect of any FinCo Secured IR Hedge Agreements required to be terminated in connection with such prepayment in accordance with Section 5.17 or (B) (1) reserve an amount equal to 105% of the FinCo IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be required to be payable by the FinCo Borrowers in respect of the FinCo Secured IR Hedge Agreements terminated in connection with such prepayment in accordance with Section 5.17 and (2) (x) within 45 days of the date of such prepayment, pay to the FinCo Secured IR Hedge Counterparties to the FinCo Secured IR Hedge Agreements the FinCo IR Hedge Termination Amounts payable in respect of any FinCo Secured IR Hedge Agreements required to be terminated in connection with such prepayment in accordance with Section 5.17 and (y) on the date of such payment of the last such FinCo IR Hedge Termination Amounts pursuant to clause (x) above, apply any amounts not applied to the payment of FinCo IR Hedge Termination Amounts to the principal of the T4 FinCo Loans that were subject to such optional prepayment and (ii) may either (A) concurrently with such prepayment under this Section 5.8, pay to the FinCo Secured IR Hedge Counterparties to the FinCo Secured IR Hedge Agreements the FinCo IR Hedge Termination Amounts payable in respect of any FinCo Secured IR Hedge Agreements that have been and are permitted to be terminated in connection with such prepayment in accordance with Section 5.17 or (B) (1) reserve an amount equal to 105% of the FinCo IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be payable in connection with such prepayment as a result of terminations of the FinCo Secured IR Hedge Agreements that are permitted to be made in connection with such prepayment in accordance with Section 5.17 and (2) (x) within 45 days of the date of such prepayment, pay to the FinCo Secured IR Hedge Counterparties to the FinCo Secured IR Hedge Agreements the FinCo IR Hedge Termination Amounts payable in respect of any FinCo Secured IR Hedge Agreements permitted to be terminated in connection with such prepayment in accordance with Section 5.17 and (y) on the date of such payment of the last such FinCo IR Hedge Termination Amounts pursuant to clause (x) above, apply any amounts not applied to the payment of FinCo IR Hedge Termination Amounts to the principal of the T4 FinCo Loans that were subject to such prepayment.
(f)    Voluntary payments of principal of the T4 FinCo Loans will be applied pro rata against subsequent scheduled payments, in inverse order of maturity, or in direct order of maturity, at the FinCo Borrowers’ sole discretion.
(g)    Amounts of any T4 FinCo Loans prepaid pursuant to this Section 5.8 may not be reborrowed.
5.9.    Mandatory Prepayment
(a)    The FinCo Borrowers shall be required to prepay the T4 FinCo Loans in accordance with Section 9.2 (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement with the T4 FinCo Lenders’ ratable share of the Mandatory Prepayment Portion of the following:
(i)    Asset Sale Proceeds, to the extent such Asset Sale Proceeds result from any Asset Sale that is not permitted by Section 10.4; and

(ii)    on each Quarterly Payment Date (beginning with the first Quarterly Payment Date to occur on or after the date that is ninety days after the FERC Remand Satisfaction Date), the Required Excess Cash Flow Amount.
(b)    Within five Business Days after a Permitted JV Equity Sale, the FinCo Borrowers shall, if applicable, (i) prepay the outstanding principal amounts of the T4 FinCo Loans and T5 Incremental Debt (if any) on a pro rata basis and any amounts required to be paid in accordance with Sections 9.2(a)(i) and 9.2(a)(ii)(B) of the Collateral and Intercreditor Agreement and/or (ii) subject to Section 3.4(c), cancel T4 FinCo Commitments and/or T5 Incremental Debt commitments (if any) as may be required such that, after giving effect to such prepayments and cancellation of commitments, the Projected DSCR, commencing on the Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the expiration of the term of the Notional Amortization Period shall not be less than 1.20:1.00 (provided, that, for purposes of this clause (b), the Debt Service used to calculate the Projected DSCR shall assume that the Aggregate T4 FinCo Commitment and the T5 Incremental Debt commitments have been drawn in accordance with the projections in the Base Case Forecast). In cancelling commitments under clause (ii), the FinCo Borrowers shall (x) in connection with a Permitted JV Equity Sale of Equity Interests in the P1 JVCo, cancel T4 FinCo Commitments and T5 Incremental Debt commitments on a pro rata basis, (y) in connection with a Permitted JV Equity Sale of Equity Interests in the T4 JVCo, cancel T4 FinCo Commitments, and (z) in connection with a Permitted JV Equity Sale of Equity of Equity Interests in the T5 JVCo, cancel T5 Incremental Debt commitments.
(c)    With respect to each prepayment of the T4 FinCo Loans to be made pursuant to this Section 5.9, on the date required pursuant to Section 9.2 (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement, the FinCo Borrowers shall pay to the FinCo Administrative Agent the amount determined in accordance therewith, which shall be applied as follows:
(i)    first, on a pro rata basis to the payment to the T4 FinCo Lenders of (A) accrued but unpaid interest and fees on the T4 FinCo Loans to be prepaid and (B) any additional amounts required to be paid under Section 6.5 in connection with such prepayment; and
(ii)    second, on a pro rata basis, for the prepayment to the T4 FinCo Lenders for the prepayment of principal of the T4 FinCo Loans.
(iii)    third, solely in the case of any prepayment pursuant to Section 5.9(a)(i), to the cash collateralization of up to 102% of all T4 FinCo LC Exposures of the T4 FinCo Lenders.
In the event that the amount of a mandatory prepayment in respect of the T4 FinCo Loans pursuant to Section 5.9(a)(ii) (as determined in accordance with the Section 9.2 (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement) exceeds the aggregate amount of T4 FinCo Loans outstanding as of the date of such prepayment (such excess amount, the “Excess ECF Amount”), the Borrower shall deposit such Excess ECF Amount in the FinCo Revenue Collection Account pursuant to Section 9.2(a)(iii) (Application of Collateral Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement and, within five Business Days after such deposit is made, cancel unutilized T4 FinCo Commitments and/or make T4 Equity Contributions in an aggregate amount equal to such Excess ECF Amount (and, in connection therewith, deliver to the T4 Collateral Agent the applicable ECS Reduction Certificate under, and as defined in, the T4 Equity Contribution Agreement).
(d)    The FinCo Borrowers shall either (i) concurrently with any mandatory prepayment pursuant to this Section 5.9, pay to the FinCo Secured IR Hedge Counterparties the FinCo IR Hedge Termination Amounts payable in respect of any portion of the FinCo Secured IR Hedge Transactions required to be terminated in connection with such prepayment in accordance with Section 9.2(c) (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement and Section 5.17 or (ii) (A) reserve an amount equal to 105% of the FinCo IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be required to be payable by the FinCo Borrowers in respect of any portion of the FinCo Secured IR Hedge Transactions terminated in connection with such prepayment in accordance with Section 9.2(c) (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement and Section 5.17 and (B) (1) within 45 days of the date of such prepayment, pay to the FinCo Secured IR Hedge Counterparties the FinCo IR Hedge Termination Amounts payable in respect of any portion of the FinCo Secured IR Hedge Transactions required to be terminated in connection with such prepayment in accordance with Section 9.2(c) (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement and Section 5.17 and (2) on the date of such payment of the last such FinCo IR Hedge Termination Amounts pursuant to clause (x) above, apply any amounts not applied to the payment of FinCo IR Hedge Termination Amounts to the principal of the T4 FinCo Loans.
(e)    Mandatory prepayments of the principal of the T4 FinCo Loans will be applied (i) in the case of mandatory prepayments pursuant to Section 5.9(a)(i), in inverse order of maturity, (ii) in the case of mandatory prepayments pursuant to Section 5.9(a)(ii), in direct order of maturity, and (iii) in the case of mandatory prepayments pursuant to Section 5.9(b), pro rata against all remaining scheduled amortization payments in respect of the T4 FinCo Loans.
(f)    Amounts of any T4 FinCo Loans prepaid pursuant to this Section 5.9 may not be reborrowed.
(g)    No premium or penalty shall be payable in connection with any prepayment under this Section 5.9, but such prepayment shall still be subject to Section 6.5.

5.10.    Time and Place of Payments
(a)    The FinCo Borrowers shall make each payment (including any payment of principal of or interest on any T4 FinCo Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 2:00 p.m., New York City time, on the date when due in Dollars and in immediately available funds to the FinCo Administrative Agent at the following account: MUFG Bank, Ltd., ABA # [***], SWIFT ID: [***], Account Name: [***], Account # [***], Attn: AGENCY DESK, Ref: RGLNG FinCo, or at such other office or account as may from time to time be specified by the FinCo Administrative Agent to the FinCo Borrowers. Funds received after 2:00 p.m., New York City time, shall be deemed to have been received by the FinCo Administrative Agent on the next succeeding Business Day for the purpose of calculating interest thereon.
(b)    The FinCo Administrative Agent shall promptly remit in immediately available funds to each Credit Agreement FinCo Secured Party its share, if any, of any payments received by the FinCo Administrative Agent for the account of such Credit Agreement FinCo Secured Party.
(c)    Except as provided herein, whenever any payment (including any payment of interest or principal on any T4 FinCo Loan or any Fees or other Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day (and such increase of time shall in such case be included in the computation of interest or Fees, if applicable) unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day.
(d)    Mandatory prepayments in accordance with Section 5.9 may be made by the FinCo Borrowers on the first Quarterly Payment Date (or any Monthly Transfer Date preceding such Quarterly Payment Date) occurring after such prepayment is required to be made if (i) the relevant prepayment amount is held in a segregated account in which the FinCo Collateral Agent (on behalf of the T4 FinCo Lenders) has a perfected first-priority security interest and (ii) no Event of Default has occurred and is continuing.
5.11.    Borrowings and Payments Generally
(a)    Unless the FinCo Administrative Agent has received notice from the FinCo Borrowers prior to the date on which any payment is due to the FinCo Administrative Agent for the account of the T4 FinCo Lenders hereunder that the FinCo Borrowers will not make such payment, the FinCo Administrative Agent may assume that the FinCo Borrowers have made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the T4 FinCo Lenders the amount due. If the FinCo Borrowers have not in fact made such payment, then each of the T4 FinCo Lenders severally agrees to repay to the FinCo Administrative Agent forthwith on demand the amount so distributed to such T4 FinCo Lender in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the FinCo Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the FinCo Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the FinCo Administrative Agent to any T4 FinCo Lender with respect to any amount owing under this Section 5.11 shall be conclusive, absent manifest error.
(b)    Except as set forth in Section 5.9(c), if at any time insufficient funds are received by and available to the FinCo Administrative Agent to pay fully all amounts of principal, T4 FinCo LC Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts (except for the amounts required to be paid pursuant to the following clause (ii)) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and such other amounts then due to such parties and (ii) second, to pay principal and unreimbursed T4 FinCo LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed T4 FinCo LC Disbursements then due to such parties.
(c)    Nothing herein shall be deemed to obligate any T4 FinCo Lender to obtain funds for any T4 FinCo Loan in any particular place or manner or to constitute a representation by any T4 FinCo Lender that it has obtained or will obtain funds for any T4 FinCo Loan in any particular place or manner.
(d)    The FinCo Borrowers hereby authorize each T4 FinCo Lender and T4 FinCo LC Issuing Bank, if and to the extent payment owed to such T4 FinCo Lender or T4 FinCo LC Issuing Bank is not made when due under this Agreement or under the T4 FinCo Notes held by such T4 FinCo Lender or T4 FinCo LC Issuing Bank (as applicable), to charge from time to time against any or all of the FinCo Borrowers’ accounts with such T4 FinCo Lender or T4 FinCo LC Issuing Bank any amount so due.
5.12.    Fees
(a)    Commitment Fee. From and including the Closing Date and until the end of the T4 FinCo Availability Period (or, if applicable, the first Quarterly Payment Date after the expiration of the T4 FinCo Availability Period), the FinCo Borrowers agree to pay to the FinCo Administrative Agent, for the account of the T4 FinCo Lenders, on each Quarterly Payment Date, a commitment fee at a rate per annum equal to 30% of the Applicable Margin for SOFR Loans on the average daily amount during the period from and including the last Quarterly Payment Date (or from and including the Closing Date in the case of the first Quarterly Payment Date) to but excluding such Quarterly Payment Date, by which the T4 FinCo Commitment exceeds the sum of (i) the aggregate outstanding principal balance of the T4 FinCo Loans plus (ii) the T4 FinCo LC Exposure. All Commitment Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 365 days (or 366 days in a leap year), as pro rated for any partial period, as applicable. Notwithstanding the foregoing, the FinCo Borrowers shall not be required to pay any Commitment Fee to any T4 FinCo Lender with respect to any period in which such T4 FinCo Lender was a Defaulting Lender.
(b)    Extension Fee. If the FinCo Borrowers elect to extend the Maturity Date in accordance with Section 5.20, the FinCo Borrowers agree to pay to the FinCo Administrative Agent for the account of each T4 FinCo Lender and each T4 FinCo LC Issuing Bank an extension fee equal to 0.50% of the sum of (i) the undisbursed Available Aggregate T4

FinCo Drawable Commitment plus (ii) the aggregate outstanding principal balance of the T4 FinCo Loans plus (iii) the T4 FinCo LC Exposure, in each case, as of the Initial Maturity Date. All Extension Fees shall be payable on the Initial Maturity Date.
(c)    Letter of Credit Fee. The FinCo Borrowers agree to pay to the FinCo Administrative Agent for the account of each T4 FinCo Lender that is a T4 FinCo LC Issuing Bank (other than any Defaulting Issuing Bank), a letter of credit fee on the average daily aggregate amount of such T4 FinCo Lender’s T4 FinCo LC Exposure, if any, at a rate per annum equal to the Applicable Margin for SOFR Loans, payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur following the date of issuance of the applicable T4 FinCo LC hereunder.
(d)    Additional Fees. The FinCo Borrowers agree to pay or cause to be paid additional fees in the amounts and at the times from time to time agreed pursuant to each applicable Bank Fee Letter.
(e)    Payments; Refunds. All Fees shall be paid on the dates due in immediately available funds. Once paid, the Fees are nonrefundable under any circumstances.
5.13.    Pro Rata Treatment
(a)    The portion of any T4 FinCo Cash Loan Borrowing shall be allocated by the FinCo Administrative Agent pro rata among the T4 FinCo Lenders in accordance with each T4 FinCo Lender’s T4 FinCo Commitment Percentage.
(b)    Except as otherwise provided in Article 6, each reduction of T4 FinCo Commitments, pursuant to Section 3.4 or otherwise, shall be allocated by the FinCo Administrative Agent pro rata among the T4 FinCo Lenders according to each T4 FinCo Lender’s T4 FinCo Commitment Percentage.
(c)    Except as otherwise required under Article 6, each payment or prepayment of principal of the T4 FinCo Loans shall be allocated by the FinCo Administrative Agent pro rata among the T4 FinCo Lenders in accordance with the respective principal amounts of their outstanding T4 FinCo Loans, and each payment of interest on the T4 FinCo Loans shall be allocated by the FinCo Administrative Agent pro rata among the T4 FinCo Lenders in accordance with the respective interest amounts outstanding on the T4 FinCo Loans held by them. Each payment of the Commitment Fees shall be allocated by the FinCo Administrative Agent pro rata among the T4 FinCo Lenders according to each T4 FinCo Lender’s T4 FinCo Commitment Percentage.
5.14.    Sharing of Payments
(a)    If any T4 FinCo Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any T4 FinCo Loan (other than pursuant to the terms of Article 6) in excess of its pro rata share of payments then or therewith obtained by all T4 FinCo Lenders holding T4 FinCo Loans, such T4 FinCo Lender shall purchase from the other T4 FinCo Lenders (for cash at face value) such participations in T4 FinCo Loans of such type made by them (or unreimbursed T4 FinCo LC Disbursements of such type, which shall then be converted to T4 FinCo Loans) as shall be necessary to cause such purchasing T4 FinCo Lender to share the excess payment or other recovery ratably with each of them; provided, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing T4 FinCo Lender, the purchase shall be rescinded and each T4 FinCo Lender that has sold a participation to the purchasing T4 FinCo Lender shall repay to the purchasing T4 FinCo Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling T4 FinCo Lender’s ratable share (according to the proportion of (x) the amount of such selling T4 FinCo Lender’s required repayment to the purchasing T4 FinCo Lender to (y) the total amount so recovered from the purchasing T4 FinCo Lender) of any interest or other amount paid or payable by the purchasing T4 FinCo Lender in respect of the total amount so recovered. Each of the FinCo Borrowers agrees that any T4 FinCo Lender so purchasing a participation from another T4 FinCo Lender pursuant to this Section 5.14(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 15.14) with respect to such participation as fully as if such T4 FinCo Lender were the direct creditor of such FinCo Borrower in the amount of such participation. The provisions of this Section 5.14 shall not be construed to apply to any payment by the FinCo Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any T4 FinCo Lender as consideration for the assignment or sale of a participation in any of its T4 FinCo Loans.
(b)    If under any applicable bankruptcy, insolvency or other similar law, any T4 FinCo Lender receives a secured claim in lieu of a setoff to which this Section 5.14 applies, then such T4 FinCo Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the T4 FinCo Lenders entitled under this Section 5.14 to share in the benefits of any recovery on such secured claim.
5.15.    Defaulting Lender and Defaulting Issuing Bank Waterfall
Notwithstanding anything in this Agreement or any other FinCo Financing Document to the contrary, any payment of principal, interest, fees or other amounts received by the FinCo Administrative Agent for the account of any Defaulting Lender or any Defaulting Issuing Bank (in each case, whether voluntary or mandatory, at maturity, pursuant to Article 13 or otherwise) or received by the FinCo Administrative Agent from a Defaulting Lender or Defaulting Issuing Bank, as applicable, pursuant to Section 15.14 shall be applied at such time or times as may be determined by the FinCo Administrative Agent as follows: (a) first, to the payment of any amounts owing by such Defaulting Lender or Defaulting Issuing Bank, as applicable, to the FinCo Administrative Agent or FinCo Collateral Agent hereunder; (b) second, in the case of a Defaulting LC Issuing Bank, to the payment of T4 FinCo LC Loans extended by non-Defaulting LC Issuing Banks on a pro rata basis in such amount as such Defaulting LC Issuing Bank has failed to fund under its applicable T4 FinCo LCs; (c) third, as the FinCo Borrowers may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any T4 FinCo Loan in respect of which such Defaulting Lender or Defaulting Issuing Bank, as applicable, has failed to fund its portion thereof as required by this Agreement, as determined by the FinCo Administrative Agent; (d) fourth, if so determined by the FinCo Administrative Agent and the FinCo Borrowers, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s or Defaulting Issuing Bank’s potential future funding obligations with respect to the T4 FinCo Loans under this Agreement; (e) fifth, to the payment of any amounts owing to the T4 FinCo Lenders or T4 FinCo LC Issuing Banks as a result of any final and Non-Appealable judgment of a court of competent jurisdiction obtained by any T4 FinCo Lender or T4

FinCo LC Issuing Bank against such Defaulting Lender or Defaulting Issuing Bank, as applicable, as a result of such Defaulting Lender’s or Defaulting Issuing Bank’s breach of its obligations under this Agreement; (f) sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to either of the FinCo Borrowers as a result of any final and Non-Appealable judgment of a court of competent jurisdiction obtained by either of the FinCo Borrowers against such Defaulting Lender or Defaulting Issuing Bank, as applicable, as a result of such Defaulting Lender’s or Defaulting Issuing Bank’s breach of its obligations under this Agreement; and (g) seventh, to such Defaulting Lender or Defaulting Issuing Bank, as applicable, or as otherwise directed by a final and Non-Appealable judgment of a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of T4 FinCo Loans in respect of which such Defaulting Lender or Defaulting Issuing Bank, as applicable, has not funded its appropriate share and (y) such T4 FinCo Loans were made during a period when the applicable conditions to such T4 FinCo Cash Loan Borrowing set forth in Article 8 were satisfied or waived, such payment shall be applied solely to pay the T4 FinCo Loans of all T4 FinCo Lenders that are not Defaulting Lenders or Defaulting Issuing Banks, as applicable, on a pro rata basis prior to being applied to the payment of any T4 FinCo Loans of such Defaulting Lender or Defaulting Issuing Bank, as applicable, until such time as all T4 FinCo Loans are held by the T4 FinCo Lenders pro rata in accordance with the applicable T4 FinCo Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender or Defaulting Issuing Bank, as applicable, that are applied (or held) to pay amounts owed by a Defaulting Lender or Defaulting Issuing Bank, as applicable, pursuant to this Section 5.15 shall be deemed paid to and redirected by such Defaulting Lender or Defaulting Issuing Bank, and each T4 FinCo Lender irrevocably consents hereto.
5.16.    Defaulting Lender and Defaulting Issuing Bank Cure
If the FinCo Borrowers and the FinCo Administrative Agent agree in writing that any T4 FinCo Lender is no longer a Defaulting Lender or Defaulting Issuing Bank, as applicable, the FinCo Administrative Agent will so notify the Parties, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that such Defaulting Lender or Defaulting Issuing Bank (as applicable)will, to the extent applicable, purchase at par that portion of outstanding T4 FinCo Loans of the other T4 FinCo Lenders or take such other actions as the FinCo Administrative Agent may determine to be necessary to cause the T4 FinCo Loans to be held pro rata by the T4 FinCo Lenders in accordance with the T4 FinCo Commitments, whereupon such T4 FinCo Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the FinCo Borrowers while that T4 FinCo Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to T4 FinCo Lender or Defaulting Issuing Bank to T4 Finco LC Issuing Bank will constitute a waiver or release of any claim of any Party hereunder arising from that T4 FinCo Lender’s having been a Defaulting Lender.
5.17.    Termination of FinCo Secured IR Hedge Transactions in Connection with Mandatory Prepayments
If any mandatory prepayment of the FinCo Secured Debt is made by the FinCo Borrowers in accordance with the provisions of Sections 5.9(a), then the FinCo Borrowers (a) shall terminate or, to the extent permitted by the applicable FinCo Secured IR Hedge Agreement, transfer or novate, a portion of one or more FinCo Secured IR Hedge Transactions such that the aggregate notional amount (after giving effect to any Offsetting Transactions) of the FinCo Secured IR Hedge Transactions satisfies the maximum hedging requirements pursuant to Section 10.5 and (b) may, pursuant to Section 9.6, terminate or, to the extent permitted by the applicable FinCo Secured IR Hedge Agreements, transfer or novate, a portion of one or more FinCo Secured IR Hedge Transactions such that, after giving pro forma effect to such prepayment of FinCo Secured Debt, the aggregate notional amount of the FinCo Secured IR Hedge Transactions across all FinCo Secured IR Hedge Counterparties is not less than the minimum hedging requirements pursuant to Section 9.6.
5.18.    Termination of FinCo Secured IR Hedge Transactions in Connection with Voluntary Prepayments
Upon any voluntary prepayment of the FinCo Secured Debt in accordance with the provisions of Section 5.8, the FinCo Borrowers (a) shall, in accordance with Section 9.6, terminate or, to the extent permitted by the applicable FinCo Secured IR Hedge Agreements, transfer or novate, a portion of one or more FinCo Secured IR Hedge Transactions such that, after giving pro forma effect to such prepayment of FinCo Secured Debt, the aggregate notional amount (after giving effect to any Offsetting Transactions) of the FinCo Secured IR Hedge Transactions does not exceed the maximum hedging requirements set forth in Section 9.6 and (b) may, in accordance with Section 9.6, terminate or, to the extent permitted by the applicable FinCo Secured IR Hedge Agreements, transfer or novate, a portion of the FinCo Secured IR Hedge Transactions such that, after giving pro forma effect to such prepayment of FinCo Secured Debt, the aggregate notional amount of the FinCo Secured IR Hedge Transactions across all FinCo Secured IR Hedge Counterparties is not less than the minimum hedging requirements pursuant to Section 9.6.
5.19.    T5 Incremental Debt Commitments
(a)    Incremental Debt Commitments. Upon the satisfaction of the conditions of this Section 5.19, the FinCo Borrowers may, at any time or from time to time on one or more occasions after the Closing Date, incur T5 Incremental Debt by execution of an amendment to this Agreement and, if required, the other FinCo Financing Documents, executed by the FinCo Borrowers, each T5 Incremental Lender, and the FinCo Administrative Agent (a “T5 Incremental Debt Amendment”). The FinCo Borrowers shall, give notice to the FinCo Administrative Agent of their intent to include the provision of commitments hereunder in respect of T5 Incremental Debt (a “T5 Incremental Debt Commitment”) (and such notice shall include the proposed amount of the T5 Incremental Debt Commitment). T5 Incremental Debt Commitments may be provided by any T4 FinCo Lender (but no T4 FinCo Lender will have any obligation to make any T5 Incremental Debt Commitment, nor will the FinCo Borrowers have any obligation to approach any T4 FinCo Lenders to provide any T5 Incremental Debt Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such T4 FinCo Lender or Additional Lender providing a T5 Incremental Debt Commitment, a “T5 Incremental Lender”).
(b)    Effectiveness of T5 Incremental Debt Amendment. Any T5 Incremental Debt Amendment, and the T5 Incremental Debt commitments thereunder, shall be effective on the date of the satisfaction or waiver by the Majority T4 FinCo Lenders of the following conditions and subject to the terms of Section 5.19(c):
(i)    each of the conditions set forth in Section 10.4(b); and
(ii)    such other conditions as the FinCo Borrowers, each T5 Incremental Lender providing such T5 Incremental Debt Commitment and the FinCo Administrative Agent shall agree.
(c)    Required Terms. Any T5 Incremental Debt Amendment shall provide the following:
(i)    the T5 Incremental Debt Commitments may not be secured by any assets that do not constitute Collateral;
(ii)    the T4 FinCo Lenders and T5 Incremental Lenders shall share in all mandatory prepayments under Section 5.9 on a pro rata basis or, if agreed by the T5 Incremental Lenders, less than a pro rata basis (with respect to the T5 Incremental Lenders);
(iii)    the FinCo Borrowers shall use the proceeds of the T5 Incremental Debt Commitments only for T5 Permitted Uses; and
(iv)    except as otherwise required or permitted in clauses (i) through (iii) above, all other terms of any T5 Incremental Debt shall be as agreed between the FinCo Borrowers and the lenders providing such T5 Incremental Debt.
(d)    T5 Incremental Debt Amendment. If the T5 Incremental Debt is incurred by execution of a T5 Incremental Debt Amendment, such amendment shall require each T5 Incremental Lender to become a lender hereunder in such capacity. No T5 Incremental Debt Amendment (nor the creation, provision or implementation of T5 Incremental Debt) shall require the approval of any existing T4 FinCo Lender other than in its capacity, if any, as a lender providing all or part of such T5 Incremental Debt.
5.20.    Extension of Maturity Date
At any time on or after the date that is ninety days prior to the Initial Maturity Date, the FinCo Borrowers may, by notice to the FinCo Administrative Agent, extend the Maturity Date hereunder to the date that is twelve months after the Initial Maturity Date (the “Extended Maturity Date”); provided, that, as of the date of such notice, no Default or Event of Default shall have occurred and be continuing.
6.    SOFR, BENCHMARK, AND TAX PROVISIONS
6.1.    Illegality
In the event that it becomes unlawful or, by reason of a Change in Law, any T4 FinCo Lender is unable to honor its obligation to make, maintain or fund SOFR Loans or to determine or charge interest rates based upon SOFR or Daily Compounded SOFR, then such T4 FinCo Lender will promptly notify the FinCo Borrowers of such event (with a copy to the FinCo Administrative Agent) (an “Illegality Notice”) and such T4 FinCo Lender’s obligation to make or to continue

SOFR Loans, or to convert Base Rate Loans into SOFR Loans, as the case may be, shall be suspended until such time as such T4 FinCo Lender may again make and maintain SOFR Loans. During such period of suspension, the Base Rate shall, if necessary to avoid such illegality, be determined by the FinCo Administrative Agent without reference to clause (c) of the definition of “Base Rate”. Upon receipt of such Illegality Notice, each of the FinCo Borrowers shall, if necessary to avoid such illegality, upon demand from any T4 FinCo Lender (with a copy to the FinCo Administrative Agent), prepay or if applicable, convert each SOFR Loan made by such T4 FinCo Lender to Base Rate Loans (the interest rate on which Base Rate Loan shall, if necessary to avoid such illegality, be determined by the FinCo Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the Monthly Transfer Date for such SOFR Loan, or immediately if any T4 FinCo Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion of all of the aggregate principal amount under any outstanding SOFR Loan, the FinCo Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 6.5. At either of the FinCo Borrowers’ request, each T4 FinCo Lender agrees to use reasonable efforts, including using reasonable efforts to designate a different lending office for funding or booking its T4 FinCo Loans or to assign its rights and obligations under the FinCo Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such T4 FinCo Lender, such designation or assignment (a) would eliminate or avoid such illegality and (b) would not subject such T4 FinCo Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such T4 FinCo Lender. The FinCo Borrowers hereby agree to pay all reasonable costs and expenses incurred by any T4 FinCo Lender in connection with any such designation or assignment.
6.2.    Inability to Determine Rates
(a)    Subject to Section 6.7, if, as of any date:
(i)    the FinCo Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof; or
(ii)    the Majority T4 FinCo Lenders determine that, for any reason in connection with any SOFR Loan, any request therefor or a conversion thereto or a continuation thereof that Daily Compounded SOFR does not adequately and fairly reflect the cost to such T4 FinCo Lenders of making and maintaining such T4 FinCo Loan, and the Majority T4 FinCo Lenders have provided notice of such determination to the FinCo Administrative Agent, then, in each case, the FinCo Administrative Agent will promptly so notify the FinCo Borrowers and each T4 FinCo Lender.
(b)    Upon notice thereof by the FinCo Administrative Agent to the FinCo Borrowers, any obligation of the T4 FinCo Lenders to make SOFR Loans, and any right of the FinCo Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the FinCo Administrative Agent (with respect to clause (a)(ii) above, at the instruction of the Majority T4 FinCo Lenders) revokes such notice. Upon receipt of such notice, (i) the FinCo Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR

Loans (to the extent of the affected SOFR Loans) or, failing that, the FinCo Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Upon any such conversion of all of the aggregate principal amount under any outstanding SOFR Loan, the FinCo Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 6.5. Subject to Section 6.7, if the FinCo Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the FinCo Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the FinCo Administrative Agent revokes such determination.
6.3.    Increased Costs
(a)    If any Change in Law shall (i) (A) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any T4 FinCo Lender or T4 FinCo LC Issuing Bank, (B) subject the FinCo Administrative Agent, any T4 FinCo LC Issuing Bank, or any T4 FinCo Lender or any other recipient of any payment to be made by or on account of any Obligation of the FinCo Borrowers to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (C) impose on any T4 FinCo Lender or any T4 FinCo LC Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or T4 FinCo Loans made by such T4 FinCo Lender or any T4 FinCo LC or participation in any such T4 FinCo Loan and (ii) the result of any of the foregoing shall be to increase the cost to such Person of making, converting to, continuing or maintaining any T4 FinCo Loan or T4 FinCo LC (or of maintaining its obligation to make any such T4 FinCo Loan or T4 FinCo LC) to the FinCo Borrowers or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or any other amount), then the FinCo Borrowers will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered (except to the extent the FinCo Borrowers are excused from payment pursuant to Section 6.4).
(b)    If any T4 FinCo Lender or T4 FinCo LC Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such T4 FinCo Lender’s or T4 FinCo LC Issuing Bank’s capital or (without duplication) on the capital of such T4 FinCo Lender’s or T4 FinCo LC Issuing Bank’s holding company, if any, as a consequence of this Agreement or any of the T4 FinCo Loans or any T4 FinCo LC made by such T4 FinCo Lender or T4 FinCo LC Issuing Bank, to a level below that which such T4 FinCo Lender or T4 FinCo LC

Issuing Bank’s, or its holding company, could have achieved but for such Change in Law (taking into consideration such T4 FinCo Lender’s or T4 FinCo LC Issuing Bank’s policies and the policies of its holding company with respect to capital adequacy and liquidity), then from time to time upon notice by such T4 FinCo Lender or T4 FinCo LC Issuing Bank, the FinCo Borrowers shall pay within ten Business Days following the receipt of such notice to such T4 FinCo Lender or T4 FinCo LC Issuing Bank such additional amount or amounts as will compensate such T4 FinCo Lender or T4 FinCo LC Issuing Bank or (without duplication) such T4 FinCo Lender’s or T4 FinCo LC Issuing Bank’s holding company in full for any such reduction suffered (except to the extent the FinCo Borrowers are excused from payment pursuant to Section 6.4). In determining such amount, such T4 FinCo Lender or T4 FinCo LC Issuing Bank may use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.
(c)    To claim any amount under this Section 6.3, the FinCo Administrative Agent or a T4 FinCo Lender or T4 FinCo LC Issuing Bank, as applicable, shall promptly deliver to the FinCo Borrowers (with a copy to the FinCo Administrative Agent) a certificate setting forth in reasonable detail the amount or amounts necessary to compensate the FinCo Administrative Agent, T4 FinCo Lender or T4 FinCo LC Issuing Bank or its holding company, as the case may be, under Section 6.3(a) or Section 6.3(b), which shall be conclusive absent manifest error. The FinCo Borrowers shall, jointly and severally, pay the FinCo Administrative Agent, T4 FinCo Lender, or T4 FinCo LC Issuing Bank, as applicable, the amount shown as due on any such certificate within ten Business Days after receipt thereof.
(d)    Promptly after the FinCo Administrative Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank, as applicable, has determined that it will make a request for increased compensation pursuant to this Section 6.3, such Person shall notify the FinCo Borrowers thereof (with a copy to the FinCo Administrative Agent). Failure or delay on the part of the FinCo Administrative Agent, T4 FinCo Lender or T4 FinCo LC Issuing Bank to demand compensation pursuant to this Section 6.3 shall not constitute a waiver of such Person’s right to demand such compensation; provided, that the FinCo Borrowers shall not be required to compensate a Person pursuant to this Section 6.3 for any increased costs or reductions attributable to the failure of such Person to notify the FinCo Borrowers within 225 days after the Change in Law giving rise to those increased costs or reductions of such Person’s intention to claim compensation for those circumstances; provided, further, that, if the Change in Law giving rise to those increased costs or reductions is retroactive, then the 225-day period referred to above shall be extended to include that period of retroactive effect.
(e)    Notwithstanding any other provision in this Agreement, no T4 FinCo Lender shall demand compensation pursuant to this Section 6.3 in respect of the Change in Law arising from the matters described in the proviso to the definition of “Change in Law” if it shall not at the time be the general policy or practice of such T4 FinCo Lender, as determined by such T4 FinCo Lender, to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. For the avoidance of doubt, this clause (e) shall not impose an obligation on a T4 FinCo Lender to provide information regarding compensation claimed and/or paid under any other specific loan agreement; provided, that such T4 FinCo Lender shall, upon request from the FinCo Borrowers, provide a written confirmation to the FinCo Borrowers regarding whether it is the general policy or practice of such T4 FinCo Lender, as the case may be, to demand such compensation in similar circumstances under comparable provisions of other credit agreements.
6.4.    Obligation to Mitigate; Replacement of Lenders
(a)    If any T4 FinCo Lender or T4 FinCo LC Issuing Bank requests compensation under Section 6.3, or if the FinCo Borrowers are required to pay any Indemnified Taxes or additional amount to any T4 FinCo Lender, any T4 FinCo LC Issuing Bank, or any Government Authority for the account of any T4 FinCo Lender or any T4 FinCo LC Issuing Bank pursuant to Section 6.6, then such T4 FinCo Lender or T4 FinCo LC Issuing Bank shall use reasonable efforts to designate a different lending or issuing office for funding or booking its T4 FinCo Loans hereunder or issuing T4 FinCo LCs or to assign its rights and obligations under the FinCo Financing Documents to another of its offices, branches or Affiliates if, in the reasonable judgment of such T4 FinCo Lender or T4 FinCo LC Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.3 or Section 6.6, as applicable, in the future and (ii) would not subject such T4 FinCo Lender or T4 FinCo LC Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such T4 FinCo Lender or T4 FinCo LC Issuing Bank or violate any applicable Government Rule. The FinCo Borrowers hereby agree to pay all reasonable costs and expenses incurred by any T4 FinCo Lender or T4 FinCo LC Issuing Bank in connection with any such designation or assignment.
(b)    Subject to Section 6.4(d), if any T4 FinCo Lender or T4 FinCo LC Issuing Bank requests compensation under Section 6.3, or if the FinCo Borrowers are required to pay any Indemnified Taxes or additional amount to any T4 FinCo Lender, any T4 FinCo LC Issuing Bank, or any Government Authority for the account of any T4 FinCo Lender or T4 FinCo LC Issuing Bank pursuant to Section 6.6 and, in each case, such T4 FinCo Lender or T4 FinCo LC Issuing Bank has declined or is unable to designate a different lending or issuing office or to make an assignment in accordance with Section 6.4(a), or if any T4 FinCo Lender is a Defaulting Lender, then either of the FinCo Borrowers may, at its sole expense and effort, upon notice in writing to such T4 FinCo Lender or T4 FinCo LC Issuing Banks and the FinCo Administrative Agent, request such T4 FinCo Lender or T4 FinCo LC Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 15.4), all (but not less than all) its interests, rights (other than its existing rights to payments pursuant to Section 6.3, Section 6.5 or Section 6.6) and obligations under this Agreement (including all of its T4 FinCo Loans and T4 FinCo Commitments) to an Eligible Assignee that shall assume such obligations (which assignee may be another T4 FinCo Lender, if a T4 FinCo Lender accepts such assignment); provided, that (i) such FinCo Borrower shall have received the prior written consent of the FinCo Administrative Agent and to the extent such assignee is assuming any T4 FinCo Commitments, the T4 FinCo Lenders, (ii) such T4 FinCo Lender or such T4 FinCo LC Issuing Bank shall have received payment of an amount equal to all Obligations of the FinCo Borrowers owing to such T4 FinCo Lender or such T4 FinCo LC Issuing Bank from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the FinCo Borrowers (in the case of all other Obligations), (iii) in the case of any such assignment resulting from a claim for compensation under Section 6.3 or payments required to be made pursuant to Section 6.6, such assignment will result in the elimination or reduction of such compensation or payments, and (iv) such assignment does not conflict with any applicable law binding upon or to which such T4 FinCo Lender or such T4 FinCo LC Issuing Bank is subject. A T4 FinCo Lender shall not be required to make any such assignment and delegation if, as a result of a waiver by such T4 FinCo Lender of its rights under Section 6.3 or Section 6.6, as applicable, the circumstances entitling the FinCo Borrowers to require such assignment and delegation have ceased to apply.
(c)    If any T4 FinCo Lender (such T4 FinCo Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, consent or termination which, pursuant to the terms of Section 15.1, requires the consent of all of the T4 FinCo Lenders or all of the affected T4 FinCo Lenders, and with respect to which the Majority T4 FinCo Lenders shall have granted their consent, then the FinCo Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) to replace all such Non-Consenting Lenders by requiring such Non-Consenting Lenders to assign all their T4 FinCo Loans and all their T4 FinCo Commitments to one or more Eligible Assignees; provided, that (i) all Non-Consenting Lenders must be replaced with one or more Eligible Assignees that grant the applicable consent, (ii) all Obligations of the FinCo Borrowers owing to such Non-Consenting Lenders being replaced shall be paid in full to such Non-Consenting Lenders concurrently with such assignment, and (iii) the replacement T4 FinCo Lenders shall purchase the foregoing by paying to such Non-Consenting Lenders a price equal to the amount of such Obligations. In connection with any such assignment, the FinCo Borrowers, the FinCo Administrative Agent, such Non-Consenting Lenders and the replacement T4 FinCo Lenders shall otherwise comply with Section 15.4.
(d)    As a condition of the right of the FinCo Borrowers to remove any T4 FinCo Lender pursuant to Section 6.4(b) and Section 6.4(c), either of the FinCo Borrowers may, at the FinCo Borrowers’ own cost and expense, arrange for the assignment or novation of any FinCo Secured IR Hedge Agreements with such T4 FinCo Lender or any of its Affiliates within twenty Business Days after such removal; provided, that such T4 FinCo Lender (or its Affiliate, as applicable) shall use commercially reasonable efforts to promptly effectuate any such assignment or novation.
(e)    Notwithstanding anything in this Section 6.4 to the contrary, any T4 FinCo Lender that acts as a T4 FinCo LC Issuing Bank may not be replaced as a T4 FinCo LC Issuing Bank hereunder at any time it has a T4 FinCo LC outstanding hereunder unless arrangements reasonably satisfactory to such T4 FinCo Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such T4 FinCo LC Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such T4 FinCo LC Issuing Bank) have been made with respect to such outstanding T4 FinCo LC.
6.5.    Funding Losses
In the event of (a) the payment of any principal of any SOFR Loan other than on the Monthly Transfer Date therefor (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the Monthly Transfer Date therefor (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any SOFR Loan other than on the Monthly Transfer Date therefor as a result of a request by either of the FinCo Borrowers pursuant to Section 6.4, or (e) any default in the making of any payment or prepayment required to be made hereunder, then, in any such event, the FinCo Borrowers shall compensate each T4 FinCo Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any T4 FinCo Lender setting forth any amount or amounts that such T4 FinCo Lender is entitled to receive pursuant to this Section 6.5 shall be delivered to the FinCo Borrowers and shall be conclusive absent manifest error. The FinCo Borrowers shall pay to the FinCo Administrative Agent for the benefit of the applicable T4 FinCo Lender the amount due and payable and set forth on any such certificate within ten Business Days after receipt thereof.
6.6.    Taxes
(a)    Defined Terms. For purposes of this Section 6.6, the term “T4 FinCo Lender” includes the T4 FinCo LC Issuing Banks and the term “Government Rule” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of either of the FinCo Borrowers under any FinCo Financing Document shall be made without deduction or withholding for any Taxes, except as required by Government Rules. If any Government Rule (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with Government Rules and, if such Tax is an Indemnified Tax, then the sum payable by the applicable FinCo Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.6) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by FinCo Borrowers. The FinCo Borrowers shall timely pay to the relevant Government Authority in accordance with Government Rules, or at the option of the FinCo Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by FinCo Borrowers. Each of the FinCo Borrowers shall, jointly and severally, indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 6.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to a FinCo Borrower by a T4 FinCo Lender (with a copy to the FinCo Administrative Agent), or by the FinCo Administrative Agent on its own behalf or on behalf of a T4 FinCo Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the T4 FinCo Lenders. Each T4 FinCo Lender shall severally indemnify the FinCo Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such T4 FinCo Lender (but only to the extent that a FinCo Borrower has not already indemnified the FinCo Administrative Agent for such Indemnified Taxes and without limiting the obligation of the FinCo Borrowers to do so), (ii) any Taxes attributable to such T4 FinCo Lender’s failure to comply with the provisions of Section 15.4(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such T4 FinCo Lender, in each case, that are payable or paid by the FinCo Administrative Agent in connection with any FinCo Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any T4 FinCo Lender by the FinCo Administrative Agent shall be conclusive absent manifest error. Each T4 FinCo Lender hereby authorizes the FinCo Administrative Agent to set off and apply any and all amounts at any time owing to such T4 FinCo Lender under any FinCo Financing Document or otherwise payable by the FinCo Administrative Agent to the T4 FinCo Lender from any other source against any amount due to the FinCo Administrative Agent under this Section 6.6.
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by either of the FinCo Borrowers to a Government Authority pursuant to this Section 6.6, each FinCo Borrower shall deliver to the FinCo Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the FinCo Administrative Agent.
(g)    Status of Lenders.
(i)    Any T4 FinCo Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any FinCo Financing Document shall deliver to the FinCo Borrowers and the FinCo Administrative Agent, at the time or times reasonably requested by the FinCo Borrowers or the FinCo Administrative Agent, such properly completed and executed documentation reasonably requested by the FinCo Borrowers or the FinCo Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any T4 FinCo Lender, if reasonably requested by the FinCo Borrowers or the FinCo Administrative Agent, shall deliver such other documentation prescribed by Government Rules or reasonably requested by the FinCo Borrowers or the FinCo Administrative Agent as will enable the FinCo Borrowers or the FinCo Administrative Agent to determine whether or not such T4 FinCo Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A), (B), and (D) of Section 6.6(g)(ii)) shall not be required if, in the T4 FinCo Lender’s reasonable judgment, such completion, execution or submission would subject such T4 FinCo Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such T4 FinCo Lender.

(ii)    Without limiting the generality of the foregoing:
(A)    any T4 FinCo Lender that is a U.S. Person shall deliver to the FinCo Borrowers and the FinCo Administrative Agent on or about the date on which such T4 FinCo Lender becomes a T4 FinCo Lender under this Agreement (and from time to time thereafter upon the reasonable request of the FinCo Borrowers or the FinCo Administrative Agent), executed copies of IRS Form W-9 certifying that such T4 FinCo Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the FinCo Borrowers and the FinCo Administrative Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such Foreign Lender becomes a T4 FinCo Lender under this Agreement (and from time to time thereafter upon the reasonable request of the FinCo Borrowers or the FinCo Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any FinCo Financing Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any FinCo Financing Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either FinCo Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to either FinCo Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of

Exhibit E-2 or Exhibit E-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the FinCo Borrowers and the FinCo Administrative Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such Foreign Lender becomes a T4 FinCo Lender under this Agreement (and from time to time thereafter upon the reasonable request of the FinCo Borrowers or the FinCo Administrative Agent), executed copies of any other form prescribed by Government Rules as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Government Rules to permit the FinCo Borrowers or the FinCo Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a T4 FinCo Lender under any FinCo Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such T4 FinCo Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such T4 FinCo Lender shall deliver to the FinCo Borrowers and the FinCo Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the FinCo Borrowers or the FinCo Administrative Agent such documentation prescribed by Government Rules (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such FinCo Borrower or the FinCo Administrative Agent as may be necessary for the FinCo Borrowers and the FinCo Administrative Agent to comply with their obligations under FATCA and to determine that such T4 FinCo Lender has complied with such T4 FinCo Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each T4 FinCo Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the FinCo Borrowers and the FinCo Administrative Agent in writing of its legal inability to do so.
(h)    Status of FinCo Administrative Agent. The FinCo Administrative Agent (and any successor or supplemental FinCo Administrative Agent on the date it becomes the FinCo Administrative Agent) shall provide the FinCo Borrowers with two duly completed original copies of, if it is not a U.S. Person, IRS Form W-8ECI or any successor thereto with respect to payments to be received by it as a beneficial owner and IRS Form W-8IMY or any successor thereto evidencing its agreement with the FinCo Borrowers to be treated as a U.S. Person for U.S. federal withholding purposes or as a qualified intermediary with respect to payments to be received by it on behalf of the T4 FinCo Lenders, and shall update such forms periodically upon the reasonable request of either FinCo Borrower. In the event that the FinCo Administrative Agent is a U.S. Person, the FinCo Administrative Agent shall provide the FinCo Borrowers with two duly completed original copies of IRS Form W-9 or any successor thereto.
(i)    Treatment of Certain Refunds. If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6.6 (including by the payment of additional amounts pursuant to this Section 6.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 6.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Government Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 6.6(i) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that such indemnified party is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this Section 6.6(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 6.6(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 6.6(i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Survival. Each Party’s obligations under this Section 6.6 shall survive the resignation or replacement of the FinCo Administrative Agent or any assignment of rights by, or the replacement of, a T4 FinCo Lender, the termination of the T4 FinCo Commitment, as applicable, the expiration or cancellation of all T4 FinCo LCs, and the repayment, satisfaction or discharge of all obligations under any FinCo Financing Document.
6.7.    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other FinCo Financing Document, upon the occurrence of a Benchmark Transition Event, the FinCo Administrative Agent and the FinCo Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time, on the fifth Business Day after the FinCo Administrative Agent has posted such proposed amendment to all affected T4 FinCo Lenders and the FinCo Borrowers so long as the FinCo Administrative Agent has not received, by such time, written notice of objection to such amendment from T4 FinCo Lenders comprising the Majority T4 FinCo Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 6.7(a) will occur prior to the applicable Benchmark Transition Start Date. No FinCo Secured IR Hedge Agreement shall be deemed to be a “FinCo Financing Document” for purposes of this Section 6.7.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the FinCo Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the FinCo Borrowers) and, notwithstanding anything to the contrary herein or in any other FinCo Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other FinCo Financing Document.
(c)    Notices; Standards for Decisions and Determinations. The FinCo Administrative Agent will promptly notify the FinCo Borrowers and the T4 FinCo Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The FinCo Administrative Agent will notify the FinCo Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 6.7 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the FinCo Administrative Agent or, if applicable, any T4 FinCo Lender (or group of T4 FinCo Lenders) pursuant to this Section 6.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other FinCo Financing Document, except, in each case, as expressly required pursuant to this Section 6.7.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other FinCo Financing Document, at any time (including in connection with the implementation of a Benchmark Replacement) (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the FinCo Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the FinCo Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above, either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the FinCo Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon the FinCo Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period (i) the FinCo Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the FinCo Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans immediately. During a Benchmark Unavailability Period, the component of Base Rate based upon the then-current Benchmark will not be used in any determination of Base Rate.
7.    REPRESENTATIONS AND WARRANTIES
7.1.    General
(a)    Each FinCo Borrower makes each representation and warranty set forth in this Article 7 only on the Closing Date to, and in favor of, the FinCo Administrative Agent, each of the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks, and each other Party hereto.
(b)    All of the representations and warranties set forth in this Article 7 shall survive the Closing Date.
7.2.    Existence
Each FinCo Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware.
7.3.    Financial Condition
The financial statements of the FinCo Borrowers furnished to the FinCo Administrative Agent pursuant to Section 8.1(i), fairly present in all material respects the financial condition of the FinCo Borrowers as of the date thereof, all in accordance with GAAP (subject to normal year-end adjustments and footnote disclosure in the case of interim financial statements).
7.4.    Action
Each FinCo Borrower has the power and authority to execute and deliver, and to perform its obligations under, the FinCo Financing Documents to which it is a party, including the granting of security interests and Liens pursuant to the FinCo Security Documents, in each case to which it is a party. The execution, delivery and performance by each FinCo Borrower of each of the FinCo Financing Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of such FinCo Borrower. Each of the FinCo Financing Documents to which either of the FinCo Borrowers is a party has been duly executed and delivered by such FinCo Borrower. Assuming that each FinCo Financing Document has been duly executed and delivered by each party thereto other than the applicable FinCo Borrower, each FinCo Financing Document is in full force and effect and constitutes the legal, valid, and binding obligation of such FinCo Borrower, enforceable against such FinCo Borrower in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws.

7.5.    No Breach
The execution, delivery, and performance by each FinCo Borrower of each of the FinCo Financing Documents to which it is or will become a party, do not and will not:
(a)    conflict with its Organic Documents and its Organic Documents do not prevent execution, delivery, or performance by it of the FinCo Financing Documents to which it is a party;
(b)    violate any provision of any Government Rule applicable to such FinCo Borrower, except in the case of this clause (b), where such violation could not reasonably be expected to have a Material Adverse Effect; or
(c)    result in, or create any Lien (other than a Permitted Lien) upon or with respect to any of the Properties now owned or hereafter acquired by such FinCo Borrower.
7.6.    Material Government Approvals
The FinCo Borrowers have obtained all Material Government Approvals necessary under applicable Government Rule in connection with the FinCo Borrowers’ execution, delivery, and performance of the FinCo Financing Documents.
7.7.    Proceedings
Except as set forth in Schedule 7.7, there is no pending, or to either FinCo Borrower’s Knowledge, threatened in writing, litigation, investigation, action or proceeding, of or before any court, arbitrator or Government Authority (including with respect to any Taxes) which has a reasonable likelihood of being adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
7.8.    Environmental Matters
Except as set forth in Schedule 7.8 or as could not reasonably be expected to result in a Material Adverse Effect, the FinCo Borrowers, the Subject Liquefaction Owners, and the Subject Projects are in compliance with all applicable Environmental Laws.
7.9.    Taxes
Each FinCo Borrower has timely filed or caused to be filed all material tax returns that are required to be filed, and has paid (i) all Taxes shown to be due and payable on such returns or on any material assessments made against it or any of its Property and (ii) all other material Taxes imposed on such FinCo Borrower or its Property by any Government Authority (other than Taxes the payment of which are not yet due, giving effect to any applicable extensions or the permitted period for payment prior to the Tax becoming delinquent or incurring interest or penalties, or which are being Contested), and no tax Liens (other than Permitted Liens) have been filed and no material actions, suits, proceedings, investigations, audits, or claims are being asserted with respect to any such Taxes (other than claims which are being Contested).

7.10.    Tax Status
Each FinCo Borrower is a limited liability company that is treated as a partnership or an entity disregarded for U.S. federal, state and local income tax purposes as separate from its owner and not an association taxable as a corporation, and neither the execution or delivery of any FinCo Financing Document nor the consummation of any of the transactions contemplated thereby shall affect such status.
7.11.    ERISA; ERISA Event
(a)    Neither FinCo Borrower nor their respective Controlled Subsidiaries employs any current or former employees.
(b)    Neither FinCo Borrower nor their respective Controlled Subsidiaries sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under, any Plan, Pension Plan or Multiemployer Plan nor has either FinCo Borrower or their respective Controlled Subsidiaries established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under any Plan, Pension Plan or Multiemployer Plan including any liability of any ERISA Affiliate, other than joint and several contingent liability of an ERISA Affiliate that is not material and is not reasonably expected to be imposed on either FinCo Borrower or their respective Controlled Subsidiaries.
(c)    No ERISA Event has occurred or is reasonably expected to occur, in each case, that could reasonably be expected to result in a Material Adverse Effect.
7.12.    Nature of Business
The FinCo Borrowers have not, and are not engaged in, any business other than, (a) the direct or indirect ownership of the Intermediate Entities and the Subject Liquefaction Owners and any business activities reasonably related to such ownership, (b) through such ownership of the Intermediate Entities and the Subject Liquefaction Owners, the Permitted Business, and (c) any other transactions contemplated by the FinCo Financing Documents.
7.13.    FinCo Security Documents
The provisions of the FinCo Security Documents are effective to create, in favor of the FinCo Collateral Agent for the benefit of the FinCo Secured Parties, a legal, valid and enforceable perfected first priority Lien on and security interest in all of the Collateral purported to be covered thereby (subject to Permitted Liens and any exceptions permitted under the FinCo Collateral Documents).
7.14.    Ownership
As of the Closing Date:
(a)    (i) the P1 FinCo Pledgor directly owns 100% of the Equity Interests of the P1 FinCo Borrower, (ii) the P1 FinCo Borrower directly owns 100% of the Equity Interests of P1 Holdings, (iii) P1 Holdings directly owns 100% of the Equity Interests of the P1 Member, (iv) the P1 Member directly owns 100% of the Class A Units of the P1 JVCo, (v) the P1

JVCo directly owns 100% of the limited liability company interests of P1 Senior Pledgor, and (vi) the P1 Senior Pledgor directly owns 100% of the limited liability company interests of the P1 Liquefaction Owner;
(b)    (i) the P2 FinCo Pledgor directly owns 100% of the Equity Interests of the P2 FinCo Borrower, (ii) the P2 FinCo Borrower directly owns 100% of the Equity Interests of the P2 Member, (iii) the P2 Member directly owns 100% of the Class A Units of the T4 JVCo, (iv) the T4 JVCo owns 100% of the Equity Interests in the T4 Senior Pledgor, and (v) the T4 Senior Pledgor owns 100% of the Equity Interests in the T4 Liquefaction Owner;
(c)    (i) the P2 Member directly owns 100% of the Equity Interests of the T5 JVCo, (ii) the T5 JVCo owns 100% of the Equity Interests of the T5 Senior Pledgor, and (iii) the T5 Senior Pledgor owns 100% of the T5 Liquefaction Owner; and
(d)    there are no call options, purchase options or similar rights of any Person in respect of such Equity Interests described in the foregoing clauses (a) through (c) other than as set forth in the Project Financing Documents, any financing documents in respect of Permitted JVCo Indebtedness, or the Organic Documents of such Person.
7.15.    Investment Company Act of 1940
Neither FinCo Borrower is and, after giving effect to the issuance of the FinCo Secured Debt and the application of proceeds of the FinCo Secured Debt in accordance with the provisions of the FinCo Financing Documents, neither FinCo Borrower will be, an “investment company” required to be registered under the Investment Company Act of 1940.
7.16.    Regulations T, U and X
Neither FinCo Borrower is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder) and no part of the proceeds of the T4 FinCo Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, or any regulations substituted therefor, as from time to time in effect.
7.17.    Disclosure
Except as otherwise disclosed by the FinCo Borrowers in writing on or prior to the Closing Date, neither this Agreement nor any FinCo Financing Document nor any reports, financial statements, certificates or other written information furnished to the T4 FinCo Lenders by or on behalf of the FinCo Borrowers in connection with the negotiation of, and the extension of credit under the FinCo Financing Documents or delivered to the FinCo Intercreditor Agent, or the T4 FinCo Lenders or the FinCo Administrative Agent (or their respective counsel), when taken as a whole, contains any untrue statement of a material fact pertaining to the FinCo Borrowers, the FinCo Pledgors, any RG Facility Entity, the P1 Project, or the T4 Project, or omits to state a material fact pertaining to the FinCo Borrowers, the FinCo Pledgors, any of the RG Facility Entities, the

P1 Project, or the T4 Project necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, in any material respect; provided, that (a) with respect to any projected financial information, forecasts, estimates, or forward-looking information, information of a general economic or general industry nature or pro forma calculation made in this Agreement, the Base Case Forecast, including with respect to the start of operations of the P1 Project, the T4 Project, the FinCo Term Conversion Date, final capital costs or operating costs of the Development (as defined in the P1 Financing Documents), oil prices, Gas prices, LNG prices, electricity prices, Gas reserves, rates of production, Gas market supplies, LNG market demand, exchange rates or interest rates, rates of taxation, rates of inflation, transportation volumes or any other forecasts, projections, assumptions, estimates or pro forma calculations, the FinCo Borrowers represent only that such information was based on assumptions made in good faith and believed to be reasonable at the time made in light of the legal and factual circumstances then applicable to the FinCo Borrowers, the P1 Project, and the T4 Project, and the FinCo Borrowers make no representation as to the actual attainability of any projections set forth in the Base Case Forecast or any such other items listed in this clause (a) and (b) the FinCo Borrowers make no representation with respect to any information or material provided by a third-party consultant (except to the extent such information or material originated with the FinCo Borrowers).
7.18.    Absence of Default
No Default or Event of Default has occurred and is continuing.
7.19.    Solvency
Each of the FinCo Borrower is and, upon the incurrence of any Obligations and after giving effect to the transactions and the incurrence of Indebtedness in connection therewith, will be, Solvent.
7.20.    Legal Name and Place of Business
(a)    The full and correct legal name, type of organization and jurisdiction of organization of the P1 FinCo Borrower is: Rio Grande LNG Phase 1 FinCo, LLC, a limited liability company organized and existing under the laws of the State of Delaware.
(b)    The full and correct legal name, type of organization and jurisdiction of organization of the P2 FinCo Borrower is: Rio Grande LNG Phase 2 FinCo, LLC, a limited liability company organized and existing under the laws of the State of Delaware.
(c)    Neither FinCo Borrower has ever changed its name or location (as defined in Section 9-307 of the UCC), except as indicated in Schedule 4.1 of the FinCo Security Agreement.
(d)    The chief executive office of each of the FinCo Borrowers is 1000 Louisiana Street, Suite 3300, Houston, Texas 77002.
7.21.    Ranking
The FinCo Financing Documents and the obligations evidenced thereby (a) are and will at all times be direct and unconditional general obligations of the FinCo Borrowers, (b)  rank and will at all times rank in right of payment and otherwise at least pari passu with all other FinCo

Secured Debt, and (c) are and at all times will be senior in right of payment to all other Indebtedness of the FinCo Borrowers (other than FinCo Secured Debt) whether now existing or hereafter outstanding.
7.22.    Anti-Corruption Laws, Anti-Terrorism, and Money Laundering Laws
(a)    None of the Subject Compliance Persons (i) is in violation of any Anti-Terrorism and Money Laundering Laws, (ii) is in violation of any Anti-Corruption Laws, or (iii) to either FinCo Borrower’s Knowledge, has taken any action directly or indirectly that either FinCo Borrower reasonably believes gives rise to circumstances presently in existence that could constitute a violation of any Anti-Corruption Laws or Anti-Terrorism and Money Laundering Laws.
(b)    The FinCo Borrowers and their respective Controlled Subsidiaries have instituted and maintain policies and procedures, including appropriate controls, reasonably designed to promote compliance by the FinCo Borrowers and their respective Controlled Subsidiaries, and its and their directors, officers, employees, and authorized agents with Anti-Corruption Laws and Anti-Terrorism and Money Laundering Laws (to the extent applicable).
7.23.    Sanctions
(a)    Neither the making of the T4 FinCo Loans nor the use of proceeds of the T4 FinCo Loans by the FinCo Borrowers or their respective Controlled Subsidiaries will violate or cause any violation by any Person of applicable Sanctions Regulations.
(b)    None of the Subject Compliance Persons is a Restricted Person.
(c)    The FinCo Borrowers and their respective Controlled Subsidiaries have instituted and maintain policies and procedures, including appropriate controls, reasonably designed to promote compliance by such Persons, and their directors, officers, employees, and authorized agents with Sanctions Regulations.
7.24.    Accounts
Neither FinCo Borrower has, or is the beneficiary of, any bank account other than the FinCo Accounts and the Distribution Accounts (if applicable).
7.25.    No Material Adverse Effect
No event, circumstance or condition has occurred and is continuing that has had or would reasonably be expected to have a Material Adverse Effect.
7.26.    Compliance with Government Rules
Each FinCo Borrower and each Upper-Tier Intermediate Entity is in compliance in all material respects with all material Government Rules applicable to such FinCo Borrower or Upper-Tier Intermediate Entity, as applicable.

8.    CONDITIONS PRECEDENT
8.1.    Conditions to Closing Date
The occurrence of the Closing Date and the effectiveness of the T4 FinCo Commitments are subject to the satisfaction of each of the following conditions precedent to the satisfaction of each of the FinCo Administrative Agent, the T4 FinCo Lenders, and each T4 FinCo LC Issuing Bank, unless, in each case, waived by each of the FinCo Administrative Agent, the T4 FinCo Lenders, and each T4 FinCo LC Issuing Bank:
(a)    Delivery of Financing Documents. The FinCo Administrative Agent shall have received true, correct and complete copies of the following documents, each of which shall have been duly authorized, executed and delivered by the parties thereto:
(i)    this Agreement;
(ii)    the Collateral and Intercreditor Agreement;
(iii)    the FinCo Security Agreement;
(iv)    the FinCo Pledge Agreement;
(v)    the FinCo Accounts Agreement;
(vi)    the Bank Fee Letters;
(vii)    any T4 FinCo Notes (to the extent requested by any T4 FinCo Lender at least three Business Days prior to the Closing Date).
(b)    Opinions from Counsel. The FinCo Administrative Agent shall have received, in form and substance reasonably satisfactory to the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo Lenders, and the T4 FinCo LC Issuing Banks (with sufficient copies thereof for each addressee), the opinion of Latham & Watkins LLP, transaction counsel to each of the Loan Parties and P1 Holdings.
(c)    Bank Regulatory Requirements. Each T4 FinCo Lender and T4 FinCo LC Issuing Bank and the FinCo Collateral Agent shall have received, or had access to, to the extent requested at least three Business Days prior to the Closing Date:
(i)    a Beneficial Ownership Certification from each FinCo Borrower if such FinCo Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and
(ii)    all documentation and other information required by bank regulatory authorities under applicable KYC Requirements.
(d)    Officer’s Certificates. The FinCo Administrative Agent shall have received the following:
(i)    a duly executed certificate of an Authorized Officer of each of the Loan Parties and P1 Holdings certifying:

(A)    that attached to such certificate is (1) a true, correct, and complete copy of the certificate of formation of such Person, certified by the applicable Secretary of State as of a recent date and (2) a true, correct and complete copy of the limited liability company agreement of such Person;
(B)    that attached to such certificate is a true, correct, and complete copy of resolutions, duly adopted by the authorized governing body of such person, authorizing the execution, delivery and performance of such of the FinCo Financing Documents to which such Person is or is intended to be party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and
(C)    as to the incumbency and specimen signature of each manager, officer, or member (as applicable) of such Person executing the FinCo Financing Documents to which such Person is or is intended to be a party and each other document to be delivered by such Person from time to time pursuant to the terms thereof; and
(ii)    a duly executed certificate of an Authorized Officer of each FinCo Borrower certifying that each of the representations and warranties of the FinCo Borrowers contained in this Agreement and the other FinCo Financing Documents is true and correct in all respects on and as of such date.
(e)    Establishment of FinCo Accounts. Each of the FinCo Accounts shall have been established as required pursuant to the FinCo Accounts Agreement.
(f)    Lien Search; Perfection of Security. The FinCo Administrative Agent shall have received evidence satisfactory to the FinCo Administrative Agent, the T4 FinCo Lenders, and the T4 FinCo LC Issuing Banks of the following actions in connection with the perfection of the Collateral:
(i)    completed requests for information or copies of the Uniform Commercial Code search reports and tax lien, judgment and litigation search reports, dated as of a recent date before the Closing Date, for the State of Delaware and any other jurisdiction reasonably requested by the FinCo Administrative Agent that name each FinCo Borrower, each FinCo Pledgor, and P1 Holdings, together with copies of each UCC financing statement, fixture filing or other filings listed therein, which shall evidence no Liens on the Collateral, other than Permitted Liens; and
(ii)    evidence of the completion of all other actions, recordings and filings of, or with respect to, the FinCo Security Documents that the FinCo Administrative Agent, any T4 FinCo Lender or T4 FinCo LC Issuing Bank may deem necessary or reasonably desirable in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including (A) the delivery by each FinCo Pledgor, each FinCo Borrower, and P1 Holdings to the FinCo Collateral Agent of the original certificates representing all Equity Interests in each FinCo Borrower, P1 Holdings, the P1 Member, and the P2 Member, together with duly executed transfer powers and irrevocable proxies in substantially the form attached to the FinCo Pledge Agreement and (B) the filing of UCC-l financing statements.
(g)    Closing Date Equity Contributions. The P2 FinCo Pledgor shall have made equity contributions to the P2 FinCo Borrower (including by way of direct transfer to the T4 Construction Account) in an amount no less than $572,871,672.97 (the “Closing Date Equity Contributions”).
(h)    T4 FID; T4 Closing Date. The FinCo Administrative Agent shall have received evidence that (i) the Sponsor has taken a final investment decision with respect to the T4 Project and (ii) the “Closing Date” under, and as defined in, the T4 Financing Documents shall have occurred or shall occur simultaneously on the Closing Date.
(i)    Financial Statements. The FinCo Administrative Agent shall have received copies of an unaudited pro forma balance sheet of each FinCo Borrower as of the Closing Date (provided, that no notes shall be required to be included in such balance sheet), which balance sheet shall have been prepared giving effect (as if such events had occurred on such date) to (i) the FinCo Secured Debt to be incurred on or about the Closing Date under this Agreement and (ii) the payment of fees and expenses (if any) in connection with the foregoing.
8.2.    Conditions to T4 FinCo Cash Loans and T4 FinCo LCs
The obligation of each T4 FinCo Lender to make any of its T4 FinCo Cash Loans and of each T4 FinCo LC Issuing Bank to issue a T4 FinCo LC (or to extend the maturity thereof or modify or amend the terms thereof (other than pursuant to an automatic extension of the expiry date of a T4 FinCo LC in accordance with the terms and conditions thereof)) is subject only to (x) the occurrence of the Closing Date, (y) solely with respect to the first borrowing of T4 FinCo Loans or issuance of T4 FinCo LCs to occur after the Closing Date, the occurrence of the FERC Remand Satisfaction Date, and (z) the satisfaction or waiver by the Majority T4 FinCo Lenders (or, with respect to the issuance, extension, modification, or amendment of any T4 FinCo LC (other than pursuant to an automatic extension of the expiry date of a T4 FinCo LC in accordance with the terms and conditions thereof), the applicable T4 FinCo LC Issuing Bank) of the following conditions:
(a)    Notice of T4 FinCo Cash Loan Borrowing. Solely with regard to the making of any T4 FinCo Cash Loan, the FinCo Administrative Agent shall have received a duly executed T4 FinCo Cash Loan Borrowing Notice, as required by and in accordance with Section 3.2.
(b)    Request for Issuance. Solely with regard to the issuance of any T4 FinCo LC, the FinCo Administrative Agent and the applicable T4 FinCo LC Issuing Bank shall have received a duly executed Request for Issuance.
(c)    No Material Adverse Effect. Since the Closing Date, no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing.

(d)    Absence of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the FinCo Financing Documents.
(e)    Fees; Expenses. The FinCo Administrative Agent shall have received (or will receive from the proceeds of such drawing) for its own account, or for the account of each Credit Agreement FinCo Secured Party under this Agreement entitled thereto, all fees due and payable pursuant to this Agreement and any other FinCo Financing Document, and all costs and expenses (including costs, fees and expenses of legal counsel) payable hereunder or thereunder for which invoices have been presented. Each T4 FinCo LC Issuing Bank shall have received for its own account all fees due and payable to it directly pursuant to this Agreement.
9.    AFFIRMATIVE COVENANTS
Each FinCo Borrower covenants and agrees that until the Credit Agreement Discharge Date, it shall perform or observe or cause to be performed or observed (as applicable) each of the obligations set forth in this Article 9 in favor and for the benefit of the FinCo Administrative Agent, each T4 FinCo Lender, and each T4 FinCo LC Issuing Bank.
9.1.    Maintenance of Existence, Etc.
Except as otherwise expressly permitted by Section 10.2(a), each FinCo Borrower shall maintain its limited liability company existence as a Delaware limited liability company.
9.2.    Taxes
Each FinCo Borrower shall (a) file (or cause to be filed) all tax returns required to be filed by such FinCo Borrower and each Upper-Tier Intermediate Entity and (b) pay and discharge (or caused to be paid and discharged), before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on such FinCo Borrower or any RG Facility Entity or their respective Properties unless such Taxes are subject to a Contest and such Contest, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.
9.3.    Books, Records and Inspections; Accounting and Audit Matters.
Each FinCo Borrower and each Upper-Tier Intermediate Entity shall keep proper books of record in accordance with GAAP in all material respects and permit representatives and advisors of the FinCo Administrative Agent, upon reasonable notice, no more than twice per calendar year (unless an Event of Default has occurred and is continuing), to examine, excerpts from its books, records and documents and to make copies thereof, all at such times during normal business hours as such representatives may reasonably request upon thirty days’ advance notice.
9.4.    Compliance with Government Rules, Etc.
(a)    Each FinCo Borrower shall, and shall cause each Upper-Tier Intermediate Entity to, comply in all material respects with all material Government Rules applicable to such FinCo Borrower or Upper-Tier Intermediate Entity, as applicable.
(b)    Each FinCo Borrower shall, and shall cause each Upper-Tier Intermediate Entity to, comply in all material respects with Sanctions Regulations.

(c)    Each FinCo Borrower agrees that if it obtains Knowledge or receives any written notice that either FinCo Borrower, any Upper-Tier Intermediate Entity or any Person holding a legal or beneficial interest therein (whether directly or indirectly) is or becomes a Restricted Person (such occurrence, a “Sanctions Violation”), such FinCo Borrower shall within a reasonable time (i) give written notice to the FinCo Administrative Agent of such Sanctions Violation and (ii) comply with all applicable Sanctions Regulations with respect to such Sanctions Violation (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States), and each FinCo Borrower hereby authorizes and consents to the FinCo Administrative Agent taking any and all steps the FinCo Administrative Agent deems necessary, in its sole discretion, to comply with all applicable Sanctions Regulations with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable Sanctions Authority.
(d)    The proceeds of the T4 FinCo Loans will not be used by either FinCo Borrower or any Upper-Tier Intermediate Entity, directly or knowingly indirectly, in violation of any Anti-Corruption Laws or Anti-Terrorism and Money Laundering Laws (to the extent applicable), including through the making of any bribe or unlawful payment.
9.5.    Tax Status
Each FinCo Borrower shall at all times maintain its status as a partnership or as an entity disregarded for U.S. federal, state and local income tax purposes.
9.6.    Interest Rate Hedging
(a)    By the date that is 45 days following the Closing Date until the date that is 15 days following the FERC Remand Satisfaction Date, the FinCo Borrowers shall have, jointly and severally, entered into, and shall thereafter maintain in full force and effect at all times, one or more FinCo Secured IR Hedge Agreements with respect to FinCo Secured IR Hedge Transactions having a notional amount (after giving effect to any Offsetting Transactions) in respect of each Quarterly Payment Date equal to at least 50% of the Projected Principal Amount of the T4 FinCo Loans outstanding as of each such Quarterly Payment Date through the “Lifting Equity Base Case” amortization period set forth in the financial model (the “Lifting Equity Base Case Amortization Period”).
(b)    By the date that is 15 days following the FERC Remand Satisfaction Date, the FinCo Borrowers shall have, jointly and severally, entered into (including by way of assignment, transfer, novation, conversion or amendment) one or more FinCo Secured IR Hedge Agreements with respect to FinCo Secured IR Hedge Transactions, with a mandatory early termination on the sixth anniversary of the Closing Date, having a notional amount (after giving effect to any Offsetting Transactions) in respect of each Quarterly Payment Date equal to (a) not less than 90% of the Projected Principal Amount of the T4 FinCo Loans outstanding as of each such Quarterly Payment Date and (b) not more than 100% of the Projected Principal Amount of the T4 FinCo Loans outstanding as of each such Quarterly Payment Date through the Lifting Equity Base Case Amortization Period and taking into account expected notional balances through the FinCo Term Conversion Date and a full cash sweep under the “Lifting Equity Base Case” as set forth and defined in the Base Case Forecast after the FinCo Term Conversion Date.

(c)    From and after the day that is 15 days following the FERC Remand Satisfaction Date, the FinCo Borrowers shall, jointly and severally, maintain in full force and effect at all times, one or more FinCo Secured IR Hedge Agreements with respect to FinCo Secured IR Hedge Transactions having a notional amount (after giving effect to any Offsetting Transactions) in respect of each Quarterly Payment Date equal to (a) not less than 80% of the Projected Principal Amount of the T4 FinCo Loans outstanding as of each such Quarterly Payment Date and (y) except for a period not to exceed 45 consecutive days, not more than 110% of the Projected Principal Amount of the T4 FinCo Loans outstanding as of each such Quarterly Payment Date through the Lifting Equity Base Case Amortization Period.
9.7.    Separateness
Each Finco Borrower shall comply at all times with the separateness provisions set forth on Schedule 9.7.
9.8.    Closing Date Equity Contributions
The P2 FinCo Borrowers shall apply and use any Closing Date Equity Contributions not deposited into the T4 Construction Account in accordance with the FinCo Accounts Agreement.
10.    NEGATIVE COVENANTS
The FinCo Borrowers covenant and agree that, until the Credit Agreement Discharge Date, the FinCo Borrowers shall perform or observe or cause to be performed or observed (as applicable) each of the obligations set forth in this Article 10 in favor and for the benefit of the FinCo Administrative Agent, each T4 FinCo Lender, and each T4 FinCo LC Issuing Bank.
10.1.    Nature of Business
The FinCo Borrowers shall not, and shall not permit any Upper-Tier Intermediate Entities to, engage in any business or activities other than (a) the direct or indirect ownership of the Intermediate Entities and the Subject Liquefaction Owners and any business activities reasonably related thereto, (b) through such ownership of the Intermediate Entities and the Subject Liquefaction Owners, the Permitted Business, and (c) any other transactions contemplated by the FinCo Financing Documents.
10.2.    Fundamental Changes
(a)    Neither FinCo Borrower shall change its legal form without providing the FinCo Administrative Agent with at least thirty days’ prior notice.
(b)    Neither FinCo Borrower shall, and neither FinCo Borrower shall permit any Upper-Tier Intermediate Entity to, amend its Organic Documents in a manner that would have a Detrimental Effect.
10.3.    Asset Sales
Neither FinCo Borrower shall, and neither FinCo Borrower shall permit any Upper-Tier Intermediate Entity to, convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, any of its assets, including its Equity Interests in any Subject JVCo, except (i) sales, transfers, or other dispositions of Permitted Investments in accordance with the FinCo Accounts Agreement, (ii) Distributions made in accordance with the FinCo Financing Documents, (iii) at any time on or prior to T5 FID, a Permitted T5 Full Disposition or a Permitted T5 Partial Disposition, and (iv) any Permitted JV Equity Sale.
10.4.    Restrictions on FinCo Borrower Indebtedness
(a)    Permitted Indebtedness. Neither FinCo Borrower shall, and neither FinCo Borrower shall permit any Upper-Tier Intermediate Entity to, directly or indirectly create, incur, assume, permit, suffer to exist or otherwise be or become liable with respect to any Indebtedness other than Permitted Indebtedness.
(b)    T5 Incremental Debt. Neither FinCo Borrower shall incur T5 Incremental Debt prior to the Maturity Date unless each of the following conditions are satisfied or waived by the Majority T4 FinCo Lenders:
(i)    no Default or Event of Default has occurred and is continuing or could reasonably be expected to occur after giving effect to and as a result of the incurrence of such T5 Incremental Debt, unless such Default or Event of Default shall be cured by the incurrence of such T5 Incremental Debt;
(ii)    the Sponsor shall have taken a final investment decision with respect to the T5 Project (“T5 FID”);
(iii)    as of the date of incurrence of the T5 Incremental Debt (i) the P2 Member shall own Equity Interests in the T5 JVCo, (ii) the T5 JVCo directly or indirectly shall own 100% of the Equity Interests in the T5 Senior Pledgor, and (iii) the T5 Senior Pledgor shall directly or indirectly own 100% of the Equity Interests in the T5 Liquefaction Owner;
(iv)    such T5 Incremental Debt is incurred to finance T5 Permitted Uses, including the funding of project costs of a Qualifying T5 Project;
(v)    the FinCo Borrowers shall have demonstrated, by delivery of an updated Base Case Forecast, that, after taking into account the incurrence of such T5 Incremental Debt, (A) that the FinCo Secured Debt to Equity Ratio does not exceed 75:25, (B) the Projected DSCR commencing on the Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the expiration of the term of the Notional Amortization Period shall not be less than 1.20:1.00 (provided, that, for purposes of this clause (B), the Debt Service used to calculate the Projected DSCR shall assume, that that the Aggregate T4 FinCo Commitment and the T5 Incremental Debt commitments have been drawn in accordance with the projections in the Base Case Forecast), and (C) the principal amount of such T5 Incremental Debt does not exceed the aggregate amount of T5 Permitted Uses projected to be paid in such Base Case Forecast;
(vi)    any T5 Incremental Debt shall be treated in all respects as FinCo Secured Debt, sharing pari passu in the Collateral and in right of payment;

(vii)    the maturity date of the T5 Incremental Debt shall occur on or after the Maturity Date; and
(viii)    if the T5 Incremental Debt is incurred by execution of an additional FinCo Secured Debt Instrument (and not pursuant to a T5 Incremental Debt Amendment), the FinCo Secured Debt Holder Representative for the T5 Incremental Debt shall have entered into a CIA Accession Confirmation.
(c)    Terms of FinCo Secured Debt Instruments. Prior to the incurrence of T5 Incremental Debt, the FinCo Borrowers shall deliver to the FinCo Administrative Agent a copy of each proposed FinCo Secured Debt Instrument relating to the relevant T5 Incremental Debt (which may be an amendment to this Agreement in accordance with Section 5.19), which copy shall disclose the material terms, permitted uses, and the tenor and amortization schedule of such T5 Incremental Debt and the rate, or the rate basis and margin in the case of a floating rate, at which such T5 Incremental Debt shall bear interest, and (if applicable) commitment fees or other premiums relating thereto.
(d)    Executed Copies of FinCo Secured Debt Instruments.
(i)    Concurrently with the delivery of a CIA Accession Confirmation pursuant to Section 10.4(b)(viii), the FinCo Borrowers shall deliver to the FinCo Administrative Agent a copy of the relevant duly executed FinCo Secured Debt Instrument.
(ii)    The FinCo Borrowers shall promptly provide to the FinCo Administrative Agent copies of all amendments, modifications, and waivers to any FinCo Secured Debt Instrument; provided, that such amendments, modifications, and waivers shall only be made in accordance with terms and conditions set forth in the Collateral and Intercreditor Agreement and the relevant FinCo Secured Debt Instrument.
10.5.    Interest Rate Hedging Agreements
The FinCo Borrowers shall not permit the aggregate notional amounts (after giving effect to any Offsetting Transactions) under the FinCo Secured IR Hedge Agreements in respect of any Quarterly Payment Date to exceed at any time, except for a period of no more than 45 consecutive days, 110% of the Projected Principal Amount of all FinCo Secured Debt on such Quarterly Payment Date. The FinCo Borrowers shall not enter into any Hedge Agreements other than the FinCo Secured IR Hedge Agreements and, in no event, shall the FinCo Borrowers enter into any Hedge Agreement for speculative purposes.
10.6.    Transactions with Affiliates; Settlements
(a)    The FinCo Borrowers will not, and will not permit any Upper-Tier Intermediate Entities to, directly or indirectly, enter into any transaction with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate) except: (i) investments, or the ownership of Equity Interests, in Intermediate Entities; (ii) transactions that effect Permitted JVCo Indebtedness; (iii) transactions on terms no less favorable to the FinCo Borrowers than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the Subject Projects and the counterparties), or, if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms reasonably determined by the FinCo Borrowers to be fair and reasonable; (iv) any officer or director indemnification agreement or any similar arrangement entered into by the FinCo Borrowers in the ordinary course of business and payments pursuant thereto; and (v) Distributions made in accordance with the FinCo Financing Documents.
(b)    The FinCo Borrowers shall not agree, authorize or otherwise consent to or permit the Upper-Tier Intermediate Entities to agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Affiliate with a liability in excess of $500,000 in any Fiscal Year or $1,000,000 in the aggregate without the prior written consent of the Majority T4 FinCo Lenders.
10.7.    Subject JVCo and Lower-Tier Intermediate Entity Covenants
Neither FinCo Borrower shall, and neither FinCo Borrower shall permit any Upper-Tier Intermediate Entity to, vote its interests in any Subject JVCo or its respective Lower-Tier Intermediate Entities in a manner that would allow:
(a)    any termination, amendment, modification, supplement or waiver of any provision of the Organic Documents of any Subject JVCo or its Controlled Subsidiaries in a manner that would have a Detrimental Effect;
(b)    the sale, lease, transfer or other disposal of all or substantially all of the assets comprising a Subject Project (excluding, in each case, for the elimination of doubt, transactions that effect Permitted JVCo Indebtedness which complies in all respects with the requirements of Section 10.4);
(c)    the incurrence by any such Subject JVCo or any such Lower-Tier Intermediate Entity to incur indebtedness other than Permitted JVCo Indebtedness;
(d)    any of the Lower-Tier Intermediate Entities or Subject Liquefaction Owner to engage in any business or activity other than the direct or indirect ownership, construction, development, and operation of the Subject Projects and the Common Facilities;
(e)    any Subject Liquefaction Owner, the P1 Senior Pledgor, the T4 Senior Pledgor, or at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Senior Pledgor to amend, modify, supplement, waive, or terminate, or consent to the amendment, modification, supplement, waiver, or termination of, any provision of any Project Financing Document in a manner that would have a Detrimental Effect;
(f)    any Subject Liquefaction Owner to amend, modify, supplement, waive or terminate or consent to the amendment, modification, supplement, waiver or termination of any provision of any Designated Offtake Agreement in a manner that would (i) amend the price or quantity provisions of such Designated Offtake Agreement such that the “Credit Agreement Projected DSCR” (as defined in the Project Credit Agreements to which such Subject Liquefaction Owner is a party) of such Subject Liquefaction Owner (as calculated in accordance with such Project Credit Agreements, and after giving effect to such amendment, modification, supplement, waiver or termination) is less than 1.40:1.00 or (ii) otherwise not be on Market Terms (as defined in the applicable Project Financing Document(s)) with respect to the applicable Subject Liquefaction Owner;
(g)    any Subject Liquefaction Owner to amend, modify, supplement, waive, or terminate or consent to the amendment, modification, supplement, waiver, or termination of any provision of any Material Project Document (other than any Designated Offtake Agreement) to which such Subject Liquefaction Owner is a party in a manner that would have a Material Adverse Effect; and
(h)    allow any Subject Liquefaction Owner or any RG Facility Entity to sponsor, maintain, administer, or have any obligation to contribute to, or any liability under any defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code or any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or plan that provides for post-retirement welfare benefits.
10.8.    Use of Proceeds
The FinCo Borrowers shall not apply the proceeds of the T4 FinCo Loans other than for the purposes set forth in Section 3.1(c).
10.9.    Distributions
(a)    The FinCo Borrowers will not make or agree to make, directly or indirectly, any Distributions (other than FinCo Extraordinary Distributions) unless on the Distribution Date each of the following conditions has been satisfied:
(i)    no Default or Event of Default has occurred and is continuing;
(ii)    as of such Distribution Date, the FinCo Borrowers shall have either made prepayments of FinCo Secured Debt and/or cancelled T4 FinCo Commitments or commitments in respect of T5 Incremental Debt in an aggregate amount that is equal to or more than the First Tier ECF Amount (as defined in the FinCo Accounts Agreement);
(iii)    if the Distribution Date is made on a Monthly Transfer Date that is not a Quarterly Payment Date, the aggregate amount on deposit in the FinCo Revenue Collection Account after giving effect to such Distribution, shall be no less than the ECF Monthly Amount Fraction of the ECF Accrual Amount as of such Monthly Transfer Date;
(iv)    (i) the Historical DSCR as of the Fiscal Quarter most recently ended is at least 1.50:1.00 and (ii) the Projected DSCR for the next four Fiscal Quarter period is at least 1.75:1.00;
(v)    at any time after the end of the T4 FinCo Availability Period, the T4 FinCo Loan DSRA is funded in accordance with the FinCo Accounts Agreement in an amount equal to or greater than its then-required Credit Agreement Debt Service Reserve Amount; and

(vi)    the FinCo Borrowers shall have delivered to the FinCo Administrative Agent a certificate of an Authorized Officer of the FinCo Borrowers (i) to the effect that all conditions for a Distribution in this Section 10.9 have been satisfied and (ii) setting forth in reasonable detail the calculations for computing each of the Historical DSCR and the Projected DSCR for the relevant periods in clause (iv) above.
(b)    Prior to the Initial Principal Payment Date, the FinCo Borrowers will not make or agree to make, directly or indirectly, any FinCo Extraordinary Distributions pursuant to Section 3.1(c)(viii) (FinCo Revenue Collection Account) of the FinCo Accounts Agreement and clause (b) of the definition of FinCo Extraordinary Distributions using the proceeds of “Incremental Debt” (as defined in any Project Financing Documents) unless the Projected DSCR of the FinCo Borrowers for the four Fiscal Quarters following the Initial Principal Payment Date projected as of such date is equal to or greater than 1.75:1.00.
(c)    The FinCo Borrowers will not make or agree to make, directly or indirectly, any Tax Distributions (as defined in the FinCo Accounts Agreement) on any Quarterly Transfer Date (as defined in the FinCo Accounts Agreement) in an amount that exceeds, in the aggregate, the sum of (i) the aggregate amount of tax distributions received by the FinCo Borrowers from the Subject Liquefaction Owners in accordance with the applicable Project Financing Documents plus (ii) at any time prior to the Initial Principal Payment Date, an amount equal to (A) at any time prior to T5 FID, $20,000,000 per annum and (B) at any time on or after T5 FID, $40,000,000 per annum.
10.10.    Historical DSCR
(a)    Together with the delivery of financial statements in accordance with Section 11.1(a) in respect of each full Fiscal Quarter occurring after the Initial Principal Payment Date, the FinCo Borrowers shall calculate and deliver to the FinCo Administrative Agent its calculation of the Historical DSCR.
(b)    The FinCo Borrowers shall not permit the Historical DSCR as of the end of any Fiscal Quarter following the Initial Principal Payment Date to be less than 1.10 to 1.00; provided, that, notwithstanding anything to the contrary herein or in any FinCo Financing Document, if the Historical DSCR as of the end of any Fiscal Quarter following the Initial Principal Payment Date is (or would be) less than 1.10 to 1.00, then any direct or indirect owner of the FinCo Borrowers shall have the right to provide cash to the FinCo Borrowers, not later than twenty Business Days following the date of delivery of the calculation of the Historical DSCR as required pursuant to Section 10.10(a) by (A) transferring from the Distribution Account to the FinCo Revenue Collection Account or (B) causing any direct or indirect equity owner of the FinCo Pledgors to deposit in the FinCo Revenue Collection Account such amount as, when added to the otherwise applicable Cash Flow for purposes of calculating Historical CFADS for the applicable period, would cause the Historical DSCR for such period to equal or exceed 1.10 to 1.00 (and upon such transfer or deposit, any default under this Section 10.10(b) shall be deemed immediately cured) (provided, that the FinCo Borrowers shall not have the right to cure a default of this Section 10.10(b) by operation hereof in respect of more than four Fiscal Quarters in aggregate over the term of the T4 FinCo Loans).

10.11.    Accounts
(a)    The FinCo Borrowers shall not open or maintain, or permit or instruct any other Person to open or maintain on its behalf, or use or be the beneficiary of any account other than the FinCo Accounts and the Distribution Account (if applicable).
(b)    For purposes of the definition of “DSRA Reserve Amount” set forth in the FinCo Accounts Agreement, the amount required to be funded pursuant to this Agreement shall be the Credit Agreement Debt Service Reserve Amount.
10.12.    GAAP
No FinCo Borrower shall change its Fiscal Year without the prior written consent of the FinCo Administrative Agent. No FinCo Borrower shall change its accounting or financial reporting policies other than as permitted in accordance with GAAP.
10.13.    Margin Stock
The FinCo Borrowers shall not use any part of the proceeds of any T4 FinCo Loans to purchase or carry any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The FinCo Borrowers shall not use any proceeds of the T4 FinCo Loans in a manner that could violate or be inconsistent with the provisions of Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

10.14.    Sanctions
The FinCo Borrowers shall not, and shall not permit or authorize any Person to, directly or knowingly indirectly, have any investment in or engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the T4 FinCo Loans or other transactions contemplated by this Agreement or any other FinCo Financing Document), with any Person if such investment or transaction (a) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (b) would cause any T4 FinCo Lender or any Affiliate of such T4 FinCo Lender to be in violation of, or the subject of, applicable Sanctions Regulations, or (c) in any other manner that could reasonably be expected to result in any Person (including any Person participating in the T4 FinCo Loans) being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
10.15.    Liens
The FinCo Borrowers shall not, and shall not permit any Upper-Tier Intermediate Entity to, create, incur, assume, suffer to occur or permit to subsist any Lien upon or with respect to any of its property, revenues or assets (real, personal or mixed, tangible or intangible) whether now owned or hereafter acquired, except for Permitted Liens.
11.    REPORTING COVENANTS
Each FinCo Borrower covenants and agrees that until the Credit Agreement Discharge Date, it shall perform each of the obligations set forth in this Article 11 in favor and for the benefit of the FinCo Administrative Agent, each T4 FinCo Lender, and each T4 FinCo LC Issuing Bank.
11.1.    Financial Statements
As soon as available and in any event prior to the date specified below, the FinCo Borrowers shall deliver:
(a)    on or prior to the sixtieth day after the end of each of the first three Fiscal Quarters of each Fiscal Year of the FinCo Borrowers:
(i)    unaudited consolidated statements of income and cash flows of each of the FinCo Borrowers for such period and for the period from the beginning of the respective Fiscal Year to the end of such period; and
(ii)    the related unaudited balance sheet as at the end of such period, setting forth, in each case, in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year; provided, that the FinCo Borrowers shall not be required to deliver comparative financial statements for the first three Fiscal Quarters following the Closing Date.
(b)    on or prior to the 120th day after the end of each Fiscal Year of the FinCo Borrowers, audited consolidated statements of income, member’s equity and cash flows of each of the FinCo Borrowers for such year and the related audited balance sheets as at the end of such Fiscal Year, and accompanied by an opinion of KPMG LLP or other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the FinCo Borrowers as at the end of, and for, such Fiscal Year on a consolidated basis in accordance with GAAP; and
(c)    concurrently with the delivery of the financial statements pursuant to Section 11.1(a) or Section 11.1(b):
(i)    a certificate executed by the FinCo Borrowers certifying that such financial statements fairly present in all material respects the financial condition and results of operations of the FinCo Borrowers on the dates and for the periods indicated in accordance with GAAP, subject, in the case of quarterly financial statements, to the absence of notes and normal year-end audit adjustments; and
(ii)    a certificate executed by the FinCo Borrowers certifying that no Default or Event of Default or default or event of default under any FinCo Secured Debt Instrument exists as of the date of such certificate or, if any default or event of default under any FinCo Secured Debt Instrument exists, describing the same in reasonable detail and describing what action the FinCo Borrowers have taken and propose to take with respect thereto.
11.2.    Notice of Defaults, Events of Default and Other Events
As soon as practicable and in any event, unless otherwise specified, the FinCo Borrowers shall deliver within five Business Days after either FinCo Borrower obtains Knowledge of any of the following, written notice to the FinCo Administrative Agent of:
(a)    any Default or Event of Default and describing any action being taken or proposed to be taken with respect thereto;
(b)    promptly upon becoming aware thereof, written notice, including reasonable details, of (i) any event specific to either FinCo Borrower, any Intermediate Entity, any Subject Liquefaction Owner or any Subject Project which is reasonably likely to have a Material Adverse Effect, (ii) the occurrence of any Project Event of Default, or (iii) the incurrence of any Permitted JVCo Indebtedness;
(c)    a change in ultimate beneficial ownership information of either FinCo Borrower required to be provided in the Beneficial Ownership Certification most recently delivered to the FinCo Administrative Agent;
(d)    any ERISA Event that could reasonably be expected to result in material liability to any Loan Party under ERISA or under the Code with respect to any Plan or Multiemployer Plan; and
(e)    no later than five Business Days after such documents are delivered under the applicable Project Financing Document, all audited and unaudited financial statements, certifications, and reports required to be delivered by any Subject Liquefaction Owner pursuant to the Project Financing Documents.

11.3.    DSCR Certificates
Together with the delivery of financial statements in accordance with Section 11.1(a) and 11.1(b) in respect of each Fiscal Quarter occurring after the FinCo Term Conversion Date, the FinCo Borrowers shall deliver to the FinCo Administrative Agent a certificate of an Authorized Officer of the FinCo Borrowers setting forth (a) the Historical DSCR for the four Fiscal Quarter period ended on such Quarterly Payment Date and (b) the Projected DSCR for the four Fiscal Quarter period commencing on such Quarterly Payment Date, in each case together with the calculation in reasonable detail and supporting data to confirm such calculations.
11.4.    Commodity Forecasts
Solely to the extent issued by the Commodity Forecaster, at least once per calendar year, the FinCo Borrowers shall deliver to the FinCo Administrative Agent a commodity forecast issued by the Commodity Forecaster. In the event that the then-appointed Commodity Forecaster shall cease to issue updated commodity forecasts, the FinCo Administrative Agent shall (as directed by the Majority T4 FinCo Lenders) appoint a replacement Commodity Forecaster with the consent of the FinCo Borrowers (such consent not to be unreasonably withheld, conditioned, or delayed).
11.5.    Other Information
(a)    The FinCo Borrowers shall provide to the FinCo Administrative Agent such other information reasonably requested by the FinCo Administrative Agent.
(b)    Notwithstanding anything to the contrary herein, no FinCo Borrower shall be obligated under this Article 10 to disclose any information that is (or provide any notices that are) protected by attorney-client privilege, constitutes attorney work product, is a trade secret or not permitted to be disclosed under the terms of non-disclosure agreements (provided, that the FinCo Borrowers shall use commercially reasonable efforts to obtain consent for such disclosures).
12.    EVENTS OF DEFAULT
Each of the following events or occurrences set forth in this Article 12 shall constitute an Event of Default.
12.1.    Non-Payment of FinCo Secured Obligations
(a)    Any FinCo Borrower shall (i) fail to pay when due any principal of any T4 FinCo Loans (unless (x) such failure is caused by an administrative or technical error and (y) payment is made within three Business Days of its due date), (ii) fail to pay when due any interest in respect of the T4 FinCo Loans, and such failure continues unremedied for a period of three Business Days, or (iii) fail to pay when due any Commitment Fees or letter of credit fees on any T4 FinCo LC and such failure continues unremedied for a period of five Business Days.
(b)    Any FinCo Borrower shall (i) fail to pay when due any principal of any FinCo Secured Debt (other than FinCo Secured Debt incurred under this Agreement) in a principal amount in excess of $15,000,000 unless (A) such failure is caused by an administrative or technical error and (B) payment is made within the cure period permitted pursuant to such FinCo Secured Debt Instrument or (ii) fail to pay when due any interest on any FinCo Secured Debt (other than T4 FinCo Loans), any periodic settlement payment or termination payment in respect of any FinCo Secured IR Hedge Agreement, or any commitment fees, letter of credit fees, or similar fee payable by it under any FinCo Secured Debt Instrument (other than this Agreement) when due and, in each of the cases set forth in this clause (b), such failure continues unremedied beyond the cure period permitted pursuant to such FinCo Secured Debt Instrument or FinCo Secured IR Hedge Agreement, as applicable.
(c)    Any FinCo Borrower shall fail to pay any other FinCo Secured Obligation payable by them under any FinCo Financing Document other than those set forth in Section 12.1(a) and Section 12.1(b) above and such failure continues unremedied for a period of ten Business Days.
12.2.    Cross-Acceleration
Any default shall occur with respect to (a) any FinCo Secured Debt (other than FinCo Secured Debt incurred under this Agreement) or (b) any other Indebtedness of the FinCo Borrowers (other than FinCo Secured Debt) or any Upper-Tier Intermediate Entity having drawn or undrawn principal amounts in excess of $15,000,000 in the aggregate and shall have continued beyond any applicable grace period, the effect of which has been to cause the entire amount of such Indebtedness under this Section 12.2 to become due (whether by redemption, purchase, offer to purchase or otherwise) and such Indebtedness under this Section 12.2 remains unpaid or the acceleration of its stated maturity unrescinded.
12.3.    Breaches of Covenant
(a)    The FinCo Borrowers default in the due performance and observance of any of their obligations under any of the following Section 9.1, Section 10.2(b), Section 10.4, Section 10.8, Section 10.9, or Section 10.10 of this Agreement.
(b)    The FinCo Borrowers default in the due performance and observance of any of their obligations under Section 9.4, Section 10.2(a), Section 10.3, or Section 10.14 of this Agreement and such Default continues unremedied for a period of sixty days after the earlier of (x) the date on which the FinCo Borrowers receive written notice of such Default from the FinCo Administrative Agent or (y) the date on which the FinCo Borrowers obtain Knowledge of such Default.
(c)    Any of the FinCo Pledgors or P1 Holdings defaults in the due performance and observance of any of its obligations under Sections 5.1(b)-(d) (Covenants of the Pledgors) of the FinCo Pledge Agreement that is not corrected or cured within thirty days after the earlier of (x) the date on which the FinCo Pledgors or P1 Holdings (as applicable) became aware of such failure and (y) notice from the FinCo Collateral Agent to the FinCo Borrowers, the FinCo Pledgors, and P1 Holdings.
(d)    Failure by any FinCo Borrower, any FinCo Pledgor, or P1 Holdings to comply in any material respect with any covenant or agreement hereunder (other than as otherwise set forth in this Article 12) or in any other FinCo Financing Document excluding any covenants or agreements set forth in any FinCo Secured Debt Instrument other than this Agreement; provided, that if such Default is capable of cure, no Event of Default shall have occurred pursuant to this Section 12.3(d) if such Default has been cured within sixty days after FinCo Borrower’s Knowledge of such Default; provided, further, that if such Default is not capable of cure within such sixty day period, then such sixty day period shall be extended to a total period of ninety days so long as (i) such Default is subject to cure, (ii) the FinCo Borrowers are diligently pursuing a cure, and (iii) such additional cure period could not reasonably be expected to result in a Material Adverse Effect.
12.4.    Breach of Representation or Warranty
Any representation or warranty made or deemed made by any FinCo Borrower, P1 Holdings, or any FinCo Pledgor in this Agreement, or any other FinCo Financing Document shall prove to have been false as of the time made or deemed made, confirmed, or furnished, such falsity (if capable of being remedied) is not remedied within sixty days after the earlier of notice or either FinCo Borrower’s Knowledge of such misrepresentation or false statement, and such falsity or any adverse effects therefrom could reasonably be expected to have a Material Adverse Effect.
12.5.    Bankruptcy
A Bankruptcy shall occur with respect to any of the FinCo Borrowers, the Intermediate Entities, the Subject Liquefaction Owners, or the RG Facility Entities.
12.6.    Litigation
A final judgment or series of judgments in excess of $20,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid) against either FinCo Borrower or any Upper-Tier Intermediate Entity shall be rendered by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction over such FinCo Borrower or Upper-Tier Intermediate Entity (as applicable), and the same remains unpaid or unstayed for a period of ninety or more days from the date of entry of such judgment or series of judgments.
12.7.    Illegality or Unenforceability
This Agreement or any other FinCo Financing Document (other than any FinCo Secured Debt Instrument in respect of T5 Incremental Debt), or any material provision thereof, (a) is declared by a court of competent jurisdiction to be illegal or unenforceable and such unenforceability or illegality is not cured within five Business Days following the date of entry of such judgment (provided, that such five Business Day period will apply only so long as the relevant party is attempting in good faith to cure such unenforceability), (b) should otherwise cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration or termination in accordance with its terms in the ordinary course (and not related to any default hereunder or thereunder)), or (c) is expressly terminated, contested or repudiated by any FinCo Borrower, any FinCo Pledgor, or P1 Holdings, as applicable, and to the extent party thereto.
12.8.    Project Events of Default
(a)    A Project Event of Default shall have occurred and is continuing and such Project Event of Default shall not have been waived or made subject to forbearance in writing by the applicable Project Senior Secured Debt Holders under the applicable Project Senior Secured Debt Instruments.

(b)    Notwithstanding Section 12.8(a), (i) a Project Event of Default shall have occurred, (ii) such Project Event of Default shall have been waived (or made subject to forbearance) in writing by the applicable Project Senior Secured Debt Holders under the applicable Project Senior Secured Debt Instruments but shall otherwise be continuing, and (iii) during the term of such waiver or forbearance (and after giving effect to the applicable Project Senior Secured Debt Holders’ forbearance of remedies resulting therefrom), the facts and circumstances giving rise to such Project Event of Default would reasonably be expected to result in a Material Adverse Effect.
12.9.    Designated Offtake Agreements; Major Project Documents
(a)    Any Subject Liquefaction Owner shall have breached its obligation under its applicable Project Senior Secured Debt Instruments to maintain the requisite capacity under its Designated Offtake Agreements and shall not have made the mandatory prepayment or prepayment offer, in each case, as required by the applicable Project Senior Secured Debt Instruments as a result thereof as and when required under the applicable Project Senior Secured Debt Instruments.
(b)    Any Major Project Document at any time for any reason shall have ceased to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default or early termination right thereunder)) or the enforceability thereof is disaffirmed in writing by or on behalf of any party thereto, the result of which would reasonably be expected to have a Material Adverse Effect.
(c)    Any default or event of default by any Subject Liquefaction Owner shall have occurred and be continuing under any Major Project Document the result of which would reasonably be expected to have a Material Adverse Effect.
12.10.    Required Export Authorizations; Major Government Approvals
(a)    Any Required Export Authorization shall become Impaired in respect of a Designated Offtake Agreement and the applicable Subject Liquefaction Owner shall not have mitigated or otherwise made the mandatory prepayment or prepayment offer required by the applicable Project Senior Secured Debt Instruments as a result thereof as and when required under the applicable Project Senior Secured Debt Instruments.
(b)    Any Major Government Approval shall be Impaired and such Impairment results in a Project Event of Default that could reasonably be expected to have a Material Adverse Effect.
12.11.    Change of Control
A Change of Control occurs.
12.12.    ERISA Events
An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

12.13.    Liens
The Liens in favor of the FinCo Secured Debt Holders under the FinCo Security Documents shall, other than by reason of a release of Collateral in accordance with the terms of this Agreement and the FinCo Security Documents, at any time cease to constitute valid and perfected Liens granting a first priority security interest in the Collateral (subject to Permitted Liens) and five Business Days have elapsed following the earlier of (a) either FinCo Borrower’s Knowledge of the occurrence of such event or circumstance and (b) the notice from FinCo Collateral Agent or the FinCo Intercreditor Agent to the FinCo Borrowers thereof.
12.14.    FERC Remand Satisfaction Date
The FERC Remand Satisfaction Date shall not have occurred on or prior to the FERC Remand Longstop Date.
12.15.    Term Conversion
Any Subject Liquefaction Owner shall have failed to achieve the “Term Conversion Date” by the “Date Certain”, each as defined under such Subject Liquefaction Owner’s Project Credit Agreements.
13.    REMEDIES
13.1.    Acceleration Upon Bankruptcy
If any Event of Default described in Section 12.5 occurs with respect to either FinCo Borrower, all outstanding T4 FinCo Commitments, if any, shall automatically terminate, the outstanding principal amount of the T4 FinCo Loans and all other Obligations shall automatically be and become immediately due and payable and, with respect to any T4 FinCo LCs outstanding at the time of such Event of Default, the FinCo Borrowers shall make deposits in the LC Cash Collateral Account in accordance with Section 4.7, in each case without notice, demand or further act of the FinCo Administrative Agent, the T4 FinCo Lenders, or the T4 FinCo LC Issuing Banks.
13.2.    Acceleration Upon Other Event of Default
If any Event of Default occurs for any reason other than set forth in Section 13.1 and is continuing (unless cured during any applicable cure period), the FinCo Administrative Agent may, or upon the direction of the Majority T4 FinCo Lenders shall, by written notice to the FinCo Borrowers, take any or all of the following actions:
(a)    declare the outstanding principal amount of the T4 FinCo Loans and all other Obligations that are not already due and payable to be immediately due and payable;
(b)    terminate all outstanding T4 FinCo Commitments; and
(c)    with respect to any T4 FinCo LCs outstanding at the time of such Event of Default, require the FinCo Borrowers to make deposits in the LC Cash Collateral Account in accordance with Section 4.7.

The full unpaid amount of such T4 FinCo Loans and other Obligations that have been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and such outstanding T4 FinCo Commitments shall terminate. Any declaration made pursuant to this Section 13.2 may, should the Majority T4 FinCo Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the FinCo Borrowers at any time after the principal of the T4 FinCo Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided, that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.
13.3.    Action Upon Event of Default
Subject to the terms of the Collateral and Intercreditor Agreement, if any Event of Default occurs for any reason and is continuing (after giving effect to any cure of the applicable Event of Default), then, the FinCo Administrative Agent may, or upon the direction of the Majority T4 FinCo Lenders shall, by written notice to the FinCo Borrowers of its intention to exercise any remedies hereunder, under the other FinCo Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the FinCo Borrowers, exercise any or all of the following rights and remedies, in any combination or order that the FinCo Administrative Agent or the Majority T4 FinCo Lenders may elect, in addition to such other rights or remedies as the FinCo Administrative Agent and the T4 FinCo Lenders may have hereunder, under the other FinCo Financing Documents or at law or in equity:
(a)    pursuant to the terms of the Collateral and Intercreditor Agreement, vote in favor of the taking of any and all actions necessary or desirable to implement any available remedies with respect to the Collateral under any of the FinCo Collateral Documents;
(b)    without any obligation to do so, make disbursements or T4 FinCo Loans (including any draw upon any T4 FinCo LC) as provided in Section 2.1 to or on behalf of the FinCo Borrowers to cure any Event of Default hereunder as the Majority T4 FinCo Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the T4 FinCo Lenders’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be FinCo Secured Obligations, notwithstanding that such expenditures may, together with amounts theretofore advanced under this Agreement, exceed the amount of the T4 FinCo Commitments; or
(c)    take (or vote in favor of the taking) other action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the FinCo Borrowers under this Agreement or the Collateral and Intercreditor Agreement.
13.4.    Application of Proceeds
Subject to the terms of the Collateral and Intercreditor Agreement, any moneys received by the FinCo Administrative Agent from the FinCo Collateral Agent after the occurrence and during the continuance of an Event of Default and the period during which remedies have been initiated shall be applied in full or in part by the FinCo Administrative Agent against the Obligations in the following order of priority (but without prejudice to the rights of the T4 FinCo Lenders and T4 FinCo LC Issuing Banks, subject to the terms of the Collateral and Intercreditor Agreement, to recover any shortfall from the FinCo Borrowers):
(a)    first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel) payable to the FinCo Administrative Agent or any T4 FinCo LC Issuing Bank in their respective capacities as such;
(b)    second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article 6) payable to the T4 FinCo Lenders ratably in proportion to the amounts described in this clause (b) payable to them, as certified by the FinCo Administrative Agent;
(c)    third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the T4 FinCo Loans or unreimbursed T4 FinCo LC Disbursement, payable to the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks ratably in proportion to the respective amounts described in this clause (c) payable to them, as certified by the FinCo Administrative Agent;
(d)    fourth, to payment, on a pro rata basis, of (i) that principal amount of the T4 FinCo Loans payable to the T4 FinCo Lenders (in inverse order of maturity), ratably among the T4 FinCo Lenders in proportion to the respective amounts described in this clause (d) held by them, as certified by the FinCo Administrative Agent and (ii) the cash collateralization of any outstanding T4 FinCo LCs, in an amount not to exceed the amount required pursuant to Section 4.7; and
(e)    fifth, the balance, if any, after all of the Obligations have been paid in full, to the FinCo Borrowers or as otherwise required by applicable Government Rule.
14.    THE FINCO ADMINISTRATIVE AGENT
14.1.    Appointment and Authority
(a)    Each of the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks hereby appoints, designates and authorizes MUFG Bank, Ltd., as its FinCo Administrative Agent under and for purposes of each FinCo Financing Document to which the FinCo Administrative Agent is a party, and in its capacity as the FinCo Administrative Agent, to act on its behalf as FinCo Secured Creditor Representative for the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks. MUFG Bank, Ltd. hereby accepts this appointment and agrees to act as the FinCo Administrative Agent for the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks in accordance with the terms of this Agreement, and to act as FinCo Secured Creditor Representative for the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks. Each of the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks appoints and authorizes the FinCo Administrative Agent to enter into and act on behalf of such T4 FinCo Lender and such T4 FinCo LC Issuing Bank under each FinCo Financing Document to which it is a party (including the indemnities to be provided by the T4 FinCo Lenders and T4 FinCo LC Issuing Banks in Section 12.2(b) (Indemnities for the

FinCo Collateral Agent and FinCo Intercreditor Agent) of the Collateral and Intercreditor Agreement) and, in the absence of other written instructions from the Majority T4 FinCo Lenders received from time to time by the FinCo Administrative Agent (with respect to which the FinCo Administrative Agent agrees that it will comply, except as otherwise provided in this Section 14.1 or as otherwise advised by counsel, and subject in all cases to the terms of the Collateral and Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the FinCo Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any FinCo Financing Document, the FinCo Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the FinCo Administrative Agent have or be deemed to have any fiduciary relationship with any T4 FinCo Lender, T4 FinCo LC Issuing Bank, or other Credit Agreement FinCo Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any FinCo Financing Document or otherwise exist against the FinCo Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the FinCo Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The provisions of this Section 14.1 are solely for the benefit of the FinCo Administrative Agent, the T4 FinCo Lenders, and the T4 FinCo LC Issuing Banks, and neither the FinCo Borrowers nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the FinCo Borrowers’ rights under Section 14.7(a) and Section 14.7(b).
14.2.    Rights as a T4 FinCo Lender or T4 FinCo LC Issuing Bank
Each Person serving as the FinCo Administrative Agent hereunder or under any other FinCo Financing Document shall have the same rights and powers in its capacity as a T4 FinCo Lender or T4 FinCo LC Issuing Bank, as the case may be, as any other T4 FinCo Lender or T4 FinCo LC Issuing Bank and may exercise the same as though it were not the FinCo Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the FinCo Borrowers or Affiliates of the FinCo Borrowers as if such Person were not the FinCo Administrative Agent hereunder and without any duty to account therefor to any T4 FinCo Lender or any T4 FinCo LC Issuing Bank.
14.3.    Exculpatory Provisions
(a)    The FinCo Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other FinCo Financing Documents. Without limiting the generality of the foregoing, the FinCo Administrative Agent shall not:
(i)    be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other FinCo Financing Documents that the FinCo Administrative Agent is required to exercise as directed in writing by the Majority T4 FinCo Lenders (or such other number or percentage of the T4 FinCo Lenders as shall be expressly provided for herein or in the other FinCo Financing Documents); provided, that the FinCo Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the FinCo Administrative Agent to liability or that is contrary to any FinCo Financing Document or applicable Government Rule; or
(iii)    except as expressly set forth herein and in the other FinCo Financing Documents, have any duty to disclose, nor shall the FinCo Administrative Agent be liable for any failure to disclose, any information relating to the FinCo Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the FinCo Administrative Agent or any of its Affiliates in any capacity.
(b)    The FinCo Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Majority T4 FinCo Lenders (or such other number or percentage of the T4 FinCo Lenders as may be necessary, or as the FinCo Administrative Agent may believe in good faith to be necessary, under the circumstances as provided in Section 15.1) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and Non-Appealable judgment of a court of competent jurisdiction. The FinCo Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the FinCo Administrative Agent in writing by the FinCo Borrowers, a T4 FinCo Lender or a T4 FinCo LC Issuing Bank.
(c)    The FinCo Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other FinCo Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other FinCo Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any FinCo Security Document, or (v) the satisfaction of any condition set forth in Article 8 or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the FinCo Administrative Agent.
(d)    The FinCo Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the FinCo Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any T4 FinCo Lender or Participant or prospective T4 FinCo Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of T4 FinCo Loans, or disclosure of confidential information, to any Disqualified Institution.
14.4.    Reliance by FinCo Administrative Agent
The FinCo Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The FinCo Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a T4 FinCo Loan that by its terms must be fulfilled to the satisfaction of any T4 FinCo Lender, the FinCo Administrative Agent may presume that such condition is satisfactory to such T4 FinCo Lender unless the FinCo Administrative Agent has received notice to the contrary from such T4 FinCo Lender prior to the making of such T4 FinCo Loan. The FinCo Administrative Agent may consult with legal counsel (who may be counsel for the FinCo Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
14.5.    Delegation of Duties
The FinCo Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other FinCo Financing Document by or through any one or more sub-agents appointed by the FinCo Administrative Agent. The FinCo Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 14 shall apply to any such sub-agent and to the Related Parties of the FinCo Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the FinCo Administrative Agent. The FinCo Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and Non-Appealable judgment that the FinCo Administrative Agent acted with gross negligence or willful misconduct in the selection or supervision of such sub-agents.
14.6.    Request for Indemnification by the T4 FinCo Lenders
The FinCo Administrative Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the T4 FinCo Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.
14.7.    Resignation or Removal of FinCo Administrative Agent
(a)    The FinCo Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other FinCo Financing Documents at any time by giving thirty days’ prior notice to the FinCo Borrowers, the FinCo Collateral Agent, the T4 FinCo Lenders, and the T4 FinCo LC Issuing Banks. The FinCo Administrative Agent may be removed at any time by the Majority T4 FinCo Lenders if the FinCo

Administrative Agent becomes a Defaulting Lender. In the event MUFG Bank, Ltd. is no longer the FinCo Administrative Agent, any successor FinCo Administrative Agent may be removed at any time with cause by the Majority T4 FinCo Lenders. Any such resignation or removal shall take effect upon the appointment of a successor FinCo Administrative Agent, in accordance with this Section 14.7.
(b)    Upon any notice of resignation by the FinCo Administrative Agent or upon the removal of the FinCo Administrative Agent by the Majority T4 FinCo Lenders or any T4 FinCo Lender in accordance with Section 14.7(a), the Majority T4 FinCo Lenders shall appoint a successor FinCo Administrative Agent, hereunder and under each other FinCo Financing Document to which the FinCo Administrative Agent is a party, such successor FinCo Administrative Agent to be a commercial bank (i) that has a combined capital and surplus of at least $1,000,000,000 and (ii) that is a FATCA Exempt Party; provided, that if no Default or Event of Default shall then be continuing, appointment of a successor FinCo Administrative Agent shall also be acceptable to the FinCo Borrowers (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the FinCo Borrowers to a successor FinCo Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the FinCo Borrowers and such successor.
(c)    If no successor FinCo Administrative Agent has been appointed by the Majority T4 FinCo Lenders within thirty days after the date such notice of resignation was given by such resigning FinCo Administrative Agent, such FinCo Administrative Agent’s resignation shall nevertheless become effective and the Majority T4 FinCo Lenders shall thereafter perform all the duties of such FinCo Administrative Agent hereunder and/or under any other FinCo Financing Document until such time, if any, as the Majority T4 FinCo Lenders appoint a successor FinCo Administrative Agent. If no successor FinCo Administrative Agent has been appointed by the Majority T4 FinCo Lenders within thirty days after the date the Majority T4 FinCo Lenders elected to remove such Person, any Credit Agreement FinCo Secured Party may petition any court of competent jurisdiction for the appointment of a successor FinCo Administrative Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor FinCo Administrative Agent, who shall serve as FinCo Administrative Agent hereunder and under each other FinCo Financing Document to which it is a party until such time, if any, as the Majority T4 FinCo Lenders appoint a successor FinCo Administrative Agent, as provided above.
(d)    Upon the acceptance of a successor’s appointment as FinCo Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) FinCo Administrative Agent, and the retiring (or removed) FinCo Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other FinCo Financing Documents and the replaced FinCo Administrative Agent shall make available to the successor FinCo Administrative Agent such records, documents and information in the replaced FinCo Administrative Agent’s possession and provide such assistance as the successor FinCo Administrative Agent may reasonably request in connection with its appointment as the successor FinCo Administrative Agent. After the retirement or removal of the FinCo Administrative Agent hereunder and under the other FinCo Financing Documents, the provisions of this Article 14 and Section 15.8 shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as FinCo Administrative Agent.
14.8.    No Amendment to Duties of FinCo Administrative Agent Without Consent
The FinCo Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other FinCo Financing Document that affects its rights or duties hereunder or thereunder unless such FinCo Administrative Agent shall have given its prior written consent, in its capacity as FinCo Administrative Agent thereto.
14.9.    Non-Reliance on FinCo Administrative Agent and T4 FinCo Lenders
Each of the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks acknowledges that it has, independently and without reliance upon the FinCo Administrative Agent, any other T4 FinCo Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit. Each of the T4 FinCo Lenders and T4 FinCo LC Issuing Banks also acknowledges that it will, independently and without reliance upon the FinCo Administrative Agent any other T4 FinCo Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other FinCo Financing Document or any related agreement or any document furnished hereunder or thereunder.
14.10.    Coordinating Lead Arrangers’ Duties
Anything herein to the contrary notwithstanding, no Coordinating Lead Arranger shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the FinCo Administrative Agent, FinCo Collateral Agent, T4 FinCo Lender, or T4 FinCo LC Issuing Bank hereunder.
14.11.    Copies
The FinCo Administrative Agent shall give prompt notice to each T4 FinCo Lender and T4 FinCo LC Issuing Bank of receipt of each notice or request required or permitted to be given to the FinCo Administrative Agent by the FinCo Borrowers pursuant to the terms of this Agreement or any other FinCo Financing Document (unless concurrently delivered to the T4 FinCo Lenders or T4 FinCo LC Issuing Banks, as applicable, by the FinCo Borrowers). The FinCo Administrative Agent will distribute to each T4 FinCo Lender and T4 FinCo LC Issuing Bank each document and other communication received by the FinCo Administrative Agent from the FinCo Borrowers for distribution to the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks by the FinCo Administrative Agent in accordance with the terms of this Agreement or any other FinCo Financing Document.
14.12.    Erroneous Payments.
(a)    If the FinCo Administrative Agent (i) notifies a T4 FinCo Lender, T4 FinCo LC Issuing Bank, or any Person who has received funds on behalf of a T4 FinCo Lender or T4 FinCo LC Issuing Bank (any such T4 FinCo Lender, T4 FinCo LC Issuing Bank, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the FinCo Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the FinCo Administrative Agent) received by such Payment Recipient from the FinCo Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such T4 FinCo Lender, T4 FinCo LC Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the FinCo Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the FinCo Administrative Agent pending its return or repayment as contemplated below in this Section 14.12 and held in trust for the benefit of the FinCo Administrative Agent, and such T4 FinCo Lender or T4 FinCo LC Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the FinCo Administrative Agent may, in its sole discretion, specify in writing), return to the FinCo Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the FinCo Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the FinCo Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the FinCo Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the FinCo Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each T4 FinCo Lender, each T4 FinCo LC Issuing Bank or any Person who has received funds on behalf of a T4 FinCo Lender or T4 FinCo LC Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment, or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution, or otherwise) from the FinCo Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the FinCo Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the FinCo Administrative Agent (or any of its Affiliates), or (z) that such T4 FinCo Lender, T4 FinCo LC Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the FinCo Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such T4 FinCo Lender or T4 FinCo LC Issuing Bank shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the FinCo Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the FinCo Administrative Agent pursuant to this Section 14.12(b).
For the avoidance of doubt, the failure to deliver a notice to the FinCo Administrative Agent pursuant to this Section 14.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 14.12(a) or on whether or not an Erroneous Payment has been made.
(c)    Each T4 FinCo Lender or T4 FinCo LC Issuing Bank hereby authorizes the FinCo Administrative Agent to set off, net and apply any and all amounts at any time owing to such T4 FinCo Lender or T4 FinCo LC Issuing Bank under any FinCo Financing Document, or otherwise payable or distributable by the FinCo Administrative Agent to such T4 FinCo Lender or T4 FinCo LC Issuing Bank under any FinCo Financing Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the FinCo Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the FinCo Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any T4 FinCo Lender or T4 FinCo LC Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the FinCo Administrative Agent’s notice to such T4 FinCo Lender or T4 FinCo LC Issuing Bank at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such T4 FinCo Lender or T4 FinCo LC Issuing Bank shall be deemed to have assigned its T4 FinCo Loans (but not its T4 FinCo Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the FinCo Administrative Agent may specify) (such assignment of the T4 FinCo Loans (but not T4 FinCo Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the FinCo Administrative Agent in such instance)), and is hereby (together with the FinCo Borrowers) deemed to execute and deliver a Lender Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such T4 FinCo Lender or T4 FinCo LC Issuing Bank shall deliver any T4 FinCo Notes evidencing such T4 FinCo Loans to the FinCo Borrowers or the FinCo Administrative Agent (but the failure of such Person to deliver any such T4 FinCo Notes shall not affect the effectiveness of the foregoing assignment), (ii) the FinCo Administrative Agent as the assignee T4 FinCo Lender or T4 FinCo LC Issuing Bank shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the FinCo Administrative Agent as the assignee T4 FinCo Lender or T4 FinCo LC Issuing Bank shall become a T4 FinCo Lender or T4 FinCo LC Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning T4 FinCo Lender or T4 FinCo LC Issuing Bank shall cease to be a T4 FinCo Lender or T4 FinCo LC Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable T4 FinCo Commitments which shall survive as to such assigning T4 FinCo Lender or T4 FinCo LC Issuing Bank, (iv) the FinCo Administrative Agent and the FinCo Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the FinCo Administrative Agent will reflect in the Register its ownership interest in the T4 FinCo Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the T4 FinCo Commitments of any T4 FinCo Lender or T4 FinCo LC Issuing Bank and such T4 FinCo Commitments shall remain available in accordance with the terms of this Agreement.
(e)    Subject to Section 15.4, the FinCo Administrative Agent may, in its discretion, sell any T4 FinCo Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable T4 FinCo Lender or T4 FinCo LC Issuing Bank shall be reduced by the net proceeds of the sale of such T4 FinCo Loan (or portion thereof), and the FinCo Administrative Agent shall retain all other rights, remedies, and claims against such T4 FinCo Lender or T4 FinCo LC Issuing Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable T4 FinCo Lender or T4 FinCo LC Issuing Bank (i) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the FinCo Administrative Agent on or with respect to any such T4 FinCo Loans acquired from such T4 FinCo Lender or T4 FinCo LC Issuing Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such T4 FinCo Loans are then owned by the FinCo Administrative Agent) and (ii) may, in the sole discretion of the FinCo Administrative Agent, be reduced by any amount specified by the FinCo Administrative Agent in writing to the applicable T4 FinCo Lender from time to time.
(f)    The parties hereto agree that (i) irrespective of whether the FinCo Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the FinCo Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a T4 FinCo Lender or T4 FinCo LC Issuing Bank, to the rights and interests of such T4 FinCo Lender or T4 FinCo LC

Issuing Bank, as the case may be) under the FinCo Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the FinCo Borrowers; provided, that this Section 14.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the FinCo Borrowers relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the FinCo Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the FinCo Administrative Agent from, or on behalf of (including through the exercise of remedies under any FinCo Financing Document), the FinCo Borrowers for the purpose of a payment on the Obligations.
(g)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the FinCo Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h)    Notwithstanding anything to the contrary herein or in any other FinCo Financing Document, neither any Loan Party nor any of its respective Affiliates shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to the FinCo Administrative Agent in connection therewith) directly or indirectly arising out of this Section 14.12 in respect of any Erroneous Payment (other than having consented to the assignment referenced in clause (d) above).
(i)    Each party’s obligations, agreements and waivers under this Section 14.12 shall survive the resignation or replacement of the FinCo Administrative Agent, any transfer of rights or obligations by, or the replacement of, a T4 FinCo Lender or T4 FinCo LC Issuing Bank, the termination of the applicable T4 FinCo Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any FinCo Financing Document.
15.    MISCELLANEOUS PROVISIONS
15.1.    Amendments, Etc.
(a)    Subject to the terms of the Collateral and Intercreditor Agreement and other than Section 5.3(e), Section 6.7, Section 15.1(c) and Section 15.1(d), no Bank Financing Document or any provision thereof may be amended, modified, or waived unless in writing signed by the FinCo Borrowers and the Majority T4 FinCo Lenders or the FinCo Administrative Agent as directed by the Majority T4 FinCo Lenders, and each such amendment, modification, or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, that:

(i)    the consent of each T4 FinCo Lender and each T4 FinCo LC Issuing Bank directly and adversely affected thereby will be required with respect to any amendment, modification, or waiver in order to:
(A)    extend or increase any T4 FinCo Commitment (other than the T5 Incremental Debt Commitment);
(B)    extend the maturity date or postpone any date scheduled for any payment of principal, fees, or interest (as applicable) under Article 4, Section 5.1, Section 5.2, Section 5.9, or Section 5.12 or any date fixed by the FinCo Administrative Agent for the payment of fees or other amounts due to the T4 FinCo Lenders or T4 FinCo LC Issuing Banks (or any of them) hereunder;
(C)    reduce the principal of, or the interest or rate of interest specified herein on, any T4 FinCo Loan, T4 FinCo LC, or any T4 FinCo LC Disbursement, or any Fees or other amounts (including any mandatory prepayments under Section 5.9) payable to any T4 FinCo Lender or T4 FinCo LC Issuing Bank hereunder;
(D)    change the pro-rata treatment, sharing of payments, order of application of any reduction in any T4 FinCo Commitments or any prepayment of T4 FinCo Loans (or cash collateralization of T4 FinCo LCs) from the application thereof set forth in the applicable provisions of Section 3.4, Section 5.8, Section 5.9, Section 5.13, Section 5.14, or Section 13.4, respectively, in any manner; or
(E)    contractually subordinate the Liens in favor of the FinCo Collateral Agent over the Collateral under and pursuant to the FinCo Security Documents to Liens over the Collateral securing any other Indebtedness (it being understood that this clause (E) shall not (i) override the permission for (x) Permitted Liens or (y) Indebtedness expressly permitted by Section 10.4 as in effect on the Closing Date or (ii) apply to the incurrence of financing provided to the FinCo Borrowers pursuant to Section 364 of the Bankruptcy Code or any similar proceeding under any other applicable debtor relief laws);
(ii)    the consent of each T4 FinCo Lender and each T4 FinCo LC Issuing Bank will be required with respect to any amendment, modification, or waiver in order to:
(A)    waive any condition set forth in Section 8.1;
(B)    change any provision of this Section 15.1, the definition of “Majority T4 FinCo Lenders”, the definition of “Unanimous Decision”, or any other provision hereof specifying the number or percentage of T4 FinCo Lenders or T4 FinCo LC Issuing Banks required to amend, waive, terminate, or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(C)    subject to all other provisions of this Section 15.1, release or allow release of all or any material portion of the Collateral from the Lien of any of the FinCo Security Documents (other than upon the sale, conveyance, lease, transfer, or other disposal of assets that do not constitute all or substantially all of the assets of the FinCo Borrowers); or
(D)    amend, modify, waive, or supplement the terms of Section 15.4;
(iii)    each T4 FinCo Lender and each T4 FinCo LC Issuing Bank shall provide written notice of any vote or action with respect to any consent, amendment, waiver, or termination taken pursuant to this Agreement, or any other FinCo Financing Document, to the FinCo Administrative Agent; and
(iv)    no amendment, modification, or waiver shall affect the rights or duties of, or any fees or other amounts payable to, the FinCo Administrative Agent or the FinCo Collateral Agent, unless consented to and signed by such party.
(b)    The FinCo Administrative Agent shall not Consent to any Modifications, Consents, or Waivers of, and under, any FinCo Collateral Document (other than Administrative Decisions (as defined in the Collateral and Intercreditor Agreement)) unless (i) if such Modification, Consent, or Waiver is a Unanimous Decision, it is directed to do so by each T4 FinCo Lender and each T4 FinCo LC Issuing Bank (in each case, other than any T4 FinCo Lender or T4 FinCo LC Issuing Bank that is a Loan Party, the Sponsor or an Affiliate or Controlled Subsidiary thereof) or (ii) otherwise, it is directed to do so by the Majority T4 FinCo Lenders.
(c)    Notwithstanding anything herein, each T4 FinCo Lender and each T4 FinCo LC Issuing Bank authorizes and instructs the FinCo Administrative Agent to enter into amendments to this Agreement of a routine technical or administrative nature or to correct any defects, ambiguities, manifest errors, or inconsistencies herein; provided, that the FinCo Administrative Agent shall provide notice to each T4 FinCo Lender and each T4 FinCo LC Issuing Bank of any such amendment.
(d)    Notwithstanding anything in this Agreement or any other FinCo Financing Document to the contrary, the FinCo Borrowers and the FinCo Administrative Agent may, without the consent of any T4 FinCo Lender or any T4 LC Issuing Bank, enter into any T5 Incremental Debt Amendment in accordance with Section 5.19.
(e)    The FinCo Administrative Agent shall not approve any Economic Terms Modification (as defined in the Collateral and Intercreditor Agreement) of another Senior Secured Debt Instrument in accordance with the Collateral and Intercreditor Agreement without the consent of the Majority T4 FinCo Lenders.
15.2.    Entire Agreement
(a)    This Agreement, the other FinCo Financing Documents and any agreement, document, or instrument attached hereto or referred to herein, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof (other than any terms of the Commitment Letter that survive the Closing Date).

(b)    In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.
15.3.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT, AND THE OTHER FINCO FINANCING DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FINCO FINANCING DOCUMENTS (EXCEPT, AS TO ANY OTHER FINCO FINANCING DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
(b)    SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY GOVERNMENT RULES, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINCO FINANCING DOCUMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINCO FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINCO FINANCING DOCUMENT AGAINST THE FINCO BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION IF GOVERNMENT RULES DO NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 15.3(b) TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINCO FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 15.3(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY GOVERNMENT RULES, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    Service of Process. Each Party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 15.11.
(e)    Immunity. To the extent that the FinCo Borrowers have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each FinCo Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the FinCo Financing Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 15.3(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
(f)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINCO FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINCO FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.3.
15.4.    Assignments
(a)    The provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns permitted hereby, except that the FinCo Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks and the FinCo Administrative Agent (and any attempted assignment or other transfer by the FinCo Borrowers without such consent shall be null and void), and no T4 FinCo Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) with respect to any T4 FinCo Commitment to issue T4 FinCo LCs and make T4 FinCo LC Loans, as contemplated by and in accordance with

Section 4.6, and (ii) with respect to any T4 FinCo Commitment to make T4 FinCo Cash Loans, (A) to an Eligible Assignee in accordance with Section 15.4(b), (B) by way of participation in accordance with Section 15.4(d), or (C) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.4(e) (and any other attempted assignment or transfer by any Party hereto shall be null and void); provided, that no such assignment shall be made prior to the date that is 120 days after the Closing Date without prior written consent from the FinCo Borrowers unless (x) an Event of Default shall have occurred and be continuing or (y) such assignment or transfer is to an Affiliate of a T4 FinCo Lender or any other Person (other than a natural person) that is a member of the same Farm Credit System as the assigning T4 FinCo Lender; provided, further, that, notwithstanding the foregoing, there shall be no restrictions on the ability of a T4 FinCo Lender to obtain credit insurance with an insurer or reinsurer with respect to all or a portion of its T4 FinCo Loans and T4 FinCo Commitment to make T4 FinCo Cash Loans.
(b)
(i)    Subject to Section 4.6 (with respect to the assignment by any T4 FinCo LC Issuing Bank of its T4 FinCo Commitment to issue T4 FinCo LCs), Section 15.4(h), and this Section 15.4(b), any T4 FinCo Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its T4 FinCo Commitment). No T4 FinCo Lender shall assign an amount of its T4 FinCo Commitments to make T4 FinCo Cash Loans that is more than its Available T4 FinCo Drawable Commitment.
(ii)    Except in the case of (A) an assignment of the entire remaining amount of the assigning T4 FinCo Lender’s T4 FinCo Commitment to make T4 FinCo Cash Loans and T4 FinCo Loans at the time owing to it or (B) an assignment to a T4 FinCo Lender, or an Affiliate of a T4 FinCo Lender, or an Approved Fund with respect to a T4 FinCo Lender, the sum of (1) the unused T4 FinCo Commitments to make T4 FinCo Cash Loans, if any and (2) the outstanding T4 FinCo Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the FinCo Administrative Agent or, if a Trade Date is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000 and, with respect to the assignment of the T4 FinCo Loans, in integral multiples of $1,000,000, unless the FinCo Administrative Agent otherwise consents in writing; provided, that the parties to each assignment shall execute and deliver to the FinCo Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the FinCo Administrative Agent’s sole discretion).
(iii)    If the Eligible Assignee is not a T4 FinCo Lender prior to such assignment, it shall deliver to the FinCo Administrative Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements.

(iv)    In connection with any assignment of rights and obligations of any Defaulting Lender or Defaulting Issuing Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the FinCo Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the FinCo Borrowers and the FinCo Administrative Agent, the applicable pro rata share of T4 FinCo Loans previously requested but not funded by the Defaulting Lender or Defaulting Issuing Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender and such Defaulting Issuing Bank to the FinCo Administrative Agent, and each other T4 FinCo Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) all T4 FinCo Commitments to make T4 FinCo Cash Loans of such Defaulting Lender and all T4 FinCo Commitments to issue T4 FinCo Letters of Credit of such Defaulting Issuing Bank. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender or Defaulting Issuing Bank hereunder shall become effective under applicable law without compliance with the provisions of this Section 15.4(b)(iv), then the assignee of such interest shall be deemed to be a Defaulting Lender or Defaulting Issuing Bank for all purposes of this Agreement until such compliance occurs.
(v)    Subject to acceptance and recording thereof by the FinCo Administrative Agent pursuant to Section 3.5(d), from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a Party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a T4 FinCo Lender under this Agreement, and the assigning T4 FinCo Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning T4 FinCo Lender’s rights and obligations under this Agreement, such T4 FinCo Lender shall cease to be a Party hereto) but shall continue to be entitled to the benefits of Section 6.1, Section 6.3, Section 6.5, and Section 6.6 hereof, Section 8.6 (Expenses) of the FinCo Security Agreement, and Section 4.7 (Fees; Expenses) of the FinCo Accounts Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender or Defaulting Issuing Bank will constitute a waiver or release of any claim of any Party hereunder arising from that T4 FinCo Lender’s having been a Defaulting Lender or that T4 FinCo LC Issuing Bank having been a Defaulting Issuing Bank.
(vi)    Upon request, the FinCo Borrowers (at their expense) shall execute and deliver the applicable T4 FinCo Notes to the assignee T4 FinCo Lender and/or revised T4 FinCo Notes to the assigning T4 FinCo Lender reflecting such assignment.

(vii)    Any assignment or transfer by a T4 FinCo Lender of rights or obligations under this Agreement that does not comply with this Section 15.4(b) shall be treated for purposes of this Agreement as a sale by such T4 FinCo Lender of a participation in such rights and obligations in accordance with Section 15.4(d).
(c)    The FinCo Administrative Agent shall maintain the Register in accordance with Section 3.5(d).
(d)    Subject to Section 15.4(a), any T4 FinCo Lender may, at any time, without the consent of, or notice to, the FinCo Borrowers or the FinCo Administrative Agent, sell participations to any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (each, a “Participant”) in all or a portion of such T4 FinCo Lender’s rights or obligations under this Agreement (including all or a portion of its T4 FinCo Commitment to make T4 FinCo Cash Loans); provided, that (i) such T4 FinCo Lender’s obligations under this Agreement shall remain unchanged, (ii) such T4 FinCo Lender remains solely responsible to the other parties hereto for the performance of such obligations and such participation shall not give rise to any legal privity between the FinCo Borrowers and the Participant, and (iii) the FinCo Borrowers, the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo LC Issuing Banks, and the other T4 FinCo Lenders shall continue to deal solely and directly with such T4 FinCo Lender in connection with such T4 FinCo Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each T4 FinCo Lender shall be responsible for the indemnity under Section 15.8 with respect to any payments made by such T4 FinCo Lender to its Participant(s). Any agreement or instrument pursuant to which a T4 FinCo Lender sells such a participation shall provide that such T4 FinCo Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such T4 FinCo Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 15.1 that directly affects such Participant. The FinCo Borrowers agree that each Participant shall be entitled to the benefits of Section 6.3 and Section 6.6 (subject to the requirements and limitations therein, including the requirements under Section 6.6(g) (it being understood that any documentation required under Section 6.6 shall be delivered to the participating T4 FinCo Lender)) to the same extent as if it were a T4 FinCo Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 15.4; provided, that such Participant (A) agrees to be subject to the provisions of Section 6.4 as if it were an assignee under clause (b) of this Section 15.4 and (B) shall not be entitled to receive any greater payment under Section 6.3, Section 6.5, or Section 6.6, with respect to any participation, than its participating T4 FinCo Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each T4 FinCo Lender that sells a participation agrees, at the FinCo Borrowers’ request and expense, to use reasonable efforts to cooperate with the FinCo Borrowers to effectuate the provisions of Section 6.4 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 15.14 as though it were a T4 FinCo Lender; provided, that such Participant agrees to be subject to Section 5.14 as though it were a T4 FinCo Lender. Each T4 FinCo Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the FinCo

Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the applicable T4 FinCo Loans or other obligations under the FinCo Financing Documents (the “Participant Register”); provided, that no T4 FinCo Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any FinCo Financing Document) to any other Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Paragraph 1.163-5(b) and within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations). The entries in the Participant Register shall be conclusive absent manifest error, and such T4 FinCo Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the FinCo Administrative Agent (in its capacity as FinCo Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Any T4 FinCo Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its T4 FinCo Notes, if any) to secure obligations of such T4 FinCo Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided, that no such pledge or assignment shall release such T4 FinCo Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such T4 FinCo Lender as a Party hereto.
(f)    Any T4 FinCo Lender may at any time, assign all or a portion of its rights and obligations with respect to T4 FinCo Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (i) Dutch auctions open to all T4 FinCo Lenders on a pro rata basis in accordance with the procedures set forth on Exhibit F hereto or (ii) open market purchases on a pro rata or non-pro rata basis, in each case subject to the following limitations:
(i)    the assigning T4 FinCo Lender and the Affiliated Lender purchasing such T4 FinCo Lender’s T4 FinCo Loans shall execute and deliver to the FinCo Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliated Lender Assignment Agreement”);
(ii)    Affiliated Lenders will not receive information provided solely to T4 FinCo Lenders by the FinCo Administrative Agent or any T4 FinCo Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the T4 FinCo Lenders and the FinCo Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its T4 FinCo Loans or T4 FinCo Commitments required to be delivered to T4 FinCo Lenders pursuant to Article 2;

(iii)    the aggregate principal amount of T4 FinCo Loans held at any one time by Affiliated Lenders shall not exceed 25% of the principal amount of all T4 FinCo Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Affiliated Lender Cap”); provided, that, to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all T4 FinCo Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and
(iv)    as a condition to each assignment pursuant to this Section 15.4(f), the FinCo Administrative Agent shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such T4 FinCo Loans against the FinCo Administrative Agent, in its capacity as such.
(g)    The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)    All assignments by a T4 FinCo Lender of all or a portion of its rights and obligations hereunder with respect to any outstanding T4 FinCo Commitments to make T4 FinCo Cash Loans or T4 FinCo Loans shall be made only as an assignment of the same percentage of outstanding T4 FinCo Commitments to make T4 FinCo Cash Loans and T4 FinCo Loans and a proportionate part of all the assigning T4 FinCo Lender’s rights and obligations under this Agreement with respect to the T4 FinCo Cash Loans.
(i)    No sale, assignment, transfer, negotiation or other disposition of the interests of any T4 FinCo Lender hereunder or under the other FinCo Financing Documents shall be allowed if it could reasonably be expected to require securities registration under any laws or regulations of any applicable jurisdiction.
(j)    Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning T4 FinCo Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement (including through a participation) to such Person (unless the FinCo Borrowers have each consented to such assignment or participation in writing in their sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date or any Person that the FinCo Borrowers remove from the DQ List (including as a result of the delivery of a notice pursuant to, or the expiration of the notice period referred to in, the definition of “Disqualified Institution”) (A) any additional designation or removal permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation, as applicable, to any T4 FinCo Lender or Participant and (B) any designation or removal after the Closing Date of a Person as a Disqualified Institution shall become effective three Business Days after such designation or removal. Any assignment or participation in violation of this Section 15.4(j)(i) shall not be void, but the other provisions of this Section 15.4(j) shall apply. The FinCo Borrowers shall deliver notices of any designation or removal of a Disqualified Institution to the FinCo Administrative Agent via email to [***] and [***].
(ii)    If any assignment or participation is made to any Disqualified Institution without the FinCo Borrowers’ prior written consent in violation of Section 15.4(j)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the FinCo Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the FinCo Administrative Agent, (A) terminate any T4 FinCo Commitment of such Disqualified Institution or terminate any T4 FinCo Commitment of a T4 FinCo Lender which has sold a participation to a Participant which is a Disqualified Institution and repay all obligations of the FinCo Borrowers owing to such Disqualified Institution in connection with such T4 FinCo Commitment or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 15.4), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to T4 FinCo Lenders or the T4 FinCo LC Issuing Banks by the FinCo Borrowers, the FinCo Administrative Agent or any other T4 FinCo Lender or T4 FinCo LC Issuing Bank, (2) attend or participate in meetings attended by the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks and the FinCo Administrative Agent, or (3) access any electronic site established for the T4 FinCo Lenders or the T4 FinCo LC Issuing Banks or confidential communications from counsel to or financial advisors of the FinCo Administrative Agent, the T4 FinCo Lenders or the T4 FinCo LC Issuing Banks and (B) (1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the FinCo Administrative Agent, any T4 FinCo Lender, or any T4 FinCo LC Issuing Bank to undertake any action (or refrain from taking any action) under this Agreement or any other FinCo Financing Documents, each Disqualified Institution will be deemed to have consented in the same proportion as the T4 FinCo Lenders or the T4 FinCo LC Issuing Banks that are not Disqualified

Institutions consented to such matter and (2) for purposes of voting on any Debtor Relief Plan, each Disqualified Institution party hereto hereby agrees (x) not to vote on such Debtor Relief Plan, (y) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (z) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y).
(iv)    The FinCo Administrative Agent shall have the right, and the FinCo Borrowers hereby expressly authorize the FinCo Administrative Agent, to (A) post the list of Disqualified Institutions provided by the FinCo Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” T4 FinCo Lenders or (B) provide the DQ List to each T4 FinCo Lender requesting the same.
15.5.    Benefits of Agreement
Nothing in this Agreement or any other FinCo Financing Document, express or implied, shall be construed to give to any Person, other than the parties hereto, the Coordinating Lead Arrangers, the FinCo Intercreditor Agent, the FinCo Collateral Agent, each of their successors and permitted assigns under this Agreement or any other FinCo Financing Document, Participants to the extent provided in Section 15.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the FinCo Administrative Agent, the FinCo Collateral Agent, the FinCo Intercreditor Agent, the T4 FinCo Lenders, and the T4 FinCo LC Issuing Banks, any benefit or any legal or equitable right or remedy under this Agreement.
15.6.    Costs and Expenses
The FinCo Borrowers shall, jointly and severally, pay (a) all reasonable and documented out-of-pocket expenses incurred by each of the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo LC Issuing Banks and the T4 FinCo Lenders and their Affiliates (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks and their Affiliates in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any T4 FinCo Lender or T4 FinCo LC Issuing Bank may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the FinCo Borrowers shall, jointly and severally, pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other FinCo Financing Documents, (b) all reasonable and documented out of pocket expenses incurred by the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo LC Issuing Banks and the T4 FinCo Lenders (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks and their Affiliates in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any T4 FinCo Lender or T4

FinCo LC Issuing Bank may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the FinCo Borrowers shall, jointly and severally, pay all reasonable fees, cost and expenses of such additional counsel)) in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other FinCo Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated), (c) all reasonable and documented out-of-pocket expenses incurred by the FinCo Administrative Agent and the FinCo Collateral Agent (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the T4 FinCo Lenders and their Affiliates in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any T4 FinCo Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the FinCo Borrowers shall, jointly and severally, pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the administration of this Agreement and the other FinCo Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated), (d) all reasonable and documented out-of-pocket expenses incurred by each Coordinating Lead Arranger in connection with the initial syndication of the credit facility under this Agreement (including reasonable printing and travel expenses), and (e) all documented out-of-pocket expenses incurred by the Credit Agreement FinCo Secured Parties (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks and their Affiliates in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any T4 FinCo Lender or T4 FinCo LC Issuing Bank may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the FinCo Borrowers shall, jointly and severally, pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the enforcement or protection (other than in connection with assignment of T4 FinCo Loans or T4 FinCo Commitments) of their rights in connection with this Agreement and the other FinCo Financing Documents, including their rights under this Section 15.6, including in connection with any workout, restructuring or negotiations in respect of the Obligations. Notwithstanding the foregoing, each of the FinCo Collateral Agent or the FinCo Administrative Agent may engage its own counsel of its choosing at any time. During the continuation of any Event of Default, the FinCo Borrowers shall, jointly and severally, pay (against direct invoices) the reasonable and documented fees and expenses of any other consultants and advisors of the Credit Agreement FinCo Secured Parties; provided, that (without limiting the obligation of the FinCo Borrowers to pay such reasonable and documented fees and expenses) such fees and expenses (other than in the case of the FinCo Collateral Agent) shall be subject to separate fee agreements entered into by the FinCo Borrowers acting reasonably.
15.7.    Counterparts; Effectiveness
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the FinCo Administrative Agent and when the FinCo Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
15.8.    Indemnification
(a)    The FinCo Borrowers hereby agree, jointly and severally, to indemnify each Credit Agreement FinCo Secured Party, each Coordinating Lead Arranger, and each Related Party of any of the foregoing Persons (each such Person being called a “Credit Agreement Indemnitee”) against, and hold each Credit Agreement Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel or consultants for any Credit Agreement Indemnitee), incurred by any Credit Agreement Indemnitee or asserted against any Credit Agreement Indemnitee by any Person arising out of, in connection with, or as a result of:
(i)    the execution or delivery of this Agreement, any other FinCo Financing Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)    any T4 FinCo Loan or T4 FinCo LC or the use or proposed use of the proceeds therefrom (including any refusal by any T4 FinCo LC Issuing Bank to honor a demand for payment under a T4 FinCo LC if the documents presented in connection with such demand do not strictly comply with the terms of such T4 FinCo LC);
(iii)    any actual or alleged presence, Release or threatened Release of Hazardous Materials on, from or related to the Subject Projects that could reasonably result in an Environmental Claim related in any way to any property indirectly owned or operated by the FinCo Borrowers or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the FinCo Borrowers;
(iv)    any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by the FinCo Borrowers or any of the FinCo Borrowers’ members, managers or creditors or by any other Person, and regardless of whether any Credit Agreement Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other FinCo Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Credit Agreement Indemnitee; or

(v)    any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the FinCo Borrowers, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Credit Agreement FinCo Secured Party, the Coordinating Lead Arrangers, or any Affiliates or Related Parties of any of the foregoing;
provided, that such indemnity shall not, as to any Credit Agreement Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final and Non-Appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Credit Agreement Indemnitee or breach by such Credit Agreement Indemnitee of any provisions of any FinCo Financing Document to which it is a party.
(b)    To the extent that the FinCo Borrowers for any reason fail to pay any amount required under Section 15.6 or Section 15.8(a) above to be paid by them to any of the FinCo Administrative Agent or any Related Party of any of the foregoing, each T4 FinCo Lender severally agrees to pay to the FinCo Administrative Agent or such Related Party, as the case may be, such T4 FinCo Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, based on the aggregate of such T4 FinCo Lender’s T4 FinCo Commitments to the aggregate of all T4 FinCo Commitments; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the FinCo Administrative Agent, in its capacity as such, or against any Related Party of any of the foregoing acting for the FinCo Administrative Agent, in its capacity as such. The obligations of the T4 FinCo Lenders under this Section 15.8(b) are subject to the provisions of Section 3.5. The obligations of the T4 FinCo Lenders to make payments pursuant to this Section 15.8(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any T4 FinCo Lender to make payments on any date required hereunder shall not relieve any other T4 FinCo Lender of its corresponding obligation to do so on such date, and no T4 FinCo Lender shall be responsible for the failure of any other T4 FinCo Lender to do so.
(c)    Without duplication of any indemnification provision in any FinCo Financing Document providing for indemnification by any FinCo Secured Party in favor of the FinCo Collateral Agent, the FinCo Intercreditor Agent or any Related Party of any of the foregoing, to the extent that the FinCo Borrowers for any reason fail to pay any amount required under any FinCo Financing Document or any analogous costs and expenses or indemnity provisions of any FinCo Financing Document to be paid by it to any of the FinCo Intercreditor Agent, the FinCo Collateral Agent or any Related Party of any of the foregoing, each T4 FinCo Lender severally agrees to pay to the FinCo Intercreditor Agent, the FinCo Collateral Agent or such Related Party, as the case may be, the ratable share of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the aggregate of such T4 FinCo Lender’s T4 FinCo Commitments to the aggregate of all T4 FinCo Commitments; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the FinCo Intercreditor Agent, the FinCo Collateral Agent or the applicable Related Party, in its capacity as such. The obligations of the T4 FinCo Lenders to make payments pursuant to this Section 15.8(c) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any T4 FinCo Lender to make payments on any date required hereunder shall not relieve any other T4 FinCo Lender of its corresponding obligation to do so on such date, and no T4 FinCo Lender shall be responsible for the failure of any other T4 FinCo Lender to do so.
(d)    All amounts due under this Section 15.8 shall be payable promptly after demand therefor.
(e)    The FinCo Borrowers agree that, without the Credit Agreement Indemnitee’s prior written consent, they will not settle, compromise or consent to the entry of any judgment in any pending or threatened (in writing) claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Credit Agreement Indemnitee under this Section 15.8 (whether or not any Credit Agreement Indemnitee is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Credit Agreement Indemnitee from all liability arising out of such claim, action or proceeding. In the event that a Credit Agreement Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against the FinCo Borrowers or any Affiliate thereof in which such Credit Agreement Indemnitee is not named as a defendant, the FinCo Borrowers agree to reimburse such Credit Agreement Indemnitee for all reasonable expenses incurred by it in connection with such Credit Agreement Indemnitee appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against a Credit Agreement Indemnitee for which the FinCo Borrowers may be responsible under this Section 15.8, the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo LC Issuing Banks and the T4 FinCo Lenders agree (at the expense of the FinCo Borrowers) to execute such instruments and documents and cooperate as reasonably requested by the FinCo Borrowers in connection with the FinCo Borrowers’ defense, settlement or compromise of such claim, action or proceeding.
(f)    The FinCo Intercreditor Agent and the Related Parties of any of the FinCo Administrative Agent, the FinCo Collateral Agent, and the FinCo Intercreditor Agent are express third party beneficiaries of this Section 15.8.
(g)    This Section 15.8 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
15.9.    Interest Rate Limitation
Notwithstanding anything to the contrary contained in any FinCo Financing Document, the interest paid or agreed to be paid under the FinCo Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the “Maximum Rate”). If the FinCo Administrative Agent or any T4 FinCo Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of such T4 FinCo Lender’s T4 FinCo Loans or, if it exceeds such unpaid principal, refunded to the FinCo Borrowers. In determining whether the interest contracted for, charged, or received by the FinCo Administrative Agent or any T4 FinCo Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee or premium, rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
15.10.    No Waiver; Cumulative Remedies
No failure by any Credit Agreement FinCo Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other FinCo Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other FinCo Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
15.11.    Notices and Other Communications.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or sent by email to the address(es), facsimile number or email address specified for the FinCo Borrowers, the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo Lenders or the T4 FinCo LC Issuing Banks, as applicable, on Schedule 15.11.
(b)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, they shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications shall be effective as provided in Schedule 15.11.
(c)    Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Schedule 15.11 of notification that such notice or communication is available and identifying the website address therefor. Notwithstanding the above, all notices delivered by the FinCo Borrowers to the FinCo Administrative Agent through electronic communications shall be followed by the delivery of a hard copy.
(d)    Each of the FinCo Borrowers, the FinCo Administrative Agent and the FinCo Collateral Agent may change its address, facsimile, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each T4 FinCo

Lender may change its address, facsimile, email address or telephone number for notices and other communications hereunder by notice to the FinCo Borrowers, the FinCo Administrative Agent, the FinCo Collateral Agent and the T4 FinCo LC Issuing Banks. Any of the T4 FinCo LC Issuing Banks may change its respective address, facsimile, email address or telephone number for notices and other communications hereunder by notice to the FinCo Borrowers, the FinCo Administrative Agent and the FinCo Collateral Agent.
(e)    The FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo LC Issuing Banks and the T4 FinCo Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the FinCo Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The FinCo Borrowers shall indemnify the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the FinCo Borrowers. All telephonic notices to and other telephonic communications with the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks by the FinCo Borrowers may be recorded by the FinCo Administrative Agent the FinCo Collateral Agent, the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks, as applicable, and each of the parties hereto hereby consents to such recording.
(f)    Notwithstanding the above, nothing herein shall prejudice the right of the FinCo Administrative Agent, the FinCo Collateral Agent, any of the T4 FinCo Lenders or the T4 FinCo LC Issuing Banks to give any notice or other communication pursuant to any FinCo Financing Document in any other manner specified in such FinCo Financing Document.
(g)    The FinCo Borrowers hereby agrees that it will provide to the FinCo Administrative Agent all information, documents and other materials that it is obligated to furnish to the FinCo Administrative Agent pursuant to the FinCo Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any T4 FinCo Cash Loan Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to any T4 FinCo Cash Loan Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the FinCo Administrative Agent at the email addresses specified in Schedule 15.11. In addition, the FinCo Borrowers agrees to continue to provide the Communications to the FinCo Administrative Agent in the manner specified in the FinCo Financing Documents but only to the extent requested by the FinCo Administrative Agent.
(h)    The FinCo Borrowers further agrees that the FinCo Administrative Agent may make the Communications available to the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks by posting the Communications on an internet website that may, from time to time, be notified to the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks or a substantially similar electronic transmission system (the “Platform”). The costs and expenses incurred by the FinCo Administrative Agent in creating and maintaining the Platform shall be paid by FinCo Borrower in accordance with Section 15.6.
(i)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE FINCO ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE FINCO ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE FINCO ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE FINCO BORROWERS, ANY T4 LC ISSUING BANK, ANY T4 FINCO LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE FINCO BORROWERS’ OR ANY AGENT PARTY’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
15.12.    Patriot Act Notice
Each of the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks hereby notifies the FinCo Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the FinCo Borrowers, which information includes the name and address of the FinCo Borrowers and other information that will allow the FinCo Administrative Agent, the FinCo Collateral Agent, such T4 FinCo Lender or such T4 FinCo LC Issuing Bank, as applicable, to identify the FinCo Borrowers in accordance with the Patriot Act.
15.13.    Payments Set Aside
To the extent that any payment by or on behalf of the FinCo Borrowers is made to the FinCo Administrative Agent, the FinCo Collateral Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank, or the FinCo Administrative Agent, the FinCo Collateral Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the FinCo Administrative Agent, the FinCo Collateral Agent, such T4

FinCo Lender or such T4 FinCo LC Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each T4 FinCo Lender and each T4 FinCo LC Issuing Bank severally agrees to pay to the FinCo Administrative Agent or the FinCo Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the FinCo Administrative Agent or the FinCo Collateral Agent, as the case may be plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the FinCo Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks under this Section 15.13 shall survive the payment in full of the Obligations and the termination of this Agreement.
15.14.    Right of Setoff
Each of the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks, and each of their respective Affiliates, is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Government Rule, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such T4 FinCo Lender, such T4 FinCo LC Issuing Bank, or any such Affiliate to, or for the credit or the account of, the FinCo Borrowers against any and all of the Obligations of the FinCo Borrowers now or hereafter existing under this Agreement or any other FinCo Financing Document to such T4 FinCo Lender or such T4 FinCo LC Issuing Bank, irrespective of whether or not such T4 FinCo Lender or T4 FinCo LC Issuing Bank shall have made any demand under this Agreement or any other FinCo Financing Document and although such obligations of the FinCo Borrowers may be contingent or unmatured or are owed to a branch or office of such T4 FinCo Lender or T4 FinCo LC Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the FinCo Administrative Agent for further application in accordance with this Section 15.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo LC Issuing Banks, and the T4 FinCo Lenders and (b) the Defaulting Lender shall provide promptly to the FinCo Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each of the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks, and their respective Affiliates under this Section 15.14 are in addition to other rights and remedies (including other rights of setoff) that such T4 FinCo Lender, such T4 FinCo LC Issuing Bank, or their respective Affiliates may have. Each of the T4 FinCo Lenders and T4 FinCo LC Issuing Banks agrees to notify the FinCo Borrowers and the FinCo Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

15.15.    Severability
If any provision of this Agreement or any other FinCo Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other FinCo Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.16.    Survival
Notwithstanding anything in this Agreement to the contrary, Section 6.1, Section 6.3, Section 6.5, Section 6.6, Section 14.6, Section 15.3, Section 15.6, Section 15.8, Section 15.11, Section 15.13, this Section 15.16, Section 15.18, Section 15.20, and Section 15.28 shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other FinCo Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Credit Agreement FinCo Secured Parties regardless of any investigation made by any Credit Agreement FinCo Secured Party or on their behalf and notwithstanding that the Credit Agreement FinCo Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the T4 FinCo Cash Loan Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any T4 FinCo Loan or any other Obligation hereunder or under any other FinCo Financing Document shall remain unpaid or unsatisfied.
15.17.    Treatment of Certain Information; Confidentiality
The FinCo Administrative Agent, the FinCo Collateral Agent, each of the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks agree to maintain the confidentiality of the Credit Agreement Information, except that Credit Agreement Information may be disclosed: (a) to its Affiliates (including branches) and to its and its Affiliates’ respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, service providers and representatives (provided, that the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Credit Agreement Information and instructed to keep such Credit Agreement Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 15.4(e); (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other FinCo Financing Document or any suit, action or proceeding relating to this Agreement or any other FinCo Financing Document or the enforcement of rights hereunder or thereunder (including any actual or prospective purchaser of Collateral or any third-party consultant engaged by the T4 FinCo Lenders); (f) subject to an agreement containing provisions substantially the same as those of this Section 15.17, to (i) any Eligible Assignee of, or Participant in, or any prospective Eligible Assignee of, or Participant in, any of its rights or obligations under this Agreement (or such Eligible Assignee’s or Participant’s or prospective Eligible Assignee’s or Participant’s professional advisor), (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the FinCo Borrowers, or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the FinCo Administrative Agent, the FinCo Collateral Agent, such T4 FinCo Lender, or such T4 FinCo LC Issuing Bank or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any T4 FinCo Loan or FinCo Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any T4 FinCo Lender under any FinCo Financing Document (including any rating agency); (g) with the consent of the FinCo Borrowers (which consent shall not unreasonably be withheld, conditioned or delayed); (h) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the FinCo Administrative Agent, the FinCo Collateral Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank or any of their respective Affiliates; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Credit Agreement Information relating to the FinCo Borrowers received by it from any T4 FinCo Lender, any T4 FinCo LC Issuing Bank, the FinCo Administrative Agent or the FinCo Collateral Agent, as applicable); or (j) to any party providing (and any brokers arranging) any Credit Agreement FinCo Secured Party insurance or reinsurance or other direct or indirect credit protection (including credit default swaps) with respect to its T4 FinCo Loans or T4 FinCo LCs. In addition, the FinCo Administrative Agent, the FinCo Collateral Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the FinCo Administrative Agent, the FinCo Collateral Agent, the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks in connection with the numbering, administration, settlement and management of this Agreement, the other FinCo Financing Documents, the T4 FinCo Commitments, the T4 FinCo Cash Loan Borrowings, and the T4 FinCo Loans. For the purposes of this Section 15.17, “Credit Agreement Information” means written information that is furnished by or on behalf of the FinCo Borrowers, the FinCo Pledgors, the Sponsor or any of their Affiliates to the FinCo Administrative Agent, the FinCo Collateral Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank pursuant to or in connection with any FinCo Financing Document, relating to the assets and business of the FinCo Borrowers, the FinCo Pledgors, the Sponsor, the RG Facility Entities or any of their Affiliates, but does not include any such information that (x) is or becomes generally available to the public other than as a result of a breach by the FinCo Administrative Agent, the FinCo Collateral Agent, such T4 FinCo Lender or such T4 FinCo LC Issuing Bank of its obligations hereunder, (y) is or becomes available to the FinCo Administrative Agent, the FinCo Collateral Agent, such T4 FinCo Lender or such T4 FinCo LC Issuing Bank from a source other than the FinCo Borrowers, the FinCo Pledgors, the Sponsor or any of their Affiliates, as applicable, that is not, to the knowledge of the FinCo Administrative Agent, the FinCo Collateral Agent, such T4 FinCo Lender or such T4 FinCo LC Issuing Bank, acting in violation of a confidentiality obligation with the FinCo Borrowers, the FinCo Pledgors, the Sponsor or any of their Affiliates, as applicable, or (z) is independently compiled by the FinCo Administrative Agent, the FinCo Collateral Agent, such T4 FinCo Lender or such T4 FinCo LC Issuing Bank, as evidenced by their records, without the use of the Credit Agreement Information. Any Person required to maintain the confidentiality of Credit Agreement Information as provided in this Section 15.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Credit Agreement Information as such Person would accord to its own confidential information.
Additionally, disclosure of any confidential document that contains confidentiality restrictions that require any Loan Party or any of their Affiliates, as applicable, to comply with a restricted disclosure procedure, or if any agreement contains commercially sensitive information and is identified as such by the FinCo Borrowers to the FinCo Administrative Agent (each such document, a “Restricted Document”) shall only be permitted subject to compliance with the following procedures: Restricted Documents may be disclosed only to the FinCo Administrative Agent and the legal advisor (to the extent required by the legal advisor in order to deliver reports, opinions or certifications required pursuant to any FinCo Financing Documents) (subject to (a) compliance with any disclosure procedure required by the counterparty thereto, including execution of incremental confidentiality undertakings or non-disclosure agreements, to the extent necessary or advisable, by the recipients of such documentation and/or (b) redaction of commercially sensitive information in any such disclosed Restricted Documents provided to the FinCo Administrative Agent or the legal advisor). Nothing in this Section 15.17 shall prohibit any Person from voluntarily disclosing or providing any Credit Agreement Information within the scope of this confidentiality provision to any Government Authority to the extent that any such prohibition on disclosure set forth in this Section 15.17 shall be prohibited by the laws or regulations applicable to such Government Authority.
15.18.    Waiver of Consequential Damages, Etc.
Except with respect to any indemnification obligations of the FinCo Borrowers under Section 14.6 and Section 15.8 or any other indemnification provisions of the FinCo Borrowers under any other FinCo Financing Document, to the fullest extent permitted by applicable Government Rule, no Party hereto shall assert, and each Party hereto hereby waives, any claim against any other Party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other FinCo Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any T4 FinCo Loan, any T4 FinCo LC or the use of the proceeds thereof. No Party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other FinCo Financing Documents or the transactions contemplated hereby or thereby.
15.19.    Waiver of Litigation Payments
To the extent that any Party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 15.3(b) or elsewhere arising out of or in connection with this Agreement or any other FinCo Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other Party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.

15.20.    Reinstatement
This Agreement and the obligations of the FinCo Borrowers hereunder shall automatically be reinstated if, and to the extent that, for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the FinCo Borrowers or any other Person or as a result of any settlement or compromise with any Person (including the FinCo Borrowers) in respect of such payment, and the FinCo Borrowers shall, jointly and severally, pay the Credit Agreement FinCo Secured Parties on demand all of their reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such parties in connection with such rescission or restoration.
15.21.    No Recourse
The obligations of the FinCo Borrowers under this Agreement and each other FinCo Financing Document to which they are a party, and any certificate, notice, instrument or document delivered pursuant hereto or thereto, are obligations solely of the FinCo Borrowers and do not constitute a debt or obligation of (and no recourse shall be made with respect to) any direct or indirect equity holder of any FinCo Pledgor or the Sponsor (other than to the extent of any Collateral pledged by such Person, in each case, in accordance with the FinCo Financing Documents), any RG Facility Entity, any Liquefaction Owner, or any of their respective Affiliates (other than the FinCo Borrowers), or any shareholder, partner, member, officer, director or employee of the FinCo Pledgor or the Sponsor or such Affiliates (collectively, the “Non-Recourse Parties”), except as hereinafter set forth in this Section 15.21 or as expressly provided in any FinCo Financing Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement or any other FinCo Financing Documents to which either FinCo Borrower is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any FinCo Secured Party against any Non-Recourse Party, except as hereinafter expressly set forth in this Section 15.21 or as expressly provided in any FinCo Financing Document to which such Non-Recourse Party is a party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 15.21 shall in any manner or way (a) restrict the remedies available to the FinCo Intercreditor Agent, the FinCo Collateral Agent, any FinCo Secured Debt Holder Representative or any other FinCo Secured Party to realize upon the Collateral or under any FinCo Financing Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from any FinCo Financing Document or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any FinCo Financing Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Section 15.21 shall survive the Credit Agreement Discharge Date.
15.22.    Collateral and Intercreditor Agreement
Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the FinCo Administrative Agent, acting as the FinCo Secured Debt Holder Representative on behalf of the T4 FinCo Lenders in accordance with the Collateral and Intercreditor Agreement, shall be binding on each T4 FinCo Lender. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this

Agreement and the Collateral and Intercreditor Agreement, the Collateral and Intercreditor Agreement shall govern.
15.23.    Termination
This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) upon the occurrence of the Credit Agreement Discharge Date.
15.24.    No Fiduciary Duty
The FinCo Borrowers acknowledge and agree that (a) no fiduciary, advisory, or agency relationship between the FinCo Borrowers and any Credit Agreement FinCo Secured Party or any of their Affiliates is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or any FinCo Financing Document, irrespective of whether any Credit Agreement FinCo Secured Party or their Affiliates have advised or is advising the FinCo Borrowers on other matters, (b) the Credit Agreement FinCo Secured Parties and their Affiliates, on the one hand, and the FinCo Borrowers, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor does the FinCo Borrowers rely on, any fiduciary duty on the part of any Credit Agreement FinCo Secured Party or any of their Affiliates, and (c) the FinCo Borrowers waive, to the fullest extent permitted by law, any claims that the FinCo Borrowers may have against any Credit Agreement FinCo Secured Party or any of its Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Credit Agreement FinCo Secured Parties and their respective Affiliates shall have no liability (whether direct or indirect) to the FinCo Borrowers in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the FinCo Borrowers, including the FinCo Borrowers’ equity holders, employees, or other creditors.
15.25.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any FinCo Financing Document or in any other agreement, arrangement or understanding among any such parties, each Party hereto acknowledges that any liability of any Affected Financial Institution arising under any FinCo Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any Party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other FinCo Financing Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
15.26.    Cashless Settlement.
Notwithstanding anything to the contrary contained in this Agreement, any T4 FinCo Lender may exchange, continue or rollover all or a portion of its T4 FinCo Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the FinCo Borrowers, the FinCo Administrative Agent and such T4 FinCo Lender.
15.27.    Restricted Lenders
Notwithstanding anything to the contrary in Section 7.23, Sections 9.4(b) and 9.4(d), or Section 10.14 of this Agreement, in relation to each T4 FinCo Lender that is incorporated in a non-US jurisdiction or that otherwise notifies the FinCo Administrative Agent to this effect (each a “Restricted Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Restricted Lender and shall only be given by the FinCo Borrowers to such Restricted Lender to the extent that the sanctions provisions would not result in any violation of, conflict with or liability under (a) EU Regulation (EC) 2271/96, (b) section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)), or (c) a similar anti-boycott statute or other applicable Government Rule as in effect in that Restricted Lender’s home jurisdiction.
15.28.    Co-Borrower Relationship
(a)    Each of P1 FinCo Borrower and P2 FinCo Borrower is accepting joint and several liability as a “FinCo Borrower” hereunder and under the other FinCo Financing Documents in consideration of the financial accommodations to be provided by the T4 FinCo Lenders and the T4 FinCo LC Issuing Banks under the FinCo Financing Documents, for the mutual benefit, directly and indirectly, of each of P1 FinCo Borrower and P2 FinCo Borrower and in consideration of the undertakings of the other to accept joint and several liability for the FinCo Secured Obligations. Each of P1 FinCo Borrower and P2 FinCo Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other with respect to the payment and performance of all of the FinCo Secured Obligations (including any FinCo Secured Obligations arising under this Section 15.28), it being the intention of the parties hereto that all the FinCo Secured Obligations shall be the joint and several obligations of each of P1 FinCo Borrower and P2 FinCo Borrower without preferences or distinction between them. If and to the extent that either of P1 FinCo Borrower and P2 FinCo Borrower shall fail to make any payment with respect to any of the FinCo Secured Obligations as and when due or to perform any of the FinCo Secured Obligations in accordance with the terms thereof, then in each such event the other will make, without duplication, payment of any unpaid amount with respect to, or perform, such FinCo Secured Obligations.

(b)    The FinCo Secured Obligations of each of P1 FinCo Borrower and P2 FinCo Borrower under the provisions of this Section 15.28 constitute the absolute and unconditional, full recourse obligations of each FinCo Borrower enforceable against each, irrespective of the validity or enforceability of this Agreement or any FinCo Financing Document or any other circumstance whatsoever.
(c)    Except as otherwise expressly provided in this Agreement or the other FinCo Financing Documents, (i) each of P1 FinCo Borrower and P2 FinCo Borrower hereby waives notice of acceptance of its joint and several liability and (ii) (A) any notice of any T4 FinCo Loans under or pursuant to this Agreement or any FinCo Financing Document, (B) any notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement or any FinCo Financing Document, (C) any notice of any action at any time taken or omitted by any FinCo Secured Party under or in respect of any of the applicable FinCo Secured Obligations, and (D) all demands, notices and other formalities of every kind in connection with this Agreement or any FinCo Financing Document (except as otherwise provided in this Agreement or the other FinCo Financing Documents) that, in the case of each of clauses (A) through (D), are delivered to either of P1 FinCo Borrower or P2 FinCo Borrower, shall be deemed to be given to both P1 FinCo Borrower and P2 FinCo Borrower. Any extension or postponement of the time for the payment of any of the FinCo Secured Obligations, the acceptance of any payment of any of the FinCo Secured Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any FinCo Secured Party at any time or times in respect of any default by P1 FinCo Borrower and P2 FinCo Borrower, as applicable, in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any of the other FinCo Financing Documents, any and all other indulgences whatsoever by any FinCo Secured Party in respect of any of the FinCo Secured Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the FinCo Secured Obligations of any other Person or the addition, substitution or release, in whole or in part, of either of P1 FinCo Borrower or P2 FinCo Borrower, in the case of each of the foregoing granted to, made by, agreed to by or accepted by either of P1 FinCo Borrower or P2 FinCo Borrower shall be deemed to be granted to, made by, agreed to or accepted by both P1 FinCo Borrower and P2 FinCo Borrower. The obligations of each of P1 FinCo Borrower and P2 FinCo Borrower under this Section 15.28 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Loan Party or the Sponsor. The joint and several liability of P1 FinCo Borrower and P2 FinCo Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, division, amalgamation or any other change whatsoever in the name, constitution or place of formation of either P1 FinCo Borrower or P2 FinCo Borrower.
(d)    Each of P1 FinCo Borrower and P2 FinCo Borrower represents and warrants to the FinCo Administrative Agent and the other FinCo Secured Parties that it is currently informed of the financial condition of the other. Each of P1 FinCo Borrower and P2 FinCo Borrower hereby assumes all responsibility for keeping itself informed of the other’s financial condition, the financial condition of other guarantors, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the FinCo Secured Obligations.

(e)    Each of P1 FinCo Borrower and P2 FinCo Borrower agrees that if any certificate is executed and delivered by one or both of them in its capacity as a “FinCo Borrower” hereunder, but not both of them, such certificate may be relied upon by the FinCo Administrative Agent and the other FinCo Secured Parties, and shall bind both of P1 FinCo Borrower and P2 FinCo Borrower , as if it were executed by all of them.
(f)    The provisions of this Section 15.28 are made for the benefit of each FinCo Secured Party and may be enforced by it or them from time to time against any or both of P1 FinCo Borrower and P2 FinCo Borrower as often as occasion therefor may arise and without requirement on the part of any FinCo Secured Party first to marshal any of its or their claims or to exercise any of its or their rights against the other or to exhaust any remedies available to it or them against the other or to resort to any other source or means of obtaining payment of any of the FinCo Secured Obligations or to elect any other remedy.
(g)    Each of P1 FinCo Borrower and P2 FinCo Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other with respect to any liability incurred by it hereunder or under any of the other FinCo Financing Documents, any payments made by it to any FinCo Secured Party with respect to any of the FinCo Secured Obligations or any collateral security therefor until the Credit Agreement Discharge Date. If any amount shall be paid to any FinCo Borrower on account of such subrogation rights at any time prior to the Credit Agreement Discharge Date, such amount shall be held in trust for the benefit of the FinCo Secured Parties and shall immediately be paid to the FinCo Collateral Agent to be applied in accordance with the FinCo Financing Documents. Any claims that either of P1 FinCo Borrower or P2 FinCo Borrower may have against the other with respect to any payments to any FinCo Secured Party under any FinCo Financing Documents are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash of the FinCo Secured Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to either of P1 FinCo Borrower or P2 FinCo Borrower, its debts or its assets, whether voluntary or involuntary, this Agreement and the other FinCo Financing Documents shall have terminated before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other therefor.
(h)    Each of P1 FinCo Borrower and P2 FinCo Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by either of P1 FinCo Borrower or P2 FinCo Borrower to the other is hereby subordinated to the prior payment in full in cash of the FinCo Secured Obligations. Each of P1 FinCo Borrower and P2 FinCo Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, it will not demand, sue for or otherwise attempt to collect any indebtedness of the other owing to it until the Credit Agreement Discharge Date. If, notwithstanding the foregoing sentence, any Subject Liquefaction Owner, as applicable, shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by P1 FinCo Borrower or P2 FinCo Borrower, as applicable, as trustee for the FinCo Secured Parties, and P1 FinCo Borrower or P2 FinCo Borrower, as applicable, shall deliver any such amounts to the FinCo Collateral Agent for application to the FinCo Secured Obligations in accordance with this

Agreement and the other FinCo Financing Documents if such Default or Event of Default is continuing.
(i)    Notwithstanding anything to the contrary set forth in this Section 15.28, it is the intent of the parties hereto that the liability incurred by each of P1 FinCo Borrower or P2 FinCo Borrower in respect of the FinCo Secured Obligations of the other (and any Lien granted by each to secure such FinCo Secured Obligations or its joint and several liability in respect thereof) not constitute a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each of P1 FinCo Borrower and P2 FinCo Borrower and each FinCo Secured Party hereby agree that, if a court of competent jurisdiction determines that the incurrence of liability by either P1 FinCo Borrower or P2 FinCo Borrower in respect of the FinCo Secured Obligations (or any Liens granted by P1 FinCo Borrower or P2 FinCo Borrower, as applicable, to secure such FinCo Secured Obligations or its joint and several liability in respect thereof) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance.
15.29.    Acknowledgment Regarding Any Supported QFCs
To the extent that the FinCo Financing Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the FinCo Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the FinCo Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the FinCo Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a FinCo Secured Debt Holder that is a “Defaulting Lender” or similarly designated under any FinCo Secured Debt Instrument shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 15.29, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

RIO GRANDE LNG PHASE 1 FINCO, LLC, as P1 FinCo Borrower
By: /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

RIO GRANDE LNG PHASE 2 FINCO, LLC, As P2 FinCo Borrower
By: /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

[Signature Page to FinCo Credit Agreement]

MUFG BANK, LTD., as FinCo Administrative Agent
By: /s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory

[Signature Page to FinCo Credit Agreement]

HSBC BANK USA, N.A., as FinCo Collateral Agent
By: /s/ James Cochran
Name: James Cochran
Title: Associate
[Signature Page to FinCo Credit Agreement]

BANCO SANTANDER, S.A. NEW YORK BRANCH, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ Daniel Koshman
Name: Daniel Kostman
Title: Executive Director

By: /s/ Erika C Wershoven
Name: Erika C Wershoven
Title: Executive Director
[Signature Page to FinCo Credit Agreement]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director
[Signature Page to FinCo Credit Agreement]

BARCLAYS BANK PLC, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ James Edmonds
Name: James Edmonds
Title: Managing Director
[Signature Page to FinCo Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ Blake Yaralian
Name: Blake Yaralian
Title: Managing Director

By: /s/ Anthony Campo
Name: Anthony Campo
Title: Managing Director
[Signature Page to FinCo Credit Agreement]

HSBC BANK USA, N.A. as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ Emmanuel Outhier
Name: Emmanuel Outhier
Title: Director
[Signature Page to FinCo Credit Agreement]

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ Fuensanta Diaz Cobacho
Name: Fuensanta Diaz Cobacho
Title: Managing Director Head of Credit Structuring & Debt Origination

By: /s/ Marco Marafioti
Name: Marco Marafioti
Title: Vice President
[Signature Page to FinCo Credit Agreement]

MIZUHO BANK, LTD., as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By: /s/ Dominick D’Ascoli
Name: Dominick D’Ascoli
Title: Director
[Signature Page to FinCo Credit Agreement]

MUFG BANK, LTD., as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By:/s/ Daniel Seltzer
Name: Daniel Seltzer
Title: Managing Director Head of Infrastructure, Project Finance
[Signature Page to FinCo Credit Agreement]

NATIONAL BANK OF CANADA, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By:/s/ Manu Richhoriya
Name: Manu Ricchoriya
Title: Authorized Signatory

By:/s/ John Niedermier
Name: John Niedermier
Title: Authorized Signatory
[Signature Page to FinCo Credit Agreement]

ROYAL BANK OF CANADA, as a T4 FinCo Lender and a T4 FinCo LC Issuing Bank
By:/s/ Michael Sharp
Name: Michael Sharp
Title: Authorized Signatory
[Signature Page to FinCo Credit Agreement]

Appendix I
to Credit Agreement

DEFINITIONS
“Acceptable Bank” means a bank whose long term unsecured and unguaranteed debt is rated by at least one of S&P, Fitch or Moody’s and at least one such rating is equal to or better than “BBB+” by S&P or Fitch or “Baa1” by Moody’s and has a combined capital and surplus of at least $1,000,000,000.
“Additional Lender” has the meaning set forth in Section 5.19.
“Administrative Expenses” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, is under common Control with or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person or (b) any Person solely by reason of their capacity as a FinCo Secured Party. The adjective “Affiliated” shall have a correlative meaning.
“Affiliated Lender” means, at any time, any T4 FinCo Lender that is a JV Equity Owner, the Sponsor, or any Affiliate of a JV Equity Owner or the Sponsor (other than the FinCo Pledgors, the FinCo Borrowers, any RG Facility Entity, any Debt Fund Affiliate, or any natural Person) or a Non-Debt Fund Affiliate of a JV Equity Owner or the Sponsor at such time.
“Affiliated Lender Assignment Agreement” has the meaning assigned to such term in Section 15.4(f)(i).
“Affiliated Lender Cap” has the meaning assigned to such term in Section 15.4(f)(iii).
“Agent Parties” has the meaning assigned to such term in Section 15.11(i).
“Aggregate T4 FinCo Commitment” means $734,000,000, as the same may be reduced in accordance with Section 3.4.
“Agreement” has the meaning assigned to such term in the Preamble.
“Amortization Schedule” means the amortization schedule set forth in Schedule 5.1(a).
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78m, 78dd-1 through 78dd-3 and 78ff, et seq., and all similar laws, rules, and regulations of any jurisdiction prohibiting bribery and corruption, including the U.K. Bribery Act, applicable to the FinCo Borrowers or any of its subsidiaries at the relevant time.

“Anti-Terrorism and Money Laundering Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, as amended, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) any other similar federal Government Rule having the force of law and relating to money laundering, terrorist acts or acts of war, and (l) any regulations promulgated under any of the foregoing.
“Applicable Margin” means (a) in respect of T4 FinCo Loans that are SOFR Loans, 3.50% and (b) in respect of T4 FinCo Loans that are Base Rate Loans, 2.50%.
“Approved Fund” means any fund administered or managed by (a) a T4 FinCo Lender, (b) an Affiliate of a T4 FinCo Lender, or (c) an entity or an Affiliate of an entity that administers or manages a T4 FinCo Lender.
“Approved Mezzanine Owners” means (a) Global Infrastructure Management, LLC, (b) Devonshire Investment Pte. Ltd., (c) MIC TI Holding Company 2 RSC Limited, (d) Global LNG North America Corp., (e) any Qualified Mezzanine Entity, and (f) to the extent satisfying the KYC Requirements, any other Person approved by the Majority T4 FinCo Lenders.
“Asset Sale” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Asset Sale Proceeds” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Authorized Officer” means: (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, authorized signatory, the manager, the managing member, or a duly appointed officer of such Person.
“Available Aggregate T4 FinCo Drawable Commitment” means, at any time (a) the Aggregate T4 FinCo Commitment minus (b) the aggregate T4 FinCo LC Exposure of all T4 FinCo Lenders.
“Available T4 FinCo Drawable Commitment” means, with respect to any T4 FinCo Lender at any time (a) such T4 FinCo Lender’s T4 FinCo Commitment minus (b) such T4 FinCo Lender’s T4 FinCo LC Exposure minus (c) the aggregate principal amount of any T4 FinCo Loans owed to such T4 FinCo Lender.
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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 6.7(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Fee Letters” means each of:
(a)    the FinCo Administrative Agent Fee Letter;
(b)    the FinCo Collateral Agent Fee Letter; and
(c)    the Commitment Letter.
“Bank Financing Documents” means (a) this Agreement, (b) the Bank Fee Letters, (c) the other financing and security agreements, documents and instruments delivered in connection with this Agreement, and (d) each other document designated as a Bank Financing Document by the FinCo Borrowers and the FinCo Administrative Agent.
“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances:
(a)    such Person shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file in a timely manner a petition or motion to vacate or discharge any order, judgment or decree after entry of such order, judgment or decree);
(b)    a case or other proceeding shall be commenced against such Person without the consent or acquiescence of such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief with respect to such Person or its debts under the Bankruptcy Code or any present or future applicable federal, state or
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other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty consecutive days;
(c)    a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain undischarged, unvacated or unstayed for ninety days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate of ninety days (whether or not consecutive);
(d)    such Person shall admit in writing its inability to pay its debts as they mature or shall generally not be paying its debts as they become due;
(e)    such Person shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;
(f)    such Person shall take any corporate or partnership action for the purpose of effecting any of the foregoing; or
(g)    an order for relief shall be entered in respect of such Person under the Bankruptcy Code.
Section 1.2(d) applies to the definition of “Bankruptcy”, as used in any other FinCo Financing Document.
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq.
“Base Case Forecast” means the financial projections in the form attached as Exhibit G.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) Daily Compounded SOFR in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Daily Compounded SOFR shall be effective from and including the effective date of such change in the Base Rate, the Federal Funds Effective Rate or Daily Compounded SOFR, respectively.
“Base Rate Loan” means any T4 FinCo Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article 2 and Article 5.
“Benchmark” means, initially, Daily Compounded SOFR; provided, that if a Benchmark Transition Event has occurred with respect to Daily Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 6.7(a).
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“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the FinCo Administrative Agent and the FinCo Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other FinCo Financing Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the FinCo Administrative Agent and the FinCo Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any FinCo Financing Document in
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accordance with Section 6.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any FinCo Financing Document in accordance with Section 6.7.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrowing Date” means, with respect to each T4 FinCo Cash Loan Borrowing, the date on which funds are disbursed by the T4 FinCo Lenders (or the FinCo Administrative Agent on their behalf) to the FinCo Borrowers in accordance Section 3.3 and Section 3.5.
“Business Day” means any day other than a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of T4 FinCo Notes would be prohibited from entering into or facilitating a related financial transaction.
“Capital Lease Obligations” means, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement and any applicable FinCo Secured Debt Instrument, the amount of such obligations shall be the capitalized amount of such obligations, determined in accordance with GAAP (including such Statement No. 13).
“Cash Flow” means, for any period, the sum of all funds received or, as applicable in the relevant context, projected to be received, by the FinCo Borrowers during such period, including (without duplication) the following:
(a)    all cash paid (or, as applicable, solely for purposes of determining Projected CFADS, projected to be paid) to the FinCo Borrowers; and
(b)    all interest and investment earnings paid to the FinCo Borrowers or accrued to the FinCo Accounts during such period on amounts on deposit in the FinCo Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in any Debt Service Reserve Account which are not transferred to the FinCo Revenue Collection Account pursuant to Section 3.8(a) (Investment of Funds in FinCo Accounts) of the FinCo Accounts Agreement);
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provided, that “Cash Flow” shall not include (w) any proceeds of any FinCo Secured Debt or any other Indebtedness incurred by the FinCo Borrowers, (x) the proceeds of any Asset Sale that is not permitted by the FinCo Financing Documents, (y) amounts received, whether by way of a capital contribution from any direct or indirect holders of Equity Interests of either FinCo Borrower (except to the extent specifically provided in a FinCo Secured Debt Instrument and then solely for the purposes specified therein), or (z) any other extraordinary or non-cash income received by the FinCo Borrowers under GAAP.
“CFAA” means that certain Amended and Restated Common Facilities Access Agreement, dated as of September 4, 2025, by and among the P1 Liquefaction Owner, the Sponsor, the RG Facility Entities, Rio Grande LNG Gas Marketing LLC, and Rio Grande LNG Gas Supply LLC.
“CFCo” means Rio Grande LNG Common Facilities LLC, a Delaware limited liability company.
“Change in Law” means (a) the adoption or introduction of any law, rule, directive, guideline, decision or regulation after the Closing Date, (b) any change in law, rule, directive, guideline, decision or regulation or in the interpretation or application thereof by any Government Authority charged with its interpretation or administration after the Closing Date, or (c) compliance by any T4 FinCo Lender, by any lending office of such T4 FinCo Lender, or by such T4 FinCo Lender’s holding company, if any, with any written request, guideline, decision or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the Closing Date; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means:
(a)    the Sponsor and any Qualified Mezzanine Entity collectively fail to directly or indirectly hold legally and beneficially 100% of the voting and economic Equity Interests of the FinCo Pledgors;
(b)    the P1 FinCo Pledgor fails to directly or indirectly hold legally and beneficially 100% of the voting and economic Equity Interests of the P1 FinCo Borrower;
(c)    the P2 FinCo Pledgor fails to directly or indirectly hold legally and beneficially 100% of the voting and economic Equity Interests of the P2 FinCo Borrower;
(d)    the P1 FinCo Borrower fails to directly or indirectly hold legally and beneficially 100% of the voting and economic Equity Interests of the P1 Upper-Tier Intermediate Entities;
(e)    the P2 FinCo Borrower fails to directly or indirectly hold legally and beneficially 100% of the voting and economic Equity Interests of the P2 Member;
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(f)    the P1 JVCo fails to legally and beneficially hold 100% of the direct or indirect voting and economic Equity Interests of the P1 Liquefaction Owner;
(g)    the T4 JVCo fails to legally and beneficially hold 100% of the direct or indirect voting and economic Equity Interests of the T4 Liquefaction Owner; or
(h)    at any time after the FinCo Borrowers’ incurrence of T5 Incremental Debt, the T5 JVCo fails to legally and beneficially hold 100% of the direct or indirect voting and economic Equity Interests of the T5 Liquefaction Owner.
“CIA Accession Confirmation” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Closing Date” means the date on which the conditions precedent in Section 8.1 have been satisfied or waived in accordance with this Agreement.
“Closing Date Equity Contributions” has the meaning assigned to such term in Section 8.1(g).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Collateral and Intercreditor Agreement” means the Collateral and Intercreditor Agreement, dated as of the date hereof, by and among the FinCo Borrowers, the FinCo Intercreditor Agent, the FinCo Collateral Agent, and each of the FinCo Secured Creditor Representatives from time to time party thereto.
“Commitment Fees” means the fees set forth in Section 5.12(a).
“Commitment Letter” means the Commitment Letter, dated as of August 19, 2025, among the FinCo Borrowers, and the Coordinating Lead Arrangers.
“Commodity Forecaster” means Wood Mackenzie, Inc. and any replacement thereof appointed in accordance with Section 11.4.
“Common Facilities” has the meaning assigned to such term in the Definitions Agreement.
“Communications” has the meaning assigned to such term in Section 15.11(g).
“Conforming Changes” means, with respect to either the use or administration of Daily Compounded SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 6.5 and other technical, administrative or operational matters) that the FinCo Administrative Agent decides (after consultation with the FinCo Borrowers) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the FinCo Administrative Agent in a manner substantially consistent with
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market practice (or, if the FinCo Administrative Agent decides (after consultation with the FinCo Borrowers) that adoption of any portion of such market practice is not administratively feasible or if the FinCo Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the FinCo Administrative Agent decides (after consultation with the FinCo Borrowers) is reasonably necessary in connection with the administration of this Agreement and the other FinCo Financing Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Consolidated JVCo Administrative Expenses” means all costs and expenses paid or payable by any Subject Liquefaction Owner or any Lower-Tier Intermediate Entity including: (a) the fees (other than fees constituting commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and participation fees), costs and expenses of the creditors to such Subject Liquefaction Owner or Lower-Tier Intermediate Entity and (b) Taxes (excluding income Taxes), but excluding payments of Indebtedness and non-cash charges (such as depreciation, amortization or other bookkeeping entries of a similar nature).
“Consolidated JVCo Debt Service” means, for any period, the sum of (without duplication):
(a)    all fees scheduled to become due and payable during such period in respect of Permitted JVCo Indebtedness and Project Senior Secured Debt;
(b)    interest on the obligations in respect of Permitted JVCo Indebtedness and Project Senior Secured Debt (taking into account any secured interest rate hedge agreements) scheduled to become due and payable during such period; and
(c)    scheduled principal payments of the Permitted JVCo Indebtedness and Project Senior Secured Debt to become due and payable during such period.
“Consolidated JVCo Projected CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow projected to be received by the Subject Liquefaction Owners and the Lower-Tier Intermediate Entities during such period minus (b) all Consolidated JVCo Administrative Expenses projected to be paid by the Subject Liquefaction Owners and the Lower-Tier Intermediate Entities during such period (other than any non-recurring fee projected to be payable to any creditor in respect of Permitted JVCo Indebtedness or Project Senior Secured Debt), which amounts under this clause (b) shall exclude any such amounts, to the extent funded with Indebtedness or equity.
“Consolidated JVCo Projected DSCR” means, for the applicable period, the ratio of (a) Consolidated JVCo CFADS to (b) Consolidated JVCo Debt Service (other than (i) the principal of Indebtedness that constitutes working capital debt, revolving loans, or similar Indebtedness and the principal amount of the Indebtedness payable on the maturity date thereof, (ii) commitment fees, front-end fees and up-front fees paid prior to the end of the FinCo Term Conversion Date or, if later, out of the proceeds of Indebtedness, (iii) interest in respect of the Project Senior Secured Debt and Permitted JVCo Indebtedness under hedge agreements, in each case, projected to be paid prior to the FinCo Term Conversion Date, (iv) amounts payable under hedge agreements that are not in respect of interest rates, (v) without duplication of amounts in clause (iv), hedge termination amounts under hedge agreements, and (vi) any incremental
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carrying costs of such Permitted JVCo Indebtedness and the costs associated with arranging, issuing, and incurring the Permitted JVCo Indebtedness being incurred) projected for such period.
“Contest” or “Contested” means, with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes or with respect to obligations under ERISA or any mechanics’ lien (each, a “Subject Claim”), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as appropriate reserves have been established with respect to any such Subject Claim in accordance with GAAP.
“Contracted Revenues” means, for any period, Cash Flow projected to be received by the Subject Liquefaction Owners under their respective Designated Offtake Agreements then in effect, calculated solely to reflect the price paid if no LNG is lifted under Designated Offtake Agreements then in effect.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and, in any event, any Person owning (directly or indirectly) at least 50% of the voting securities of another Person shall be deemed to Control that Person.
“Controlled Subsidiary” means, with respect to any specified Person, a corporation, partnership, joint venture, limited liability company or other Person of which a majority of the Equity Interests of such Person having ordinary voting power or authority for the election or appointment of directors, managers or other governing body (other than Equity Interests having such power or authority only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such specified Person.
“Coordinating Lead Arrangers” means Banco Santander S.A., New York Branch, Barclays Bank PLC, Deutsche Bank AG, New York Branch, HSBC Bank USA, N.A., Intesa Sanpaolo S.p.A., New York Branch, Mizuho Bank, Ltd., MUFG Bank, Ltd., National Bank of Canada, Royal Bank of Canada, and The Bank of Nova Scotia, Houston Branch in each case, not in its individual capacity, but as coordinating lead arranger hereunder and any successors and permitted assigns.
“Covered Party” has the meaning assigned to such term in Section 15.29.
“Credit Agreement Debt Service Reserve Amount” means as of any date on and after the FinCo Term Conversion Date, an amount reasonably projected by the FinCo Borrowers to be the amount necessary to pay the forecasted Debt Service in respect of the T4 FinCo Loans hereunder from such date through (and including) the next two Quarterly Payment Dates taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of the T4 FinCo Loans for the next six months; provided, that for purposes of calculation of the amount specified in clause (c) of the definition of “Debt Service”, any final balloon payment or bullet maturity of FinCo Secured Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Quarterly Payment Date prior to such balloon payment or bullet maturity shall be taken into account.
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“Credit Agreement Discharge Date” means the date on which:
(a)    the FinCo Collateral Agent, the FinCo Administrative Agent, the T4 FinCo LC Issuing Banks, and the T4 FinCo Lenders shall have received payment in full in cash of all of the Obligations and all other amounts owing to the FinCo Collateral Agent, the FinCo Administrative Agent, the T4 FinCo LC Issuing Banks, and the T4 FinCo Lenders under the FinCo Financing Documents (other than Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Credit Agreement FinCo Secured Parties);
(b)    the T4 FinCo Commitments shall have terminated, expired or been reduced to zero Dollars; and
(c)    each T4 FinCo LC shall have been terminated or cancelled and returned to the applicable T4 FinCo LC Issuing Bank.
“Credit Agreement FinCo Secured Parties” means the T4 FinCo Lenders, the T4 FinCo LC Issuing Banks, the FinCo Administrative Agent, the FinCo Collateral Agent, and each of their respective successors and permitted assigns, in each case in connection with this Agreement, the T4 FinCo LCs and the T4 FinCo Loans.
“Credit Agreement Indemnitee” has the meaning assigned to such term in Section 15.8(a).
“Credit Agreement Information” has the meaning assigned to such term in Section 15.17.
“Daily Compounded SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m., New York City time, on the second U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Compounded SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compounded SOFR for no more than three consecutive SOFR Rate Days. Any change in Daily Compounded SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the FinCo Borrowers.
“Debt Fund Affiliate” means any Affiliate of any JV Equity Owner or the Sponsor other than the FinCo Pledgors, the FinCo Borrowers, or any RG Facility Entity that is, in each case, a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Debt Fund Affiliate has in place customary information barriers between it and the applicable JV Equity Owner or the Sponsor and
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any Affiliate of any JV Equity Owner or the Sponsor that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable JV Equity Owner or the Sponsor and any Affiliate of any JV Equity Owner or the Sponsor, and (c) any JV Equity Owner or the Sponsor and investment vehicles managed or advised by any JV Equity Owner or the Sponsor that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Debt Service” means, for any period, the sum of (without duplication):
(a)    all fees scheduled to become due and payable (or, for purposes of the Historical DSCR, paid) during such period in respect of any FinCo Secured Debt;
(b)    interest on the FinCo Secured Obligations (taking into account any FinCo Secured IR Hedge Agreements) scheduled to become due and payable (or for the purposes of the Historical DSCR (or any other measure of past financial performance in a FinCo Secured Debt Instrument), paid) during such period; and
(c)    scheduled principal payments of the FinCo Secured Debt to become due and payable (or, for purposes of the Historical DSCR, paid) during such period.
“Debt Service Reserve Accounts” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Debtor Relief Laws” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Debtor Relief Plan” means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.
“Default” means an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default. For the elimination of doubt, an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become a Project Event of Default shall not be a Default under any FinCo Financing Document until and unless such event or condition has become a Project Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to overdue principal, the applicable interest rate plus 2.00% per annum and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans plus 2.00% per annum.
“Defaulted LC Amount” has the meaning assigned to such term in Section 4.1(e).
“Defaulting Issuing Bank” means any T4 FinCo LC Issuing Bank that in its or its relevant Affiliate’s capacity as a T4 FinCo LC Issuing Bank, (a) has failed to (i) fund all or any portion of a drawing under a T4 FinCo LC issued by such T4 FinCo LC Issuing Bank within two Business Days following the date such funding was required to be funded under such T4 FinCo LC unless such T4 FinCo LC Issuing Bank notifies the FinCo Administrative Agent and the FinCo Borrowers in writing that such failure is the result
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of such T4 FinCo LC Issuing Bank’s determination that the request for such drawing was not made in accordance with such T4 FinCo LC or (ii) honor its obligation with respect to a T4 FinCo LC issuance or amendment under Section 4.1(a) within two Business Days following the date such issuance or amendment was required to be made under Section 4.1(a) unless (x) such default or failure is no longer continuing or has been cured within two Business Days after such default or failure or (y) such T4 FinCo LC Issuing Bank notifies the FinCo Administrative Agent and the other T4 FinCo LC Issuing Banks in writing that such failure is the result of such T4 FinCo LC Issuing Bank’s determination that one or more conditions precedent to issuance or amendment in accordance with this Agreement (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the FinCo Borrowers and/or the FinCo Administrative Agent that it does not intend to comply with its obligations under Article 4 or has made a public statement to that effect (unless such writing or public statement relates to such T4 FinCo LC Issuing Bank’s obligation to issue a T4 FinCo LC hereunder and states that such position is based on such T4 FinCo LC Issuing Bank’s determination that a condition precedent to issuance (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied in accordance with this Agreement), (c) has failed, within three Business Days after written request by the FinCo Administrative Agent or the FinCo Borrowers to confirm in writing to the FinCo Administrative Agent and the FinCo Borrowers that it will comply with its prospective obligations hereunder (provided, that such T4 FinCo LC Issuing Bank shall cease to be a Defaulting Issuing Bank pursuant to this clause (c) upon receipt of such written confirmation by the FinCo Administrative Agent and the FinCo Borrowers), (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (e) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a T4 FinCo LC Issuing Bank shall not be a Defaulting Issuing Bank solely by virtue of (i) the ownership or acquisition of any Equity Interest in that T4 FinCo LC Issuing Bank or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a Solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such T4 FinCo LC Issuing Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such T4 FinCo LC Issuing Bank (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such T4 FinCo LC Issuing Bank. Any determination by the FinCo Administrative Agent that a T4 FinCo LC Issuing Bank is a Defaulting Issuing Bank under any one or more of the clauses above shall be conclusive and binding absent manifest error, and such T4 FinCo LC Issuing Bank shall be deemed to be a Defaulting Issuing Bank upon delivery of written notice of such determination to the FinCo Borrowers and each T4 FinCo LC Issuing Bank.
“Defaulting Lender” means a T4 FinCo Lender which (a) has defaulted in its obligations (i) to fund any T4 FinCo Loan or otherwise failed to comply with its obligations under Section 2.1, unless (x) such default or failure is no longer continuing or has been cured within two Business Days after such default or failure or (y) such T4 FinCo Lender notifies the FinCo Administrative Agent and the FinCo Borrowers in writing that such failure is the result of such T4 FinCo Lender’s determination that one or more conditions precedent to funding in accordance with this Agreement (each of which conditions precedent,
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together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) to pay to the FinCo Administrative Agent or any other T4 FinCo Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the FinCo Borrowers and/or the FinCo Administrative Agent that it does not intend to comply with its obligations under Section 2.1 or Section 4.2 or has made a public statement to that effect (unless such writing or public statement relates to such T4 FinCo Lender’s obligation to fund a T4 FinCo Loan hereunder and states that such position is based on such T4 FinCo Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied in accordance with this Agreement), (c) has failed, within three Business Days after written request by the FinCo Administrative Agent or the FinCo Borrowers to confirm in writing to the FinCo Administrative Agent and the FinCo Borrowers that it will comply with its prospective funding obligations hereunder (provided, that such T4 FinCo Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the FinCo Administrative Agent and the FinCo Borrowers), (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (e) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a T4 FinCo Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that T4 FinCo Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a Solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such T4 FinCo Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such T4 FinCo Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such T4 FinCo Lender. Any determination by the FinCo Administrative Agent that a T4 FinCo Lender is a Defaulting Lender under any one or more of the clauses above shall be conclusive and binding absent manifest error, and such T4 FinCo Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the FinCo Borrowers and each T4 FinCo Lender.
“Definitions Agreement” means that certain Amended and Restated Definitions Agreement, dated as of September 4, 2025, by and among Sponsor, the P1 Liquefaction Owner, Rio Grande LNG Common Facilities LLC, Rio Grande LNG Gas Marketing LLC, and the RG Facility Entities.
“Designated Offtake Agreements” means the P1 Designated Offtake Agreements and the P2 Designated Offtake Agreements, as applicable.
“Detrimental Effect” means to (a) cause a Material Adverse Effect, (b) adversely modify the allocation of distributable cash from the Subject JVCos to the FinCo Borrowers, (c) voluntarily restrict the making of distributions of cash to the extent that such cash is actually available for distribution to either FinCo Borrower or any Upper-Tier Intermediate Entity absent such restriction, (d) voluntarily change the timing of any distribution of available cash by any Person to either FinCo Borrower or any Upper-Tier Intermediate Entity to delay such distribution to the extent that such cash is actually available for
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distribution by either FinCo Borrower or any Upper-Tier Intermediate Entity absent such change, or (e) incur Indebtedness other than Permitted JVCo Indebtedness, other Indebtedness permitted by the FinCo Financing Documents, or Permitted Project Indebtedness.
“Disqualified Institution” means (a) any Person set forth by the FinCo Borrowers on Schedule 15.4(j) as of the Closing Date, as updated from time to time by the FinCo Borrowers by three Business Days’ prior written notice to the FinCo Administrative Agent to add any competitor of any Loan Party, Global Infrastructure Management, LLC, TotalEnergies SE, and their respective subsidiaries, and such competitor’s Affiliates or (b) any clearly identifiable (solely on the basis of its name or as identified by the FinCo Borrowers to the FinCo Administrative Agent) Affiliate of the entities described in clause (a) of this definition; provided, that “Disqualified Institution” shall not include in each case a Disqualified Institution Debt Fund Affiliate of any entity not listed under the heading “Group A” in Schedule 15.4(j) hereto; provided, further, that the FinCo Borrowers shall not add more than two additional entity names per calendar year to “Group A” under Schedule 15.4(j) following the Closing Date; provided, further, that any designation as a “Disqualified Institution” shall not apply retroactively to any then current T4 FinCo Lenders or any entity that has acquired an assignment or participation interest in T4 FinCo Loans in accordance with and under this Agreement.
“Disqualified Institution Debt Fund Affiliate” means a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Disqualified Institution Debt Fund Affiliate has in place customary information barriers between it and the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution, and (c) the Disqualified Institution and investment vehicles managed or advised by such Disqualified Institution that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Distribution Account” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Distribution Date” means, with respect to any specific Distribution, the date such Distribution is made.
“Distributions” means:
(a)    any dividend or other distribution by any FinCo Borrower (in cash, property of such FinCo Borrower, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by such FinCo Borrower of, any portion of any Equity Interest in such FinCo Borrower; and
(b)    all payments (in cash, property, securities, obligations, or other property of either FinCo Borrower) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Indebtedness for borrowed money owed to the applicable FinCo Pledgor or any Affiliate thereof.
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For the avoidance of doubt, amounts paid by any FinCo Borrower or any of its subsidiaries to the Sponsor or its Affiliates under any commercial agreement entered into by the Sponsor or its Affiliates permitted pursuant to the FinCo Financing Documents shall not be considered Distributions.
“Dollars” or “$” means the lawful currency of the United States of America.
“DQ List” has the meaning assigned to such term in Section 15.4(j)(iv).
“DSRA Reserve Amount” has the meaning assigned to such term in the FinCo Accounts Agreement.
“ECF Accrual Amount” means as of any Distribution Date, (a) prior to the first Quarterly Payment Date to occur after the FinCo Borrowers have either made prepayments of the T4 FinCo Loans as required under Section 5.9(a)(ii) and/or cancelled T4 FinCo Commitments or commitments in respect of T5 Incremental Debt in an aggregate amount that is equal to or more than the Second Tier ECF Amount (as defined in the FinCo Accounts Agreement), 75% of Excess Cash Flow received by the FinCo Borrowers since the immediately preceding Quarterly Payment Date and (b) thereafter, 50% of Excess Cash Flow received by the FinCo Borrowers since the immediately preceding Quarterly Payment Date.
“ECF Monthly Amount Fraction” means, as of the Monthly Transfer Date on which a Distribution is made, a fraction, (a) the numerator of which is the number of Monthly Transfer Dates that have elapsed since (but excluding) the immediately preceding Quarterly Payment Date to (and including) the Monthly Transfer Date as of which such calculation is being made and (b) the denominator of which is the number of Monthly Transfer Dates in the period from (but excluding) such preceding Quarterly Payment Date and ending on (and including) the next succeeding Quarterly Payment Date.
“ECS Allocation Schedule” has the meaning set forth in the T4 Equity Contribution Agreement.
“ECS Reduction Certificate” has the meaning set forth in the T4 Equity Contribution Agreement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) any T4 FinCo Lender, (b) an Affiliate of any T4 FinCo Lender, (c) any Investment Grade Approved Fund, and (d) any other Person (other than a natural person) approved by the FinCo Administrative Agent (such approval by the FinCo Administrative Agent not to be unreasonably withheld, conditioned or delayed and no such approval shall be required for any assignment pursuant to Section 15.4(f)) and, unless an Event of Default shall then be continuing, with the consent of the FinCo Borrowers (not to be unreasonably withheld, conditioned or delayed); provided, that the FinCo Borrowers
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shall be deemed to have consented unless it shall object thereto by written notice to the FinCo Administrative Agent within five Business Days after having received notice of the proposed assignment; provided, further, that, notwithstanding the foregoing, Eligible Assignee shall not include (x) any Defaulting Lender, Loan Party, or any Affiliate or Controlled Subsidiary of any of the foregoing, except any Affiliated Lender or any Debt Fund Affiliate that is an Investment Grade Approved Fund or (y) any Disqualified Institution.
“Environmental Affiliate” means any Person, to the extent a FinCo Borrower could reasonably be expected to have liability as a result of the FinCo Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the FinCo Borrower’s obligation is by contract or operation of Government Rule.
“Environmental Claim” has the meaning assigned to such term in the Definitions Agreement.
“Environmental Laws” has the meaning assigned to such term in the Definitions Agreement.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any corporation or trade or business which is a member of any group of organizations: (a) described in Section 414(b) or Section 414(c) of the Code of which the FinCo Borrowers is a member and (b) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or Section 414(o) of the Code of which the FinCo Borrowers is a member.
“ERISA Event” means:
(a)    any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, other than events for which the 30-day notice period has been waived by current regulation under PBGC Regulation Subsections .27, .28, .29 or .31;
(b)    the failure with respect to any Plan to meet the minimum funding requirements of Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, whether or not waived;
(c)    the filing pursuant to Section 412(c) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
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(d)    the incurrence by the FinCo Borrowers or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e)    the filing of notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA;
(f)    the institution of proceedings to terminate a Plan by PBGC or to appoint a trustee to administer any Plan;
(g)    the withdrawal by the FinCo Borrowers or any of its ERISA Affiliates from a multiple employer plan (within the meaning of Section 4064 of ERISA) during a plan year in which it was a “substantial employer”, as such term is defined under Section 4064 of ERISA, upon the termination of a Multiemployer Plan or the cessation of operations under a Plan pursuant to Section 4062(e) of ERISA;
(h)    the incurrence by the FinCo Borrowers or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan;
(i)    the attainment of any Plan of “at risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA;
(j)    the receipt by the FinCo Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the FinCo Borrowers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical, endangered or critical and declining status, within the meaning of the Code or Title IV of ERISA;
(k)    the failure of the FinCo Borrowers or any ERISA Affiliate to pay when due any amount that has become liable to the PBGC, any Plan or trust established thereunder pursuant to Title IV of ERISA or the Code;
(l)    the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code;
(m)    the FinCo Borrowers or any of its Controlled Subsidiaries engages in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that is not otherwise exempt by statute, regulation or administrative pronouncement; or
(n)    the imposition of a lien under ERISA or the Code with respect to any Plan or Multiemployer Plan.
“Erroneous Payment” has the meaning assigned to such term in Section 14.12(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 14.12(d).
“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 14.12(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 14.12(d).
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“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 14.12(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events described in Article 12.
“Excess Cash Flow” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Excess ECF Amount” has the meaning assigned to such term in Section 5.9(c).
“Excluded Taxes” means, with respect to the FinCo Administrative Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the FinCo Borrowers under any FinCo Financing Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of a T4 FinCo Lender or T4 FinCo LC Issuing Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a T4 FinCo Lender or T4 FinCo LC Issuing Bank, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Person with respect to an applicable interest in a FinCo Financing Document pursuant to a law in effect on the date on which (i) such Person acquires such interest in the FinCo Financing Document (other than pursuant to an assignment request by the FinCo Borrowers under Section 6.4) or (ii) such Person changes its lending office, except in each case to the extent, pursuant to Section 6.6, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person became a Party hereto or to such Person immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 6.6(g) or Section 6.6(h), and (d) any withholding Tax imposed under FATCA.
“Existing T5 EPC Contract” has the meaning assigned to such term in the definition of Qualifying T5 Project.
“Extended Maturity Date” has the meaning assigned to such term in Section 5.20.
“Extension Fees” means the fees set forth in Section 5.12(b).
“Farm Credit System” means a federally chartered network of borrower-owned lending institutions comprised of cooperatives and related service organizations.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Government Authorities and implementing such Sections of the Code.
“FATCA Deduction” means a deduction or withholding from a payment under a FinCo Financing Document required by FATCA.
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“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fees” means, collectively, each of the fees payable by the FinCo Borrowers for the account of any T4 FinCo Lender, any T4 FinCo LC Issuing Bank, or the FinCo Administrative Agent pursuant to Section 5.12.
“FERC” means the Federal Energy Regulatory Commission, and any successor agency.
“FERC Remand Condition” means the issuance by the FERC of the FERC Remand Order and such FERC Remand Order being final and non-appealable to the FERC (that is, the first to occur of (a) expiration of the rehearing period for the FERC Remand Order without any requests for rehearing being filed, (b) denial of rehearing of the FERC Remand Order by operation of law, or (c) the issuance of an order denying rehearing of the FERC Remand Order on substantive grounds).
“FERC Remand Longstop Date” means October 31, 2026.
“FERC Remand Order” means an order by the FERC maintaining its Section 3 authorization of the Rio Grande Facility following its preparation of the supplemental environmental impact statement in Docket Nos. CP16-454, CP16-455, and CP20-481 to address the issues identified by the August 2024 opinion of the U.S. Court of Appeals for the District of Columbia Circuit, as modified on rehearing in March 2025.
“FERC Remand Satisfaction Date” means the date on which the FinCo Borrowers deliver written notice to the FinCo Intercreditor Agent confirming the FERC Remand Condition has been satisfied.
“FinCo Accounts” has the meaning assigned to such term in the FinCo Accounts Agreement.
“FinCo Accounts Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Administrative Agent” means MUFG Bank, Ltd., not in its individual capacity, but solely as FinCo Administrative Agent for the T4 FinCo Loans hereunder, and each other Person that may, from time to time, be appointed as successor FinCo Administrative Agent pursuant to Section 14.7.
“FinCo Administrative Agent Fee Letter” means the FinCo Intercreditor Agent and FinCo Administrative Agent Fee Letter, dated as of the date hereof, between the FinCo Borrowers and the FinCo Administrative Agent.
“FinCo Borrowers” has the meaning assigned to such term in the Preamble.
“FinCo Collateral Agent” means HSBC Bank USA, N.A., or any successor to it appointed pursuant to the terms of the Collateral and Intercreditor Agreement.
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“FinCo Collateral Agent Fee Letter” means the FinCo Collateral Agent Fee Letter, dated as of the date hereof, among the FinCo Borrowers and the FinCo Collateral Agent.
“FinCo Extraordinary Distributions” has the meaning assigned to such term in the FinCo Accounts Agreement.
“FinCo Financing Documents” means (a) the Bank Financing Documents, (b) any FinCo Secured Debt Instrument in respect of T5 Incremental Debt, (c) each FinCo Secured IR Hedge Agreement, (d) the Collateral and Intercreditor Agreement, (e) each FinCo Security Document, (f) the T4 FinCo Notes, and (i) each other document designated as a FinCo Financing Document by the FinCo Borrowers on the one hand and the FinCo Intercreditor Agent on the other hand. Section 1.2(d) applies to the definition of “FinCo Financing Document”, as used in any other FinCo Financing Document.
“FinCo Intercreditor Agent” means MUFG Bank, Ltd., or any successor to it, appointed pursuant to the terms of the Collateral and Intercreditor Agreement.
“FinCo IR Hedge Termination Amounts” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Pledge Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Pledgors” means the P1 FinCo Pledgor and P2 FinCo Pledgor.
“FinCo Revenue Collection Account” has the meaning assigned to such term in the FinCo Accounts Agreement.
“FinCo Secured Creditor Representative” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Secured Debt” means all: (a) T4 FinCo Loans and (b) T5 Incremental Debt.
“FinCo Secured Debt Holder” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Secured Debt Instrument” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Secured Debt to Equity Ratio” means, as of any date, the ratio of (a) outstanding principal amounts of FinCo Secured Debt assuming that all T4 FinCo Commitments and the T5 Incremental Debt commitments have been fully drawn to (b) the aggregate amount of equity contributed from direct or indirect equity holders to the FinCo Borrowers.
“FinCo Secured IR Hedge Agreements” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Secured IR Hedge Counterparties” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
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“FinCo Secured IR Hedge Transactions” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Secured Obligations” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Secured Party” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Security Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Security Documents” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“FinCo Term Conversion Date” means the date that is 30 days after the T4 Term Conversion Date.
“Fiscal Quarter” means each three-month period commencing on each of January 1, April 1, July 1, and October 1 of any Fiscal Year and ending on the next March 31, June 30, September 30, and December 31, respectively.
“Fiscal Year” means any period of twelve consecutive calendar months beginning on January 1 and ending on December 31 of each calendar year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the rating agency business thereof.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means any T4 FinCo Lender or T4 FinCo LC Issuing Bank that is not a U.S. Person.
“Fraudulent Conveyance” has the meaning assigned to such term in Section 15.2815.28(i).
“GAAP” has the meaning assigned to such term in the Definitions Agreement.
“Gas” has meaning assigned to such term in the Definitions Agreement.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with any Government Authority.
“Government Authority” means any supra-national, federal, state or local government or political subdivision thereof or quasi-government or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank) and having jurisdiction over the Person or matters in question.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government
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Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or Equity Interests of any Person, or an agreement to purchase, sell, or lease (as lessee or lessor) Property of any Person, products, materials, supplies, or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (a) endorsements for collection or deposit in the ordinary course of business and (b) customary non-financial indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Hazardous Material” has the meaning assigned to such term in the Definitions Agreement.
“Hedge Agreement” means any agreement in respect of any interest rate, swap, forward rate transaction, commodity swap, commodity option, commodity future, interest rate option, interest rate or commodity cap, interest rate or commodity collar transaction, currency swap agreement, currency future or option contract, or other similar agreements providing for any swap, cap, collar, put, call, floor, future, option, forward, or other similar transaction or arrangement (or any combination of the foregoing), in each case settled by reference to one or more rates, currencies, commodities, prices or indices, whether entered into for the purposes of hedging or mitigating risk associated with a Person’s business operations or for speculative purposes (other than a FinCo Secured Debt Instrument in respect of FinCo Secured Debt bearing interest at a fixed rate).
“Historical CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow during such period minus (b) all Administrative Expenses paid during such period (other than any non-recurring fee paid to any FinCo Secured Party) which amounts under this clause (b) shall exclude non-recurring losses and other amounts, in each case, to the extent funded with proceeds of voluntary equity contributions or Indebtedness.
“Historical DSCR” means, as at the end of each Fiscal Quarter (subject to the proviso below), the ratio of (a) Historical CFADS for the preceding four Fiscal Quarter period to (b) the aggregate amount of Debt Service (other than (i) the principal of any FinCo Secured Debt payable on the maturity date thereof, (ii) commitment fees, front-end fees, and up-front fees paid prior to the FinCo Term Conversion Date or, if later, out of the proceeds of FinCo Secured Debt, (iii) interest in respect of the FinCo Secured Debt and FinCo Secured Obligations under the FinCo Secured IR Hedge Agreements, in each case, paid prior to the FinCo Term Conversion Date, (iv) without duplication of amounts in clause (iii), FinCo IR Hedge Termination Amounts under FinCo Secured IR Hedge Agreements, and (v) solely for purposes of Section 10.10, any Debt Service paid using amounts on deposit in any Debt Service Reserve Account) paid or payable during the preceding four Fiscal Quarter period; provided, that, for purposes of Section 10.9(a)(iv), any Historical DSCR calculation performed prior to the first anniversary of the Initial Distribution Receipt Date will be based on the number of Fiscal Quarters elapsed since the Initial Distribution Receipt Date.
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“HMT” means His Majesty’s Treasury, the economic and finance ministry of the United Kingdom.
“Illegality Notice” has the meaning specified in Section 6.1.
“Impairment” means, with respect to any Major Project Document, Required Export Authorization, Major Government Approval, or any FinCo Financing Document:
(a)    the rescission, revocation, staying, withdrawal, early termination, cancellation, repeal or invalidity thereof or otherwise ceasing to be in full force and effect;
(b)    the suspension or injunction thereof; or
(c)    in the case of a Major Government Approval, the inability to satisfy in a timely manner stated conditions to effectiveness thereof.
The verb “Impair” shall have a correlative meaning. The adjective “Impaired” shall have a correlative meaning.
“Indebtedness” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, or similar instruments;
(c)    all obligations of such Person upon which interest charges are customarily paid;
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);
(e)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);
(f)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;
(g)    all Guarantees by such Person of Indebtedness of others;
(h)    all Capital Lease Obligations of such Person;
(i)    all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (including standby and commercial), bank guaranties, surety bonds, letters of guaranty and similar instruments;
(j)    all obligations of such Person in respect of any Hedge Agreement;
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(k)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and
(l)    all obligations of such Person to purchase, redeem, retire, defease, or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes imposed on or with respect to any payment made on account of any obligation of the FinCo Borrowers under any FinCo Financing Document, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Initial Distribution Receipt Date” means the first date on which the FinCo Borrowers shall have received distributions from the Subject Liquefaction Owners.
“Initial Maturity Date” means the date that is the fifth anniversary of the Closing Date.
“Initial Principal Payment Date” means the first Quarterly Payment Date to occur on or after the date that is ninety days following the FinCo Term Conversion Date.
“InsuranceCo” means Rio Grande LNG InsuranceCo, LLC, a Delaware limited liability company.
“Interest Election Request” means a request by either FinCo Borrower to convert or continue a T4 FinCo Loan in accordance with Section 5.4, which shall be in such form as the FinCo Administrative Agent may reasonably approve.
“Interest Payment Date” has the meaning assigned to such term in Section 5.2(a).
“Intermediate Entities” means the Upper-Tier Intermediate Entities and the Lower-Tier Intermediate Entities.
“Investment Grade” means that such Person is either (a) rated by at least two Recognized Credit Rating Agencies and at least two such ratings are equal to or better than “Baa3” by Moody’s, “BBB-” by S&P or Fitch, or comparable credit ratings by Recognized Credit Rating Agencies or (b) solely for purposes of the definition of Qualifying T5 Project, (x) rated by at least one Recognized Credit Rating Agency and at least one such rating is equal to or better than “Baa3” by Moody’s, “BBB-” by S&P or Fitch, or a comparable credit rating by a Recognized Credit Rating Agency and (y) has a tangible net worth in excess of the lesser of (i) $2,000,000,000 per MTPA of LNG committed to be purchased by such Person pursuant to its applicable Designated Offtake Agreement (as pro rated for an ACQ of less than 1.0 MTPA) and (ii) $7,000,000,000.
“IRS” means the Internal Revenue Service.
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“JV Equity Owners” means any direct or indirect holders of Equity Interests in any of the Subject JVCos.
“Knowledge” means, with respect to the FinCo Borrowers, the actual knowledge of any Person holding any of the positions at the Sponsor (or successor positions to any such positions) set forth in Schedule 1; provided, that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to the FinCo Borrowers pursuant to the terms of this Agreement or any other FinCo Financing Document.
“KYC Requirements” means the consistently applied “know your customer” requirements of the T4 FinCo Lenders under applicable “know your customer” and Anti-Terrorism and Money Laundering Laws, including the Patriot Act.
“LandCo” means Rio Grande LNG LandCo, LLC, a Delaware limited liability company.
“LC Cash Collateral Account” means an interest bearing cash collateral account established upon the occurrence of an Event of Default by the FinCo Collateral Agent in its name and in its capacity as FinCo Collateral Agent for the benefit of the T4 FinCo LC Issuing Banks, subject to the terms of this Agreement.
“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit D-1 or such other form as agreed by the applicable assignor and assignee, the FinCo Borrowers and the FinCo Administrative Agent.
“Lien” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Lifting Equity Base Case Amortization Period” has the meaning assigned to such term in Section 9.6(b).
“Liquefaction Owner” has the meaning assigned to such term in the Definitions Agreement.
“LNG” has meaning assigned to such term in the Definitions Agreement.
“Loan Parties” means the FinCo Borrowers and the FinCo Pledgors.
“Lower-Tier Intermediate Entities” means the P1 Lower-Tier Intermediate Entities and the P2 Lower-Tier Intermediate Entities.
“Major Government Approval” means each P1 Material Government Approval and each P2 Material Government Approval, other than the Required Export Authorizations.
“Major Project Document” means each of (a) the P1 EPC Contracts, (b) the P1 CASA, (c) the P2 EPC Contracts, (d) the P2 CASAs, and (e) the RG Facility Agreements.
“Majority T4 FinCo Lenders” means at any time, the T4 FinCo Lenders holding in excess of 50.00% of the sum of (a) the aggregate undisbursed T4 FinCo Commitments plus (b) the aggregate T4 FinCo LC Exposure plus (c) the then aggregate outstanding principal amount of the T4 FinCo Loans (excluding, in each such case, any T4 FinCo Lender that is a Defaulting Lender, a Loan Party, the Sponsor, or an Affiliate or Controlled Subsidiary thereof or an Affiliated Lender, and each T4 FinCo Commitment, T4
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FinCo LC Exposure and any outstanding principal amount of any T4 FinCo Loan of any such T4 FinCo Lender).
“Mandatory Prepayment Portion” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Material Adverse Effect” means a material adverse effect on: (a) the financial condition and results of operations of the FinCo Borrowers and their Controlled Subsidiaries, taken as a whole, (b) the ability of the P2 Liquefaction Owners or any RG Facility Entity, to perform their respective material obligations under any applicable P2 Material Project Document then in effect and to which it is a party, (c) the ability of the FinCo Borrowers, taken as a whole, to fully and timely perform and comply with their payment and other material obligations under the FinCo Financing Documents, or (d) the security interests of the FinCo Secured Parties, taken as a whole.
“Material Government Approval” means any material Government Approval that is required in connection with the FinCo Borrowers’ execution, delivery, and performance of the FinCo Financing Documents.
“Material Project Documents” means, collectively, the P1 Material Project Documents and the P2 Material Project Documents.
“Maturity Date” means the Initial Maturity Date or, if the FinCo Borrowers extend the Initial Maturity Date pursuant to Section 5.20, the Extended Maturity Date.
“Maximum Rate” has the meaning assigned to such term in Section 15.9.
“Mezzanine Financing Facility” means any financing facility entered into at any time by a Person that is a direct or indirect, wholly or partially owning, parent of either FinCo Pledgor.
“Modification” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Monthly Transfer Date” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Moody’s” has the meaning assigned to such term in the Definitions Agreement.
“MTPA” means million metric tonnes per annum.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the FinCo Borrowers or any ERISA Affiliate in the past five years and which is covered by Title IV of ERISA.
“Non-Appealable” means, with respect to any specified time period allowing a request for rehearing to the applicable Government Authority or an appeal to a court having jurisdiction of any Government Approval or any ruling under any Government Rule, as applicable, that such specified time period has either elapsed without a request for rehearing to the applicable Government Authority or appeal to a court having jurisdiction having been brought or, if such a rehearing or appeal was brought during such time period, such rehearing or appeal has been denied.
“Non-Consenting Lender” has the meaning assigned to such term in Section 6.4(c).
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“Non-Debt Fund Affiliate” means any Affiliate of a JV Equity Owner or the Sponsor other than (a) the FinCo Pledgors, the FinCo Borrowers, or any RG Facility Entity, (b) any Debt Fund Affiliates, and (c) any natural Person.
“Non-Recourse Party” has the meaning assigned to such term in Section 15.21.
“Notional Amortization Period” means, beginning on the Finco Term Conversion Date, the notional twenty-year amortization period of the T4 FinCo Loans set forth in the Base Case Forecast.
“Obligations” means, collectively, (a) all Indebtedness, T4 FinCo Loans, T4 FinCo LCs, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the FinCo Financing Documents (excluding any FinCo Secured Debt Instrument other than this Agreement)), and all other obligations, howsoever arising (including Guarantee obligations), in each case, owed by the FinCo Borrowers to the Credit Agreement FinCo Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the FinCo Financing Documents (excluding any FinCo Secured Debt Instrument other than this Agreement), (b) any and all sums reasonably advanced by any Credit Agreement FinCo Secured Party in order to preserve the Collateral or preserve the security interest of the Credit Agreement FinCo Secured Parties in the Collateral, and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) of this definition, after an Event of Default shall have occurred and be continuing and the T4 FinCo Loans have been accelerated pursuant to Section 13.1 or Section 13.2, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the T4 FinCo Lenders of their rights under the FinCo Security Documents, together with any necessary attorneys’ fees and court costs.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
“Offsetting Transactions” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Offtake Agreement” means any contract entered into by P1 Liquefaction Owner, the T4 Liquefaction Owner, or the T5 Liquefaction Owner, as applicable, for the purchase and sale of either liquefaction capacity at the Rio Grande Facility or LNG from the Rio Grande Facility.
“OpCo Extraordinary Distributions” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Organic Document” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements
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applicable to any of its authorized shares of capital stock, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement, and, with respect to any Person that is a partnership or limited partnership, its certificate of partnership and its partnership agreement.
“Other Connection Taxes” means, with respect to the FinCo Administrative Agent, any T4 FinCo Lender or any T4 FinCo LC Issuing Bank or any other recipient of any payment made pursuant to any obligation of the FinCo Borrowers under any FinCo Financing Document, Taxes imposed as a result of a former or present connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any FinCo Financing Document, or sold or assigned an interest in any T4 FinCo Loan or FinCo Financing Document).
“Other Taxes” mean any and all present or future stamp or documentary taxes, court, intangible, recording, filing, or similar Taxes arising from any payment made under any FinCo Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any FinCo Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 6.4).
“P1 CASA” has the meaning assigned to such term in the P1 Common Terms Agreement.
“P1 Common Terms Agreement” means the Common Terms Agreement, dated as of July 12, 2023, by and among, inter alia, P1 Liquefaction Owner, as borrower, the senior secured debt holder representatives that are parties thereto from time to time, and MUFG Bank, Ltd., as the P1 intercreditor agent.
“P1 Credit Agreements” means (i) that certain Credit Agreement, dated as of July 12, 2023 (as amended by Amendment No. 1 to CD Credit Agreement, dated as of November 1, 2023, and as further amended by Amendment No. 2 to CD Credit Agreement, dated as of September 4, 2025, and as further amended, amended and restated, modified, or supplemented), by and among the P1 Liquefaction Owner, as the borrower, MUFG Bank, Ltd., as the P1 administrative agent, Mizuho Bank (USA), as the P1 collateral agent, MUFG Bank, Ltd., as the revolving LC issuing bank and the senior lenders party thereto from time to time, (ii) that certain Credit Agreement, dated as of July 12, 2013 (as amended by Amendment No. 1 to TCF Credit Agreement, dated as of November 1, 2023, and as further amended by Amendment No. 2 to TCF Credit Agreement, dated as of September 4, 2025, and as further amended, amended and restated, modified, or supplemented) by and among the P1 Liquefaction Owner, as the borrower, TotalEnergies Holdings SAS, MUFG Bank, Ltd., as the TCF administrative agent, Mizuho Bank (USA), as the P1 collateral agent, and the senior lenders party thereto from time to time, (iii) that certain Credit Agreement, dated as of September 15, 2023 (as amended by Amendment No. 1 to BX1 Credit Agreement, dated as of April 5, 2024, and as further amended, amended and restated, modified, or supplemented), by and among the P1 Liquefaction Owner, as the borrower, Wilmington Trust, National Association, as the BX1 administrative agent, Mizuho Bank (USA), as the P1 collateral agent, and the senior lenders party thereto from time to time, and (iv) that certain Credit Agreement, dated as of December 28, 2023, (as amended, amended and restated, modified, or supplemented), by and among the P1 Liquefaction Owner, as the borrower, Wilmington Trust, National Association, as the BX2 administrative agent, Mizuho Bank (USA), as the P1 collateral agent, and the senior lenders party thereto from time to time.
“P1 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined in the P1 Common Terms Agreement.
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“P1 EPC Contracts” means the “P1 EPC Contracts” as defined in the P1 Common Terms Agreement.
“P1 Financing Documents” means the senior secured debt instruments and related financing documents entered into in order to finance a portion of the costs associated with the P1 Project.
“P1 FinCo Borrower” has the meaning assigned to such term in the Preamble.
“P1 FinCo Pledgor” means Rio Grande LNG Phase 1 FinCo Holdings, LLC, a Delaware limited liability company.
“P1 Holdings” means Rio Grande LNG Phase 1 Holdings, LLC, a Delaware limited liability company.
“P1 Intercreditor Agreement” means that certain Collateral and Intercreditor Agreement, dated as of July 12, 2023, by and among P1 Liquefaction Owner, as borrower, each senior secured debt holder representative that is a party thereto, MUFG Bank, Ltd., as the P1 Intercreditor Agent and Mizuho Bank (USA), as the P1 Collateral Agent.
“P1 Intermediate Entities” means the P1 Upper-Tier Intermediate Entities and the P1 Lower-Tier Intermediate Entities.
“P1 JVCo” means Rio Grande LNG Intermediate Holdings, LLC, a Delaware limited liability company.
“P1 Liquefaction Owner” means Rio Grande LNG, LLC, a Texas limited liability company.
“P1 Lower-Tier Intermediate Entities” means the P1 JVCo, the P1 Senior Pledgor, and each other Person that is wholly owned (directly or indirectly), by the P1 JVCo and that is a wholly-owning parent (directly or indirectly) of the P1 Liquefaction Owner.
“P1 Material Government Approval” means the “Material Government Approvals” as defined in the P1 Financing Documents.
“P1 Material Project Documents” means the “Material Project Documents” as defined in the P1 Financing Documents.
“P1 Member” means Rio Grande LNG Intermediate Super Holdings, LLC, a Delaware limited liability company.
“P1 Permitted Indebtedness” means the “Permitted Indebtedness” as defined in the P1 Common Terms Agreement as of the Closing Date.
“P1 Project” means the “Project” as defined in the P1 Financing Documents.
“P1 Required Export Authorization” means the “Required Export Authorizations” as defined in the P1 Financing Documents.
“P1 Senior Pledgor” means Rio Grande LNG Holdings, LLC, a Delaware limited liability company.
“P1 Senior Secured Debt” means the “Senior Secured Debt” as defined in the P1 Common Terms Agreement.
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“P1 Senior Secured Debt Holder” means the “Senior Secured Debt Holder” as defined in the P1 Common Terms Agreement.
“P1 Senior Secured Debt Instrument” means the “Senior Secured Debt Instrument” as defined in the P1 Common Terms Agreement.
“P1 Upper-Tier Intermediate Entities” means P1 Holdings and the P1 Member.
“P2 CASAs” means the T4 CASA and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 CASA.
“P2 Designated Offtake Agreements” means T4 Designated Offtake Agreements and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Designated Offtake Agreements.
“P2 EPC Contracts” means the T4 EPC Contract and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 EPC Contract.
“P2 FinCo Borrower” has the meaning assigned to such term in the Preamble.
“P2 FinCo Pledgor” means Rio Grande LNG Phase 2 FinCo Holdings, LLC, a Delaware limited liability company.
“P2 Liquefaction Owners” means, collectively, the T4 Liquefaction Owner and the T5 Liquefaction Owner.
“P2 Lower-Tier Intermediate Entities” means the T4 Lower-Tier Intermediate Entities and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Lower-Tier Intermediate Entities.
“P2 Material Government Approval” means the T4 Material Government Approval and, after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Material Government Approval.
“P2 Material Project Documents” means the T4 Material Project Documents and, after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Material Project Documents.
“P2 Member” means Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC, a Delaware limited liability company.
“P2 Permitted Indebtedness” means the T4 Permitted Indebtedness and, after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Permitted Indebtedness.
“P2 Required Export Authorizations” means the T4 Required Export Authorizations and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Required Export Authorizations.
“Participant” has the meaning assigned to such term in Section 15.4(d).
“Participant Register” has the meaning assigned to such term in Section 15.4(d).
“Party” or “Parties” has the meaning assigned to such term in the Preamble.
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“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Recipient” has the meaning assigned to such term in Section 14.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the FinCo Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Business” means (a) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of the Rio Grande Facility, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of any facilities reasonably related to or using by-products of the Rio Grande Facility (including carbon capture and sequestration by the FinCo Borrowers or their Affiliates), (b) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of carbon capture and sequestration projects, all activity reasonably necessary or undertaken in connection with the foregoing, and any activities incidental or related to any of the foregoing, and (c) any business activities reasonably related to the foregoing.
“Permitted Indebtedness” means:
(a)    in the case of the FinCo Borrowers only, FinCo Secured Debt and all other FinCo Secured Obligations, including all Indebtedness under FinCo Secured IR Hedge Agreements;
(b)    other than in the case of the FinCo Borrowers, to the extent constituting Indebtedness, indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;
(c)    other than in the case of the FinCo Borrowers, to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay obligations contained in supply or transportation agreements and similar obligations incurred in the ordinary course of business;
(d)    other than in the case of the FinCo Borrowers, Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;
(e)    other than in the case of the FinCo Borrowers, Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
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(f)    other unsecured Indebtedness in aggregate principal amount not to exceed $15,000,000.
“Permitted Investments” has the meaning assigned to such term in the FinCo Accounts Agreement.
“Permitted JV Equity Sale” means any conveyance, sale, lease, transfer, or other disposition by an Upper-Tier Intermediate Entity of any Equity Interests in any Subject JVCo. For the avoidance of doubt, at any time prior to the incurrence of T5 Incremental Debt, a Permitted JV Equity Sale shall not include a Permitted T5 Full Disposition or a Permitted T5 Partial Disposition.
“Permitted JVCo Indebtedness” means Indebtedness incurred by a Subject JVCo or any Lower-Tier Intermediate Entity so long as:
(a)    no Default or Event of Default has occurred and is continuing (unless such Default or Event of Default would be cured by the incurrence of such Permitted JVCo Indebtedness);
(b)    the aggregate principal amount of such Permitted JVCo Indebtedness does not exceed the sum of (i) the unfunded commitments of the Senior Secured Debt of the applicable Subject Liquefaction Owner (the “Liquefaction Owner Replaced Debt”) being cancelled concurrently with the incurrence of such Permitted JVCo Indebtedness, (ii) the outstanding principal amount of the Liquefaction Owner Replaced Debt being repaid concurrently (or reserved for repayment in accordance with the applicable Project Financing Documents) with the incurrence of such Permitted JVCo Indebtedness, (iii) all premiums, fees, costs (including interest during construction and any incremental carrying costs of such Permitted JVCo Indebtedness), expenses, and reserves associated with arranging, issuing, and incurring such Permitted JVCo Indebtedness, (iv) all interest, premiums, fees, costs, expenses, and any other amounts required to be paid to the holders of the Liquefaction Owner Replaced Debt, and (v) 105% of any hedge termination amounts that are or will be due and payable by the applicable Subject Liquefaction Owner with respect to any hedge agreements to be terminated in connection with any such prepayment of Liquefaction Owner Replaced Debt;
(c)    concurrently with the incurrence of such Permitted JVCo Indebtedness, the applicable portion of the proceeds of such Permitted JVCo Indebtedness are contributed to the applicable Liquefaction Owner and used to fund the purposes set forth in the foregoing clauses (b)(ii) through (v);
(d)    the terms of the documentation in respect of such Permitted JVCo Indebtedness do not include any terms that would cause any Detrimental Effect except to the extent analogous terms were included in the instruments governing the applicable Liquefaction Owner Replaced Debt;
(e)    the weighted average life to maturity of the Permitted JVCo Indebtedness will be longer than the weighted average life to maturity of the FinCo Secured Debt, and the maturity date of the Permitted JVCo Indebtedness will be (i) no earlier than the maturity date of the applicable Subject Liquefaction Owner Replaced Debt and (ii) no earlier than the Maturity Date;
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(f)    the FinCo Borrowers shall have demonstrated, by delivery of an updated Base Case Forecast, that the incurrence of such Permitted JVCo Indebtedness will not (i) result in a Consolidated JVCo Projected DSCR, commencing on the later of (A) the Initial Principal Payment Date and (B) the Quarterly Payment Date immediately following the date of incurrence of such Permitted JVCo Indebtedness, and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the expiration of the term of the Notional Amortization Period shall not be less than 1.40x, (ii) reduce the amount of cash distributions projected in the then-current Base Case Forecast to be received by the FinCo Borrowers from the Subject JVCos during the Notional Amortization Period by more than 7.5% in the aggregate, or (iii) reduce the amount of cash distributions projected in the then-current Base Case Forecast to be received by the FinCo Borrowers from the Subject JVCos during any period or two Fiscal Quarters at any time prior to the commencement of the Notional Amortization Period, by more than 7.5%; and
(g)    prior to the incurrence of such Permitted JVCo Indebtedness, the FinCo Borrowers will deliver to the FinCo Administrative Agent a notice (i) describing the material terms, tenor and amortization, rate of interest (or formula applicable to the circulation thereof), and fees and (ii) certifying satisfaction of the other conditions to the incurrence of Permitted JVCo Indebtedness.
“Permitted Liens” has the meaning assigned to such term in the Collateral and Intercreditor Agreement. Section 1.2(d) applies to the definition of “Permitted Liens”, as used in any other FinCo Financing Document.
“Permitted Project Indebtedness” means the P1 Permitted Indebtedness and the P2 Permitted Indebtedness.
“Permitted T5 Full Disposition” means any conveyance, sale, transfer, or other disposition of all (but not less than all) of the Equity Interests in the T5 JVCo owned by the P2 Member.
“Permitted T5 Partial Disposition” means any conveyance, sale, transfer, or other disposition of less than all of the Equity Interests in the T5 JVCo owned by the P2 Member or any subscription by any Person of less than all Equity Interests in the T5 JVCo.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or Government Authority.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and/or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), that is or was maintained or contributed to by the FinCo Borrowers or any ERISA Affiliate.
“Platform” has the meaning assigned to such term in Section 15.11(h).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the FinCo Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The FinCo Administrative Agent or any T4 FinCo LC Issuing Bank or T4 FinCo Lender may make commercial loans or other loans at rates of interest at, above or below the Prime
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Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Principal Payment Date” means the Initial Principal Payment Date and each Quarterly Payment Date thereafter.
“Project Credit Agreements” means (a) the P1 Credit Agreement, (b) the T4 Credit Agreement, and (c) at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Credit Agreement.
“Project Event of Default” means an “Event of Default” as defined in any Project Intercreditor Agreement.
“Project Financing Documents” means the P1 Financing Documents, the T4 Financing Documents, and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Financing Documents.
“Project Intercreditor Agreement” means each of (a) the P1 Intercreditor Agreement, (b) the T4 Intercreditor Agreement, and (c) at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Intercreditor Agreement.
“Project Senior Secured Debt” means (a) the P1 Senior Secured Debt, (b) the T4 Senior Secured Debt and (c) at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Senior Secured Debt.
“Project Senior Secured Debt Holders” means each of (a) the P1 Senior Secured Debt Holders, (b) the T4 Senior Secured Debt Holders, and (c) at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Senior Secured Debt Holders.
“Project Senior Secured Debt Instruments” means (a) the P1 Senior Secured Debt Instruments, (b) the T4 Senior Secured Debt Instruments, and (c) at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Senior Secured Debt Instruments.
“Projected CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow projected to be received by the FinCo Borrowers during such period minus (b) all Administrative Expenses projected to be paid by the FinCo Borrowers during such period (other than any non-recurring fee projected to be payable to any FinCo Secured Party), which amounts under this clause (b) shall exclude any such amounts to the extent funded with Indebtedness or equity; provided, that, (x) solely for purposes of Section 5.9(b) and Section 10.4(b)(v), the amount of Cash Flow in the foregoing clause (a) shall be limited to the proceeds of Contracted Revenues received by the FinCo Borrowers and (y) solely for purposes of Section 10.9, the amount of Cash Flow in the foregoing clause (a) shall include all Cash Flow projected to be received by the FinCo Borrowers from the proceeds of merchant sales of LNG by the Subject Liquefaction Owners based on the most recent commodity forecast delivered by the FinCo Borrowers to the FinCo Administrative Agent pursuant to Section 11.4.
“Projected DSCR” means, for any period, the ratio of (a) Projected CFADS to (b) Debt Service (other than (i) the principal amount of any FinCo Secured Debt payable on the maturity date thereof, (ii) commitment fees, front-end fees and up-front fees paid prior to the FinCo Term Conversion Date or, if later, out of the proceeds of FinCo Secured Debt, (iii) interest in respect of the FinCo Secured Debt and FinCo Secured Obligations under the FinCo Secured IR Hedge Agreements, in each case, projected to be paid prior to the FinCo Term Conversion Date, and (iv) without duplication of amounts in clause (v) of this definition, FinCo IR Hedge Termination Amounts under FinCo Secured IR Hedge Agreements).
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“Projected Principal Amount” means the projected amount of all the T4 FinCo Loans based on the notional amortization thereof, but giving effect to any prepayments.
“Property” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“QFC Credit Support” has the meaning assigned to such term in Section 15.29.
“Qualified Mezzanine Entity” means, in connection with a foreclosure under any Mezzanine Financing Facility, a Person that:
(a)    is one of (i) an agent under such Mezzanine Financing Facility that has a combined capital and surplus of at least $1,000,000,000, and who acquires, holds, or controls the relevant Equity Interests, as agent, pending further disposition thereof for a period not to exceed 270 days (unless, prior to the expiration of such 270 days, such agent has caused each Recognized Credit Rating Agency then-rating all or a portion of the FinCo Secured Debt to provide a ratings reaffirmation of the Finco Borrowers’ FinCo Secured Debt (if instrument(s) governing such FinCo Secured Debt requires such debt to be rated) that gives effect to the acquisition, holding, or control of such Equity Interests by such agent), (ii) at any time prior to the FinCo Term Conversion Date, a Person who receives the relevant Equity Interests through a bona fide foreclosure over the security interests granted in respect of such Mezzanine Financing Facility and such Person is otherwise an Approved Mezzanine Owner (other than as set forth in clause (d) of the definition thereof) or one or more of (A) General Atlantic Service Company, L.P., (B) Ares Management Corporation, (C) HPS Investment Partners, LLC, (D) The Carlyle Group Inc., (E) Apollo Global Management, Inc., (F) The Blackstone Group Inc., (G) BlackRock, Inc., (H) GoldenTree Asset Management LP (I) Sixth Street Partners, LLC, (J) Oaktree Capital Management, L.P., (K) Elda River Capital Management, LLC, (L) Kennedy Lewis Investment Management LLC, (M) Morgan Stanley Infrastructure Partners, (N) Energy Capital Partners, (O) Canada Pension Plan Investment Board, (P) IFM Investors Pty Ltd, (Q) Ardian Holding SAS, (R) King Street Capital Management, L.P., (S) Quantum Capital Group, (T) I Squared Capital Advisors, LLC, (U) Abu Dhabi Investment Authority, (V) Caisse de dépôt et placement du Québec, (W) Brookfield Asset Management Inc., (X) Macquarie Group Limited, (Y) GIC Private Limited, (Z) Ontario Municipal Employees Retirement System, (AA) DWS Group GmbH & Co. KGaA, (BB) Man Group plc, (CC) Brookfield Oaktree Holdings, LLC, (DD) KKR & Co. Inc., (EE) Owl Rock Capital Corporation, (FF) PSP Investments Credit USA LLC, and (GG) any Affiliates of the Persons listed in the foregoing clauses (A) through (FF), or (iii) at any time after the FinCo Term Conversion Date, (A) is either (1) any infrastructure fund, private equity fund, pension fund, government sponsored fund, or other similar fund (including publicly traded entities commonly referred to as “master limited partnerships”) or an investment vehicle owned directly or indirectly by one or more such entities that is a lender under such Mezzanine Financing Facility and is Controlled by a Qualified Manager (as defined in any Project Financing Document) or (2) the Qualified Manager (as defined in any Project Financing Document) of any entity referred to in case (1) of this subpart (iii)(A) and, in each of cases (1) and (2) of this subpart (iii)(A) acquires the relevant Equity Interests for its own account or for further disposition thereof or (B) is a Person who receives the relevant Equity Interests through a bona fide foreclosure over the security interests granted in respect of such Mezzanine Financing Facility and such
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Person is (1) otherwise an Approved Mezzanine Owner (other than as set forth in clause (e) of the definition thereof), Qualified Investment Entity (as defined in any Project Financing Document), Qualified Offtaker Investor (as defined in any Project Financing Document), or Qualified Energy Company (as defined in any Project Financing Document) or (2) has caused each Recognized Credit Rating Agency then-rating all or a portion of the FinCo Secured Debt to provide a ratings reaffirmation of the FinCo Borrowers’ FinCo Secured Debt (if the instrument(s) governing such FinCo Secured Debt requires such FinCo Secured Debt to be rated and such requirements is not waived pursuant to the instrument(s) governing such FinCo Secured Debt then-rated) that gives effect to the acquisition, holding or control of such Equity Interests by such Person; and
(b)    is not, and is not more than 50% owned or otherwise Controlled by, and does not own or Control, a Restricted Person (to be defined) and satisfies the T4 FinCo Lenders’ KYC Requirements.
“Qualifying T5 Project” means the T5 Project so long as:
(a)    the T5 Liquefaction Owner (i) shall continue to be party to that certain Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 5 of the Rio Grande Natural Gas Liquefaction Facility, dated as of June 12, 2025, by and between the T5 Liquefaction Owner and Bechtel Energy Inc. (the “Existing T5 EPC Contract”) or (ii) shall have entered into a replacement lump sum turnkey engineering, procurement, and construction contract with a Qualified EPC Contractor (as defined in the Definitions Agreement) with the Requisite EPC Credit Quality (as defined in the Definitions Agreement), which replacement lump sum turnkey engineering, procurement, and construction contract shall, with respect to the following terms and provisions, be materially consistent with those set forth in the Existing T5 EPC Contract: (A) deductibles, caps, and sub-caps of delay liquidated damages, indemnities, insurance and credit support requirements, and other similar protections, (B) liability for hazardous materials (as set forth in Section 3.17 of the Existing T5 EPC Contract), (C) interim lien waivers and final lien waivers upon completion (as set forth in Section 7.2C of the Existing T5 EPC Contract), (D) warranty requirements (as set forth in Article 12 of the Existing T5 EPC Contract) and performance test requirements (as set forth in Attachment S of the Existing T5 EPC Contract), and (E) obligations to comply with applicable laws;
(b)    the T5 Liquefaction Owner shall have entered into one or more T5 Qualified Offtake Agreements with T5 Qualified Offtakers;
(c)    the T5 Liquefaction Owner shall have acceded to the applicable RG Facility Agreements;
(d)    the equity owners of the T5 Liquefaction Owner (other than the Sponsor and the T5 Approved Owners) shall be Qualified Public Companies, Qualified Investment Entities, T5 Qualified Offtaker Investors, and/or Qualified Energy Companies (each such term as defined in any Project Financing Document);
(e)    without limiting the foregoing, the STF Development Plan shall have been delivered in accordance with the CFAA and shall be final and binding on the Liquefaction Owners (as defined in the Definitions Agreement) under the CFAA;
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(f)    the FinCo Borrowers shall have delivered evidence that the debt and equity commitments required for the T5 Project (assuming that the T5 Incremental Debt is incurred) shall be sufficient to achieve the “Term Conversion Date” by the “Date Certain” (each as defined in the T5 Financing Documents);
(g)    the “Closing Date” under, and as defined in, the T5 Financing Documents shall have occurred or shall occur simultaneously on, the date on which the T5 Incremental Debt shall be incurred;
(h)    the lenders under the T5 Financing Documents shall include one or more commercial banks; and
(i)    the T4 FinCo Administrative Agent shall have received any due diligence reports delivered by the T5 Liquefaction Owner under the T5 Financing Documents as a condition to the occurrence of the “Closing Date” under, and as defined in, the applicable T5 Financing Documents.
“Quarterly Payment Date” means each April 30, July 31, October 31, and January 31 that occurs after the Closing Date.
“Recipient” means (a) the FinCo Administrative Agent, (b) any T4 FinCo Lender, or (c) any T4 FinCo LC Issuing Bank, as applicable.
“Recognized Credit Rating Agency” means Moody’s, S&P, Fitch, or any other nationally recognized statistical rating organization identified as such by the U.S. Securities Exchange Commission or such other nationally recognized rating agency as approved by the FinCo Administrative Agent in its reasonable judgment.
“Register” has the meaning assigned to such term in Section 3.5(d).
“Regulation D”, “Regulation T”, “Regulation U”, and “Regulation X” means, respectively, Regulation D, Regulation T, Regulation U, and Regulation X of the Board of Governors of the Federal Reserve System.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, members, partners, directors, officers, employees, agents, and advisors of such Person and of such Person’s Affiliates.
“Release” has the meaning assigned to such term in the Definitions Agreement.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Request for Issuance” has the meaning assigned to such term in Section 4.1(b).
“Required Excess Cash Flow Amount” as of any Quarterly Payment Date, the amount transferred from the Revenue Collection Account to the Proceeds Account pursuant to Section 3.1(c)(vii) (FinCo Revenue Collection Account) of the FinCo Accounts Agreement.
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“Required Export Authorization” means collectively, the P1 Required Export Authorizations and the P2 Required Export Authorizations.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Document” has the meaning assigned to such term in Section 15.17.
“Restricted Lender” has the meaning assigned to such term in Section 15.27.
“Restricted Person” means a Person that is: (a) the target of Sanctions Regulations; (b) a Canada Blocked Person; (c) a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (d) a Person located, organized, or ordinarily resident in a country, territory, or region that is, or whose government is, the target of country-wide or territory-wide comprehensive Sanctions Regulations (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Kherson, and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) but excluding, for the elimination of doubt, the United States; or (e) a Person owned more than 50% by or otherwise controlled by a Person or Persons, country, territory, or region in clauses (a) through (d).
“RG Facility Agreements” means the “RG Facility Agreements” as defined in the Definitions Agreement.
“RG Facility Entities” means, collectively, CFCo, LandCo, and InsuranceCo.
“Rio Grande Facility” has the meaning assigned to such term in the Definitions Agreement.
“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions Regulations (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Kherson, and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctions Authorities” means (a) the United States, (b) the United Nations (acting through the United Nations Security Council as a whole and not each individual member or member state), (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, or (g) the respective governmental institutions and agencies of any of the foregoing, including OFAC, the United States Department of State, and HMT.
“Sanctions List” means the OFAC SDN List, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation under Sanctions Regulations made by, any of the Sanctions Authorities but excluding, in all cases, to the extent such list is made by any Sanctions Authority and targeted against the United States or Persons in or connected to the United States.
“Sanctions Regulations” means the applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the Sanctions Authorities, including the OFAC Laws but excluding, in all cases, to the extent administered, enacted or enforced by any other Sanctions Authority against the United States.
“Sanctions Violation” has the meaning assigned to such term in Section 9.4(c).
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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Day” has the meaning specified in the definition of “Daily Compounded SOFR”.
“SOFR Loans” means T4 FinCo Loans bearing interest based upon Daily Compounded SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Compounded SOFR”.
“Solvent” means, with respect to any Person as of the date of any determination, that on such date:
(a)    the fair valuation of the property of such Person is greater than the total liabilities, including contingent liabilities, of such Person;
(b)    the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;
(c)    such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business;
(d)    such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and
(e)    such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct.
In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor” means NextDecade LNG, LLC.
“STF Development Plan” has the meaning set forth in the Definitions Agreement.
“Subject Compliance Person” means each of the following: (a) the FinCo Borrowers, P1 Holdings, the P1 Member, the P2 Member, and each other Upper-Tier Intermediate Entity; (b) each director and officer of, and, to the Knowledge of either FinCo Borrower, each employee and agent of, a FinCo Borrower, P1
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Holdings, the P1 Member, the P2 Member, other Upper-Tier Intermediate Entities; and (c) to the Knowledge of any FinCo Borrower, each director, officer, employee and agent of the Lower-Tier Intermediate Entities.
“Subject JVCo” means the P1 JVCo, the T4 JVCo, and at any time prior to a Permitted T5 Full Disposition, the T5 JVCo.
“Subject Liquefaction Owner” means, the P1 Liquefaction Owner, the T4 Liquefaction Owner, and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Liquefaction Owner.
“Subject Project” means the P1 Project, the T4 Project, and, at all times after T5 FID but prior to a Permitted T5 Full Disposition, the T5 Project.
“Supported QFC” has the meaning assigned to such term in Section 15.29.
“S&P” has the meaning assigned to such term in the Definitions Agreement.
“T4 CASA” means the “T4 CASA” as defined in the T4 Common Terms Agreement.
“T4 Collateral Agent” means the collateral agent for the secured parties under the T4 Financing Documents.
“T4 Common Terms Agreement” means the Common Terms Agreement, dated as of the date hereof, by and among, inter alia, P1 Liquefaction Owner, as borrower, the senior secured debt holder representatives that are parties thereto from time to time, and MUFG Bank, Ltd., as the P1 Intercreditor Agent.
“T4 Construction Account” has the meaning assigned to such term in the T4 Financing Documents.
“T4 Credit Agreement” means the Credit Agreement, dated as of the date hereof, by and among T4 Liquefaction Owner, as the borrower, MUFG Bank, Ltd., as the T4 Administrative Agent, Mizuho Bank, Ltd., as the T4 Collateral Agent, and the senior lenders that are party thereto from time to time.
“T4 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined in the T4 Common Terms Agreement.
“T4 EPC Contract” means the “T4 EPC Contract” as defined in the T4 Common Terms Agreement.
“T4 Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of September 9, 2025, by and among the T4 Liquefaction Owner, the T4 Senior Pledgor, MUFG Bank, Ltd., as the T4 Intercreditor Agent, and the T4 Collateral Agent.
“T4 Equity Contributions” has the meaning assigned to such term in Section 3.1(c).
“T4 Financing Documents” means senior secured debt instruments and related financing documents that will be entered into in order to finance a portion of the costs associated with the T4 Project.
“T4 FinCo Availability Period” means the period commencing on the FERC Remand Satisfaction Date and ending on the earliest to occur of (a) the Maturity Date, (b) the date on which the T4 FinCo Commitments have been terminated by the T4 FinCo Lenders upon the occurrence and during the continuance of an Event of Default, (c) the date on which the T4 FinCo Commitments have been
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terminated in their entirety by the FinCo Borrowers in accordance with Section 3.4, and (d) the FinCo Term Conversion Date.
“T4 FinCo Cash Loan” means any loan by a T4 FinCo Lender to the FinCo Borrowers pursuant to Section 3.3 and Section 3.5.
“T4 FinCo Cash Loan Borrowing” means each disbursement of T4 FinCo Cash Loans by the T4 FinCo Lenders (or the FinCo Administrative Agent on their behalf) on any single date to the FinCo Borrowers in accordance with Section 3.3 and Section 3.5.
“T4 FinCo Cash Loan Borrowing Notice” means each request for T4 FinCo Cash Loan Borrowing of T4 FinCo Cash Loans substantially in the form of Exhibit C and delivered in accordance with Section 3.2.
“T4 FinCo Commitment” means (a) with respect to each T4 FinCo LC Issuing Bank, the commitment of such LC Issuing Bank to issue T4 FinCo LCs and (b) with respect to each T4 FinCo Lender, the commitment of such T4 FinCo Lender make T4 FinCo Cash Loans, in each case, as set forth opposite the name of such T4 FinCo Lender or T4 FinCo LC Issuing Bank in the columns entitled “T4 FinCo Loan Commitment” in Schedule 2, or if such T4 FinCo Lender or T4 FinCo LC Issuing Bank has entered into one or more Lender Assignment Agreements, set forth opposite the name of such T4 FinCo Lender or T4 FinCo LC Issuing Bank in the Register maintained by the FinCo Administrative Agent pursuant to Section 3.5(d) as such T4 FinCo Lender’s or T4 FinCo LC Issuing Bank’s T4 FinCo Commitment, as the same may be reduced in accordance with Section 3.4.
“T4 FinCo Commitment Percentage” means, as to any T4 FinCo Lender at any time, the percentage that such T4 FinCo Lender’s T4 FinCo Commitment then constitutes of the Aggregate T4 FinCo Commitment.
“T4 FinCo LC” means a letter of credit, in the form attached hereto as Exhibit B-2 with such changes as are reasonably agreed by the FinCo Administrative Agent, the applicable T4 FinCo LC Issuing Bank, and the T4 Collateral Agent, issued pursuant to Section 4.1 for the purpose of supporting the obligations to make T4 Equity Contributions.
“T4 FinCo LC Available Amount” means, on any date of determination, the maximum amount available to be drawn under a T4 FinCo LC as of such date (assuming the satisfaction of all conditions for drawing enumerated therein).
“T4 FinCo LC Disbursement” means a payment made by a T4 FinCo LC Issuing Bank pursuant to a draw on any T4 FinCo LC.
“T4 FinCo LC Disbursement Notice” means each notice in respect of T4 FinCo LC Disbursements substantially in the form of Exhibit H and delivered in accordance with Section 4.2.
“T4 FinCo LC Exposure” means, with respect to any T4 FinCo Lender in its capacity as a T4 FinCo LC Issuing Bank, at any time, the sum of (a) the aggregate T4 FinCo LC Available Amounts under all T4 FinCo LCs issued by such T4 FinCo Lender and (b) the aggregate amount of all T4 FinCo LC Disbursements under T4 FinCo LCs issued by such T4 FinCo Lender that have not yet been reimbursed by or on behalf of the FinCo Borrowers and that have not converted to T4 FinCo LC Loans.
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“T4 FinCo LC Issuing Bank” means (a) Banco Santander S.A., New York Branch, Barclays Bank PLC, Deutsche Bank AG, New York Branch, HSBC Bank USA, N.A., Intesa Sanpaolo S.P.A., New York Branch, Mizuho Bank, Ltd., MUFG Bank, Ltd., National Bank of Canada, Royal Bank of Canada, and The Bank of Nova Scotia, Houston Branch, and (b) any other T4 FinCo Lender that becomes a T4 FinCo LC Issuing Bank pursuant to Section 4.6, in each case other than any Person that has ceased to be a T4 FinCo LC Issuing Bank pursuant to Section 4.6.
“T4 FinCo LC Loan” means each T4 FinCo Loan deemed made by a T4 FinCo Lender pursuant to Section 4.2 in connection with a draw upon the T4 FinCo LC.
“T4 FinCo LC Payment Notice” has the meaning assigned to such term in Section 4.2(b).
“T4 FinCo LC Sublimit” means, as to each T4 FinCo LC Issuing Bank, an amount equal to the amount listed on Schedule 2 as such T4 FinCo LC Issuing Bank’s T4 FinCo LC Sublimit. The T4 FinCo LC Sublimit is part of, and not in addition to, the T4 FinCo Commitment. As of the Closing Date, the aggregate T4 FinCo LC Sublimits of all T4 FinCo LC Issuing Banks equals $620,913,195.40.
“T4 FinCo Lenders” means those T4 FinCo Lenders identified on Schedule 2 and each other Person that acquires the rights and obligations of any such T4 FinCo Lender pursuant to Section 15.4(b).
“T4 FinCo Loan” means (a) any T4 FinCo Cash Loan and (b) any T4 FinCo LC Loan.
“T4 FinCo Loan DSRA” has the meaning assigned to such term in the FinCo Accounts Agreement.
“T4 FinCo Notes” means the promissory notes of the FinCo Borrowers, substantially in the form of Exhibit A evidencing T4 FinCo Loans, in each case duly executed and delivered by an Authorized Officer of the FinCo Borrowers in favor of each T4 FinCo Lender, including any promissory notes issued by the FinCo Borrowers in connection with assignments of any T4 FinCo Loan of the T4 FinCo Lenders, as they may be amended, restated, supplemented or otherwise modified from time to time.
“T4 Intercreditor Agreement” means the Collateral and Intercreditor Agreement, dated as of the date hereof, by and among T4 Liquefaction Owner, as borrower, MUFG Bank, Ltd., as the T4 Intercreditor Agent, Mizuho Bank (USA), as the T4 Collateral Agent, and each of the senior secured creditor representatives from time to time party thereto.
“T4 JVCo” means Rio Grande LNG Train 4 Intermediate Holdings, LLC, a Delaware limited liability company.
“T4 Liquefaction Owner” means Rio Grande LNG Train 4, LLC, a Delaware limited liability company.
“T4 Lower-Tier Intermediate Entities” means the T4 JVCo, the T4 Senior Pledgor, and each other Person that is wholly owned (directly or indirectly), by the T4 JVCo and that is a wholly-owning parent (directly or indirectly) of the T4 Liquefaction Owner.
“T4 Material Government Approval” means the “Material Government Approvals” as defined in the T4 Financing Documents.
“T4 Material Project Documents” means the “Material Project Documents” as defined in the T4 Financing Documents.
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“T4 Permitted Indebtedness” means the “Permitted Indebtedness” as defined in the T4 Financing Documents.
“T4 Permitted Uses” has the meaning assigned to such term in Section 3.1(c).
“T4 Project” means the “Project” as defined in the T4 Financing Documents
“T4 Required Export Authorization” means the “Required Export Authorizations” as defined in the T4 Financing Documents.
“T4 Senior Pledgor” means Rio Grande LNG Train 4 Holdings, LLC, a Delaware limited liability company.
“T4 Senior Secured Debt” means the “Senior Secured Debt” as defined in the T4 Common Terms Agreement.
“T4 Senior Secured Debt Holder” means the “Senior Secured Debt Holder” as defined in the T4 Common Terms Agreement.
“T4 Senior Secured Debt Instrument” means the “Senior Secured Debt Instrument” as defined in the T4 Common Terms Agreement.
“T4 Term Conversion Date” means the “Term Conversion Date” as defined in the T4 Credit Agreement.
“T5 Approved Owners” means (a) Global Infrastructure Management, LLC, (b) Devonshire Investment Pte. Ltd., (c) MIC TI Holding Company 2 RSC Limited, (d) Global LNG North America Corp., (e) any Qualified Mezzanine Entity, and (f) to the extent satisfying the KYC Requirements, any other Person approved by the Majority T4 FinCo Lenders.
“T5 CASA” means the “T5 CASA” as defined in the T5 Common Terms Agreement.
“T5 Common Terms Agreement” means that certain Common Terms Agreement, to be entered into on or about the date of T5 FID, by and among the T5 Liquefaction Owner, each senior secured debt holder representative that is a party thereto, and the intercreditor agent party thereto.
“T5 Credit Agreement” means the Credit Agreement, which may be entered into on or about the date of T5 FID, by and among, inter alia, T5 Liquefaction Owner, the administrative agent party thereto, the collateral agent party thereto, and the senior lenders party thereto from time to time.
“T5 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined in the T5 Common Terms Agreement.
“T5 EPC Contract” means the “T5 EPC Contract” as defined in the T5 Common Terms Agreement.
“T5 FID” has the meaning assigned to such term in Section 10.4(b)(ii).
“T5 Financing Documents” means senior secured debt instruments and related financing documents that will be entered into by the T5 Liquefaction Owner in order to finance a portion of the costs associated with the T5 Project.
“T5 Incremental Debt” means Indebtedness incurred by the FinCo Borrowers the proceeds of which are to be used for T5 Permitted Uses.
“T5 Incremental Debt Amendment” has the meaning set forth in Section 5.19.
“T5 Incremental Debt Commitment” has the meaning set forth in Section 5.19.
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“T5 Incremental Lender” has the meaning set forth in Section 5.19.
“T5 Intercreditor Agreement” means that certain Collateral and Intercreditor Agreement, to be entered into on or about the date of T5 FID, by and among T5 Liquefaction Owner, the intercreditor agent party thereto, the collateral agent party thereto, and each of the senior secured creditor representatives from time to time party thereto.
“T5 JVCo” means Rio Grande LNG Train 5 Intermediate Holdings, LLC, a Delaware limited liability company.
“T5 Liquefaction Owner” means Rio Grande LNG Train 5, LLC, a Delaware limited liability company.
“T5 Lower-Tier Intermediate Entities” means the T5 JVCo, the T5 Senior Pledgor, and each other Person that is wholly owned (directly or indirectly), by the T5 JVCo and that is a wholly-owning parent (directly or indirectly) of the T5 Liquefaction Owner.
“T5 Material Government Approval” means the “Material Government Approvals” as defined in the T5 Financing Documents.
“T5 Material Project Documents” means the “Material Project Documents” as defined in the T5 Financing Documents.
“T5 Permitted Indebtedness” means the “Permitted Indebtedness” as defined in the T5 Financing Documents as of the date of T5 FID.
“T5 Permitted Uses” means, collectively, the uses (a) to make capital contributions through the P2 Member to fund equity contributions by the P2 Member to the T5 JVCo for further contribution through the T5 Lower-Tier Intermediate Entities to the T5 Liquefaction Owner, (b) to finance interest during construction, financing fees (including up-front fees), transaction costs, reserves, and transaction expenses payable by the FinCo Borrowers in respect of such indebtedness, (c) to fund the payment of other costs and expenses of the FinCo Borrowers and their subsidiaries in an amount not to exceed, together with the proceeds of any T4 FinCo Cash Loans for such purpose, the $1,000,000 per annum, (d) to issue letters of credit to support the T5 Senior Pledgor’s obligation to make equity contributions to the T5 Liquefaction Owner.
“T5 Project” means the “Project” as defined in the T5 Financing Documents.
“T5 Qualified Offtake Agreement” means any Offtake Agreement that meets each of the following conditions:
(a)    such Offtake Agreement provides for the delivery of LNG on an FOB basis;
(b)    the terms thereof (other than the economic terms and as specified in the foregoing clause (a)) are consistent, in all material respects with (or not materially less favorable in the aggregate to the interests of the T5 Liquefaction Owner than) those set forth in any of the Offtake Agreements entered into by the T4 Liquefaction Owner; and
(c)    the pricing thereunder is on a fixed fee basis (a portion of which is subject to CPI escalation and also indexed to Henry Hub).
“T5 Qualified Offtakers” means:
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(a)    the offtakers under the Offtake Agreements entered into by the P1 Liquefaction Owner or the T4 Liquefaction Owner so long as, either (i) such offtaker was not required to provide credit support in respect of its obligations under the applicable offtake agreement entered into by the P1 Liquefaction Owner or the T4 Liquefaction Owner (as applicable) or (ii) such offtaker has provided credit support that is either substantially similar to those provided to the P1 Liquefaction Owner or the T4 Liquefaction Owner (as applicable) or is more favorable to the T5 Liquefaction Owner;
(b)    any offtaker who is or whose obligations under the applicable Offtake Agreement are guaranteed by an affiliate that is Investment Grade;
(c)    any offtaker that has provided one or more (x) guaranties from a guarantor that is Investment Grade and/or (y) letters of credit that are each issued for the benefit of the T5 Liquefaction Owner, in the case of clauses (x) and/or (y), in an amount (in the aggregate) equal to the greater of (A) 50% of the present value of the contracted revenues from the applicable Offtake Agreement during the remaining term thereof and (B) 100% of the present value of the contracted revenues therefrom during the lesser of (1) the succeeding seven years under such offtake agreement and (2) the remaining term thereof;
(d)    in respect of Offtake Agreements for volumes not in excess of 25% of the volumes being sold by the T5 Liquefaction Owner pursuant to its contracted offtake agreements in the aggregate, any of Vitol Inc., Glencore Ltd., Trafigura Pte Ltd, Petrobras Global Trading B.V., and Mercuria Energy Group Ltd. (or any offtaker whose obligations under the applicable Offtake Agreement are guaranteed by the aforementioned entities); and
(e)    so long as 75% of the volumes being sold by the T5 Liquefaction Owner pursuant to its contracted Offtake Agreements are being sold to an offtaker that satisfies the criteria set forth in any of clauses (a) through (c) above, any offtaker that has, or whose obligations under the applicable offtake agreement are guaranteed by an entity that has, a tangible net worth of at least $3,000,000,000 per 1.0 MTPA of ACQ;
provided, that, in each case of the foregoing clauses (a) through (e), such offtaker is not primarily domiciled in or controlled by an entity primarily domiciled in the People’s Republic of China.
“T5 Required Export Authorization” means the “Required Export Authorizations” as defined in the T5 Financing Documents.
“T5 Senior Pledgor” means Rio Grande LNG Train 5 Holdings, LLC, a Delaware limited liability company.
“T5 Senior Secured Debt” means the “Senior Secured Debt” as defined in the T5 Common Terms Agreement.
“T5 Senior Secured Debt Holder” means the “Senior Secured Debt Holder” as defined in the T5 Common Terms Agreement.
“T5 Senior Secured Debt Instrument” means the “Senior Secured Debt Instrument” as defined in the T5 Common Terms Agreement.
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“Taxes” means all taxes, assessments, imposts, duties, deductions, withholding, fees or other governmental charges or levies imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto. “Tax” shall have a correlative meaning.
“Trade Date” has the meaning assigned to such term in Section 15.4(j)(i).
“Type”, when used in reference to any T4 FinCo Loan or T4 FinCo Cash Loan Borrowing, refers to whether the rate of interest on such T4 FinCo Loan, or on the T4 FinCo Cash Loans comprising such T4 FinCo Cash Loan Borrowing, is determined by reference to Daily Compounded SOFR or the Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unanimous Decision” means, in respect of Modifications, Consents and Waivers of and under FinCo Collateral Documents, (a) reducing the percentage or other voting thresholds specified in respect of matters requiring approval of the FinCo Secured Parties; (b) changing or otherwise adversely impacting the priority of the Liens over the Collateral (except as allowed under the FinCo Financing Documents); (c) changing the provisions of the FinCo Financing Documents providing for the pari passu ranking of the FinCo Secured Debt; (d) amending or waiving Article III (The FinCo Accounts) of the FinCo Accounts Agreement; (e) amending this definition of “Unanimous Decision”; (f) releasing all or any material portion of the Collateral from the Lien of any of the FinCo Security Documents (other than upon the sale, conveyance, lease, transfer, or other disposal of assets that do not constitute all or substantially all of the assets of the FinCo Borrowers); and (g) modifying any of the following provisions of the Collateral and Intercreditor Agreement: Section 9.2 (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action), and Section 9.3 (Application of Collateral Proceeds to the FinCo Secured Obligations Following an Enforcement Action).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.
“United States” or “U.S.” means the United States of America.
“Upper-Tier Intermediate Entities” means the P1 Upper-Tier Intermediate Entities and the P2 Member.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed
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income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 6.6(g).
“US Special Resolution Regimes” has the meaning assigned to such term in Section 15.29.
“Waiver” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the FinCo Borrowers, the FinCo Administrative Agent and the FinCo Collateral Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
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